UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2019 Annual Meeting of Shareholders
PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date	Tuesday, June 4, 2019
Time	2:00 p.m.
Place	The Rubin Museum of Art 150 West 17th Street New York, New York
Record Date	April 5, 2019
Voting	Shareholders as of the record date are entitled to vote.
Each share of common stock of Tiffany & Co., a Delaware corporation (the "Company"), has one vote.
Admission
Attendance at the 2019 Annual Meeting will be limited to those persons who were shareholders, or held Company stock through a broker, bank or other nominee, at the close of business on the record date.

Pre-registration is required to attend the 2019 Annual Meeting. Registration confirmation and photo identification are also required for admission.
Shareholders of record will have the opportunity to vote by ballot at the 2019 Annual Meeting.
Beneficial owners of shares held in street name must contact their broker before the 2019 Annual Meeting to obtain a legal proxy and bring the legal proxy with them to the meeting.

MATTERS TO BE VOTED ON AT THE 2019 ANNUAL MEETING

There are three matters scheduled to be voted on at the 2019 Annual Meeting:

Matter	Board Recommended Vote	Required Vote	Broker Discretionary Vote Allowed
Item No. 1: Election of the Board;	"FOR" the election of all 11 nominees for director	Majority of votes cast "for" or "against" the nominee	No
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2019 financial statements; and	"FOR"	Majority of shares present and entitled to vote	Yes
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay").	"FOR"	Majority of shares present and entitled to vote	No

TIFFANY & CO.

ELECTION OF THE BOARD

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast "for" or "against" his or her candidacy. See "Item 1. Election of the Board" at PS-17 for more information.

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee & Stock Option Sub- Committee	Corporate Social Responsibility Committee	Dividend Committee	Finance Committee	Nominating/ Corporate Governance Committee	Other Public Company Boards
Alessandro Bogliolo	54	2017	Chief Executive Officer ("CEO") of Tiffany & Co.				✓	✓			0
Rose Marie Bravo	68	1997	Retired CEO of Burberry Limited	✓		Chair				✓	1
Hafize Gaye Erkan	40	–	President of First Republic Bank	✓							1
Roger N. Farah	66	2017	Former Co-CEO of Tory Burch LLC	✓		✓	✓			Chair	3
Jane Hertzmark Hudis	59	–	Group President of The Estée Lauder Companies Inc.	✓							0
Abby F. Kohnstamm	65	2001	Retired Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc.	✓		✓	✓			✓	0
James E. Lillie	57	2017	Vice Chairman of Mariposa Capital	✓	✓		✓		✓		2
William A. Shutzer	72	1984	Senior Managing Director of Evercore Partners						Chair		0
Robert S. Singer	67	2012	Consultant for IDG Capital	✓	Chair				✓		2
Francesco Trapani	62	2017	Executive Deputy Chairman of Tages Holding S.p.A.	✓	✓					✓	0
Annie Young-Scrivner	50	2018	CEO of Godiva Chocolatier	✓		✓	✓				0

TIFFANY & CO.

Each director who served on the Company's Board of Directors (the "Board") as of March 22, 2019 attended at least 95% of the aggregate number of meetings of the Board and those committees on which he or she served during the period from February 1, 2018 to January 31, 2019 ("Fiscal 2018").

AUDITORS

The Audit Committee has appointed, and the Board has ratified the appointment of, PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit the Company's consolidated financial statements for the period from February 1, 2019 to January 31, 2020 ("Fiscal 2019"). As a matter of good corporate governance, we are asking you to ratify this selection.

See "Item 2. Ratification of the Selection of the Independent Registered Public Accounting Firm to Audit Our Fiscal 2019 Financial Statements" at PS-36 and "Relationship with Independent Registered Public Accounting Firm" at PS-38 for more information.

EXECUTIVE COMPENSATION MATTERS

See "Item 1. Election of the Board" at PS-17 and "Compensation of the CEO and Other Executive Officers" at PS-40 for more information.

BUSINESS HIGHLIGHTS

Key highlights of Fiscal 2018 performance were as follows:

Sales:
Worldwide net sales increased 7% to $4.4 billion, reflecting sales growth in all reportable segments. Comparable sales increased 4% from the prior year. On a constant-exchange-rate basis (see Appendix I at PS-107), worldwide net sales increased 6% and comparable sales increased 4%.

Profitability:
Net earnings increased to $586.4 million, or $4.75 per diluted share, in 2018 from $370.1 million, or $2.96 per diluted share, in 2017. Net earnings in 2017 included a net charge of $146.2 million, or $1.17 per diluted share, related to the enactment of the 2017 U.S. Tax Cuts and Jobs Act (the "2017 Tax Act"). Excluding that net charge, net earnings were $516.3 million, or $4.13 per diluted share, in 2017 (see Appendix I at PS-107).

Store Expansion:
The Company added a net of six TIFFANY & CO. stores (opening four in Asia-Pacific, two in the Americas, two in Europe, one in Japan and one in the Emerging Markets, while closing two in the Americas, one in Asia-Pacific and one in Europe) which resulted in a 1% net increase in gross retail square footage. In addition, the Company relocated 10 existing stores.

Product Introductions:	The Company introduced its Tiffany Paper Flowers® jewelry collection and Tiffany True engagement rings and expanded existing collections.
Cash Flow:
Cash flow from operating activities was $531.8 million in 2018, compared with $932.2 million in 2017. Free cash flow (see Appendix I at PS-107) was $249.7 million in 2018, compared with $692.9 million in 2017. The decrease in 2018 compared to 2017 primarily reflected increases in inventory purchases and cash payments for income taxes.

Returning Capital to Shareholders:
The Company returned capital to shareholders by paying regular quarterly dividends (which were increased 10% effective July 2018 to $0.55 per share, or an annualized rate of $2.20 per share) and by repurchasing 3.5 million shares of its common stock for $421.4 million.

EXECUTIVE COMPENSATION HIGHLIGHTS

The Board's continued commitment to pay for performance, and other leading compensation practices, was demonstrated in Fiscal 2018 by the following highlights:

•
The majority of compensation payable to the CEO and other named executive officers is tied to the Company's financial performance and/or the performance of the stock price (87.0% for the CEO and 65.9% for the other named executive officers, on average), with emphasis on long-term incentives.

•
Long-term and short-term incentive awards granted for Fiscal 2018 and Fiscal 2019 are payable contingent on key performance measures, including operating earnings, growth in annual net sales on a constant-

TIFFANY & CO.

exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars ("Constant Currency Sales Growth," see Appendix I at PS-107), net earnings per diluted share, and operating cash flow.

•
Short-term incentive awards for Fiscal 2018 were paid out to the named executive officers at levels ranging from 102.6% to 104.6% of target, based on achievement of operating earnings and Constant Currency Sales Growth goals for the year relative to target and individual performance factors.

•
For the performance period beginning February 1, 2016 and ending January 31, 2019 (Fiscal 2016 to Fiscal 2018), performance-based restricted stock units ("PSUs") vested at 128.8% of target shares (64.4% of maximum shares), based on achievement of net earnings per diluted share and return on assets, relative to pre-established targets.

•
Incentive-based compensation (such as cash incentive awards and PSUs, but excluding stock options and time-vesting restricted stock units ("RSUs")) is subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

•
Executive officers are expected under the Company's share ownership policy to hold shares of common stock worth five times their annual base salary for the CEO and two to three times their annual base salary for other named executive officers.

•	In the event of a change in control, severance benefits are only payable upon an involuntary termination ("dual trigger").

•	The Compensation Committee of the Board retains an independent compensation consultant to advise on the executive compensation program and related policies and practices.

2020 ANNUAL MEETING

If you wish to nominate a candidate for election as a director to be included in the Company's Proxy Statement for our 2020 Annual Meeting, we must receive notice of such nomination no earlier than November 19, 2019 and no later than December 19, 2019. If you wish to submit a proposal of other business to be included in the Company's Proxy Statement for our 2020 Annual Meeting, we must receive such proposal no later than December 19, 2019. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department).

If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, but do not intend for such nomination or proposal to be included in the Company's Proxy Statement for the 2020 Annual Meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2020 Annual Meeting, but not intended to be included in the Company's Proxy Statement, must be received by the Company no earlier than February 5, 2020 and no later than March 6, 2020.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of the Securities and Exchange Commission (the "SEC") and our By-laws.

TIFFANY & CO.

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
This Proxy Statement and accompanying material, including the form of proxy, have been sent to you on behalf of the Company by order of the Board.
This Proxy Statement was first sent to the Company's shareholders on or about April 17, 2019, in connection with the 2019 Annual Meeting of the shareholders of the Company to be held on Tuesday, June 4, 2019, at 2:00 p.m. at The Rubin Museum of Art, 150 West 17th Street, New York, New York.
You are entitled to vote at our 2019 Annual Meeting because you were a shareholder, or held Company stock through a broker, bank or other nominee, at the close of business on April 5, 2019, the record date for this year's Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2019 Annual Meeting, the voting process, the compensation of our directors and most highly compensated executive officers, and other required information. This Proxy Statement is accompanied by our Annual Report on Form 10-K, which contains financial and other information about our business during Fiscal 2018.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?
As is the practice of many other companies, the Company is now providing proxy materials by a "notice and access" process. As a shareholder, you will receive a written notice of proxy, by postal service or e-mail, with instructions on how to access the proxy materials. This enables the Company to reduce the cost of paper, printing and postage and to substantially reduce paper use in order to benefit our environment. Those shareholders who wish to receive a paper report may request one. In some instances, shareholders will receive a proxy card and paper report automatically.

HOW CAN I REQUEST AND RECEIVE A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS?

To receive a paper or e-mail copy of the proxy materials, please visit or contact:

1) By Internet:	www.proxyvote.com
2) By Telephone:	1-800-579-1639
3) By E-Mail*:	sendmaterial@proxyvote.com

*
If requesting materials by e-mail, please send a blank e-mail with the 16-Digit Control Number (located on the Notice of Proxy) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 21, 2019 to facilitate timely delivery.
You may also find important information about the Company, with its principal executive offices at 727 Fifth Avenue, New York, New York 10022, on our website at www.tiffany.com. By clicking "Investors" on that website, you will find additional information concerning some of the subjects addressed in this document.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 4, 2019
The Proxy Statement and Annual Report on Form 10-K are available to shareholders at www.proxyvote.com

TIFFANY & CO.

WHAT MATTERS WILL BE VOTED ON AT THE 2019 ANNUAL MEETING?

There are three matters scheduled to be voted on at the 2019 Annual Meeting:

Item No. 1: Election of the Board;
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2019 financial statements; and
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay").

In addition, such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof may be voted on.

DOES THE BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE PROPOSALS?
The Board recommends a vote "FOR" each of the director nominees and the proposals set forth in Items 2 and 3.

WHAT SHARES CAN I VOTE?
You may vote all of the shares of the Company's common stock that you owned at the close of business on April 5, 2019, the record date.

HOW MANY VOTES DO I HAVE?
Each share of the Company's common stock has one vote. The number of shares, or votes, that you have at the 2019 Annual Meeting is indicated on the enclosed proxy card or notice.

HOW DO I VOTE MY SHARES?
You can vote your shares at the 2019 Annual Meeting either by submitting your vote or instruction prior to the meeting, or by attending the meeting and voting in person.
Voting instructions, whether voting is in person or by proxy, vary depending on whether you are a shareholder of record (also known as a "registered shareholder") or a beneficial owner of shares held in street name:
Shareholder of Record: If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. Instructions for how to vote your shares are set forth below.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, or if your shares are held in the Tiffany and Company Employee Profit Sharing and Retirement Savings Plan (the "401K Plan"), then you are the "beneficial owner" of shares held in "street name." The organization holding, or trustee of, your account is considered the shareholder of record for purposes of voting at the 2019 Annual Meeting. As a beneficial owner, you have the right to instruct that organization or trustee on how to vote the shares held in your account. Those instructions are contained in the "voting instruction form" sent to you and are summarized below.

HOW DO I VOTE MY SHARES BEFORE THE 2019 ANNUAL MEETING IF I AM A SHAREHOLDER OF RECORD?
You can vote by proxy by having one or more individuals who will be at the 2019 Annual Meeting vote your shares for you. These individuals are called "proxies," and using them to cast your ballot at the 2019 Annual Meeting is called voting "by proxy."
Proxies will extend to, and be voted at, any adjournment or postponement of the 2019 Annual Meeting.
If you vote by proxy, you will have designated three officers of the Company to act as your proxies at the 2019 Annual Meeting. One of them will then vote your shares at the 2019 Annual Meeting in accordance with the

TIFFANY & CO.

instructions you have given them on the proxy card or by telephone or the Internet with respect to each of the proposals presented in this Proxy Statement.
While we know of no other matters to be acted upon at the 2019 Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy, your proxy will vote on such other matters in accordance with his or her best judgment.
A shareholder of record may vote by proxy any of the following ways:

•
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice or proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•
Via Telephone. You may vote by proxy via telephone by following the instructions provided in the proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?
If you decide to vote by proxy (whether by Internet, telephone or mail), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his or her vote at the 2019 Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

•	You can send an executed, later-dated proxy card to the Corporate Secretary of the Company, call in different instructions, or provide different instructions through the Internet voting site; or

•	You can notify the Corporate Secretary of the Company in writing that you wish to revoke your proxy; or

•	You can attend the 2019 Annual Meeting and vote in person.

HOW DO I VOTE MY SHARES BEFORE THE 2019 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
You may instruct your broker or the 401K Plan's trustee, as applicable, how to vote on your behalf in any of the following ways:

•
Via the Internet. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote via the Internet by visiting www.proxyvote.com and entering the control number found in the notice or voting instruction form sent to you.

•
Via Telephone. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by calling the toll-free number found in your voting instruction form and entering the control number found in the notice or voting instruction form sent to you.

•
By Mail. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by mail by filling out the voting instruction form provided to you and returning it in the envelope provided.

Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" immediately below.
Shares held in the 401K Plan will be voted by the 401K Plan's trustee in accordance with specific instructions given by 401K Plan participants to whose accounts such shares have been allocated.

WHAT IS A BROKER NON-VOTE?
Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker is permitted to vote or withhold its vote is determined by the New York Stock Exchange rules and depends on

TIFFANY & CO.

the proposal being voted upon. With respect to voting on the election of the Board and Say on Pay, your broker will be required to withhold its vote unless you provide instructions on those matters.
If your broker withholds its vote, that is called a "broker non-vote." As stated below, broker non-votes are counted as present for a quorum, but will have no effect on any of the proposals set forth herein. See "WHAT CONSTITUTES A QUORUM?" and "WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?" below.

CAN I CHANGE THE INSTRUCTION TO MY BROKER OR THE 401K PLAN TRUSTEE?
You may vote in person at the 2019 Annual Meeting, or you may change your instruction to your broker or the 401K Plan trustee, as applicable, by submitting a subsequent instruction through one of the means set forth above under "HOW DO I VOTE MY SHARES BEFORE THE 2019 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?"

HOW WILL MY SHARES BE VOTED IN THE ABSENCE OF INSTRUCTIONS?
If you are a shareholder of record and you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:

•	FOR the election of all 11 nominees for director named in this Proxy Statement;

•	FOR the ratification of the selection of PwC as the independent registered public accounting firm to audit our Fiscal 2019 financial statements; and

•	FOR approval of the compensation provided to the Company's named executive officers in Fiscal 2018.

Shares held in a broker's name for which no instructions are received may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" above. Any shares held in the 401K Plan for which no instructions are received will be voted in the same proportion as those shares for which instructions are received.

DO I NEED TO ATTEND THE 2019 ANNUAL MEETING?
No. You may authorize your shares to be voted by following the instructions presented in the notice, proxy card or voting instruction form.

IF I WISH TO ATTEND THE 2019 ANNUAL MEETING AND VOTE IN PERSON, WHAT DO I NEED TO DO?
To attend the 2019 Annual Meeting, you will need to pre-register as instructed on your notice or proxy card and print out the registration confirmation. You will be required to show the registration confirmation as well as photo identification to enter the 2019 Annual Meeting.
To vote in person at the 2019 Annual Meeting:

•	For shareholders of record, you will have the opportunity to vote by ballot at the meeting.

•
For beneficial owners of shares held in street name, contact your broker before the 2019 Annual Meeting to obtain a legal proxy, and bring the legal proxy with you to the meeting. To submit a vote by ballot at the meeting, you will be required to show the legal proxy as well as photo identification.

WHAT CONSTITUTES A QUORUM?
A "quorum" is the minimum number of shares that must be present at the 2019 Annual Meeting for a valid vote. For the 2019 Annual Meeting, a majority of shares issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present.

TIFFANY & CO.

The number of shares issued and outstanding at the close of business on April 5, 2019, the record date, was 121,418,857. Therefore, 60,709,429 shares must be present at the 2019 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share "present" if:

•	The shareholder who owns the share is present in person at the 2019 Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•	The shareholder is represented by proxy at the 2019 Annual Meeting, including, for any beneficial owner of shares held in street name, by the organization holding such shareholder's account.
If a shareholder is represented by proxy at the 2019 Annual Meeting as described above, his or her shares are deemed present for purposes of a quorum, even if:

•	The shareholder withholds his or her vote or marks "abstain" for one or more proposals; or

•	There is a "broker non-vote" on one or more proposals.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Each nominee for director shall be elected by a majority of the votes cast "for" or "against" the nominee at the 2019 Annual Meeting. That means that the number of shares voted "for" a nominee must exceed the number of shares voted "against" that nominee. To vote "for" or "against" any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PwC as the independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2019 will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the matter. That means that the proposal will pass if more than half of those shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you "abstain" from voting – in other words, you indicate "abstain" on the proxy card, by telephone or by Internet – it will have the same effect as an "against" vote.
The advisory proposal to approve the compensation of our named executive officers will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the matter. That means that the advisory proposal will be approved if more than half of those shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you abstain from voting, it will have the same effect as an "against" vote. Broker non-votes on this proposal will have no effect.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF THE VOTES CAST?
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the current directors standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

TIFFANY & CO.

HOW ARE PROXIES SOLICITED?
The Company has hired the firm of Georgeson LLC to assist in the solicitation of proxies on behalf of the Board. Georgeson LLC has agreed to perform this service for a fee of not more than $8,500, plus out-of-pocket expenses.
Employees of Tiffany and Company, a New York corporation and a subsidiary of the Company ("Tiffany"), may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany.
Proxies may be solicited by mail, in person, by facsimile, by telephone or by e-mail. In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

WHO WILL COUNT THE VOTES?
All votes will be tabulated by American Election Services, LLC, the inspector of elections appointed for the 2019 Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2019 ANNUAL MEETING?
The Company will announce preliminary voting results at the 2019 Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days after the 2019 Annual Meeting.

TIFFANY & CO.

OWNERSHIP OF THE COMPANY

SHAREHOLDERS WHO OWN AT LEAST FIVE PERCENT OF THE COMPANY

The following table shows all persons who were known to us to be "beneficial owners" of at least five percent of Company stock as of March 22, 2019. Footnote (a) below provides a brief explanation of what is meant by the term "beneficial ownership." This table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC. All of the reports included a certification to the effect that the shares were not acquired and were not being held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and were not being held in connection with or as a participant in any transaction having that purpose or effect.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percentage of Class
The Vanguard Group	12,826,347	(b)	10.56%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Qatar Investment Authority	11,822,436	(c)	9.74%
Ooredoo Tower
Diplomatic Area Street, West Bay
P.O. Box 23224, Doha, State of Qatar
BlackRock, Inc.	7,623,035	(d)	6.28%
55 East 52nd Street
New York, New York 10055
Lone Pine Capital LLC	6,776,002	(e)	5.58%
Two Greenwich Plaza
Greenwich, Connecticut 06830

a) "Beneficial ownership" is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes circumstances where a person has the right to acquire stock within 60 days or has or shares the power to vote the stock or to sell it. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b) The Vanguard Group reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 12, 2019 and stated that, as an investment advisor, it beneficially owned the number of shares referred to above. This Schedule stated that it had sole power to vote 129,023 shares of the Company's common stock, shared power to vote 28,210 shares, sole power to dispose or direct the disposition of 12,671,699 shares, and shared power to dispose or direct the disposition of 154,648 shares.

c) Qatar Investment Authority, a citizen of Qatar, reported such beneficial ownership to the SEC on its Schedule 13G/A as of September 14, 2017 and stated that it had sole voting and disposition power with respect to all such shares.

d) Blackrock, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 6, 2019 and stated that, as a parent holding company of the subsidiaries identified in that Schedule, it beneficially owned the number of shares referred to above. This Schedule stated that Blackrock, Inc. had sole power to vote 6,496,021 shares of the Company's common stock and sole power to dispose or direct the disposition of 7,623,035 shares.

e) Lone Pine Capital, LLC ("Lone Pine") and Mr. Stephen F. Mandel, Jr. reported such beneficial ownership to the SEC on their jointly filed Schedule 13G as of December 31, 2018. Pursuant to the aforementioned Schedule, Lone Pine stated that, as the investment manager of the entities identified in that Schedule, it beneficially owned the number of shares referred to above. Mr. Mandel stated that, as the managing member of Lone Pine Managing Member LLC, which is the managing member of Lone Pine, he beneficially owned the number of shares referenced

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above. This Schedule stated that Lone Pine and Mr. Mandel had shared power to vote 6,776,002 shares of the Company's common stock and shared power to dispose or direct the disposition of 6,776,002 shares.

OWNERSHIP BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of the Company's common stock beneficially owned as of March 22, 2019 by: those persons who are director nominees or who were directors on such date; the principal executive officer and the principal financial officer during Fiscal 2018; the three next most highly compensated executive officers of the Company as of the end of Fiscal 2018; and the directors and executive officers on March 22, 2019 (see "Executive Officers of the Company" at PS-15) as a group. In the notes to the table below, "Vested Stock Options" refer to stock options that are exercisable as of March 22, 2019 or will become exercisable within 60 days of that date.

Name	Amount and Nature of Beneficial Ownership		Percentage of Class [a]
Directors and Director Nominees
Alessandro Bogliolo (CEO)	67,675	b	*
Rose Marie Bravo	37,282	c	*
Hafize Gaye Erkan	—		*
Roger N. Farah	35,144	d	*
Lawrence K. Fish	42,035	e	*
Jane Hertzmark Hudis	—		*
Abby F. Kohnstamm	61,384	f	*
James E. Lillie	32,231	g	*
William A. Shutzer	352,329	h	*
Robert S. Singer	41,806	i	*
Francesco Trapani	511,231	j	*
Annie Young-Scrivner	3,336	k	*
Executive Officers
Mark J. Erceg (CFO)	152,314	l	*
Pamela H. Cloud	108,848	m	*
Philippe Galtie	47,599	n	*
Andrew W. Hart	34,707	o	*
All executive officers and directors as a group (17 persons):	1,616,233	p	1.3%

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 65,654 shares issuable upon the exercise of Vested Stock Options.

c)	Includes 33,282 shares issuable upon the exercise of Vested Stock Options.

d)	Includes 15,144 shares issuable upon the exercise of Vested Stock Options and 10,000 shares held in a family trust.

e)	Includes 20,524 shares issuable upon the exercise of Vested Stock Options. Mr. Fish will not stand for re-election at the 2019 Annual Meeting.

f)	Includes 29,422 shares issuable upon the exercise of Vested Stock Options.

g)	Includes 10,075 shares issuable upon the exercise of Vested Stock Options.

h)
Includes 33,282 shares issuable upon the exercise of Vested Stock Options; 107,250 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and of which three of his adult children are limited partners; and 32,210 shares held in trust for one adult child of which trust Mr. Shutzer's wife is sole trustee. Mr. Shutzer disclaims beneficial ownership of Company shares held by KJC Ltd. and shares held in the aforementioned trust.

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i)	Includes 26,945 shares issuable upon the exercise of Vested Stock Options.

j)
Includes 500,000 shares held by Argenta Holdings Sarl, of which Mr. Trapani owns 100% of the equity interests, and 10,075 shares issuable upon the exercise of Vested Stock Options. Pursuant to the Schedule 13D filed jointly with the SEC on February 22, 2017 by Mr. Trapani and JANA Partners LLC ("JANA"), as of February 14, 2017, the date of the event which required the filing of such Schedule, Mr. Trapani and JANA may have been deemed to be members of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-5(b)(1) promulgated thereunder. From and after February 20, 2017, the date of the Cooperation Agreement (as defined below) and the Trapani Cooperation Agreement (as defined below), Mr. Trapani and JANA are required, in accordance with the Cooperation Agreements, to be independent of each other and, as reported in the Schedule 13D, Mr. Trapani and JANA ceased working together for any purpose effective February 20, 2017, and believe they should no longer be deemed to be a "group" as of such date. As a result, Mr. Trapani expressly disclaims beneficial ownership of the shares beneficially owned by JANA. For more information regarding the Cooperation Agreement and the Trapani Cooperation Agreement see "Item 1. Election of the Board" at PS-17.

k)	Includes 3,326 shares issuable upon the exercise of Vested Stock Options.

l)	Includes 143,770 shares issuable upon the exercise of Vested Stock Options.

m)
Includes 66,570 shares issuable upon the exercise of Vested Stock Options, 10,942 shares issuable upon the vesting of PSUs on March 27, 2019 and 533 shares held in Ms. Cloud's account under the 401K Plan.

n)	Includes 33,864 shares issuable upon the exercise of Vested Stock Options and 8,988 shares issuable upon the vesting of PSUs on March 27, 2019.

o)
Includes 12,887 shares issuable upon the exercise of Vested Stock Options, 9,574 shares issuable upon the vesting of PSUs on March 27, 2019, 1,387 shares held in Mr. Hart's account under the 401K Plan and three shares held in Mr. Hart's account in the Tiffany Employee Stock Purchase Plan.

p)
Includes 571,141 shares issuable upon the exercise of Vested Stock Options; 37,319 shares issuable upon the vesting of PSUs on March 27, 2019; 3,193 shares held in accounts under the 401K Plan; and three shares held in the Tiffany Employee Stock Purchase Plan.

See "Equity Ownership by Executive Officers," beginning at PS-66 for a discussion of the Company's share ownership policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, executive officers and greater-than-10-percent shareholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to Fiscal 2018, all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-10-percent shareholders were satisfied in a timely manner, except that one filing was made four days late. Specifically, on March 23, 2018, Andrea Davey filed a Form 4 to report the vesting of four separate installments of restricted stock unit grants, as well as eight dividend equivalent units related to one such installment, on dates ranging from March 15, 2018 to March 19, 2018. The Form 4 also reported the conversion of these vested restricted stock units into shares of the Company's common stock on a one-for-one basis, in an aggregate amount of 1,801 shares, and the subsequent withholding of 622 shares to cover taxes pursuant to the Company's default equity vesting procedures.

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EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

Name	Age	Position	Year Joined Tiffany
Alessandro Bogliolo	54	Chief Executive Officer	2017
Mark J. Erceg	50	Executive Vice President – Chief Financial Officer	2016
Philippe Galtie	58	Executive Vice President – Global Sales	2015
Pamela H. Cloud	49	Senior Vice President – Chief Merchandising Officer	1994
Andrea C. Davey	50	Senior Vice President – Global Marketing	2013
Leigh M. Harlan	42	Senior Vice President – Secretary & General Counsel	2012
Andrew W. Hart	51	Senior Vice President – Diamond & Jewelry Supply	1999
Gretchen Koback-Pursel	46	Senior Vice President – Chief Human Resources Officer	1997

Alessandro Bogliolo. Mr. Bogliolo joined Tiffany in October 2017 as CEO, and was concurrently appointed as a director of Tiffany & Co. Prior to joining Tiffany, Mr. Bogliolo served as CEO of Diesel SpA, a global apparel and accessories company, from 2013 to 2017. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.

Mark J. Erceg. Mr. Erceg joined Tiffany in October 2016 as Executive Vice President – Chief Financial Officer. Prior to joining Tiffany, Mr. Erceg held the role of Executive Vice President and Chief Financial Officer for Canadian Pacific Railway Limited, a transcontinental railway, from 2015 to 2016, and for Masonite International Corporation, a global manufacturer of commercial and residential doors, from 2010 to 2015. Previously, Mr. Erceg held finance, market strategy, customer response, general management and global investor relations positions at The Procter & Gamble Company during his tenure there from 1992 to 2010.

Philippe Galtie. Mr. Galtie joined Tiffany in August 2015 as Senior Vice President – International, with responsibility for all sales channels in the Company's Asia-Pacific, Europe, Japan and Emerging Markets regions, as well as oversight of global store development and global sales operations. In 2016, Mr. Galtie assumed responsibility for global customer and omnichannel management, and in 2017 he also assumed responsibility for global customer and sales service, as well as the Company's Americas region. Following these changes, he was responsible for sales channels in every region, as well as global store planning, global sales operations, global customer and omnichannel management and global customer and sales service. Effective February 1, 2018, Mr. Galtie was promoted to Executive Vice President – Global Sales. Prior to joining Tiffany, Mr. Galtie held the role of International Retail Director at Cartier since 2011, where he was responsible for oversight of retail and client strategy, client relations and services, operations, store design and merchandising.

Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an assistant buyer and has since advanced through positions of increasing management responsibility within the Merchandising division. In 2007, she was promoted to Senior Vice President – Merchandising, responsible for all aspects of product planning and inventory management. In 2016 Ms. Cloud was named Senior Vice President – Global Category Marketing, with responsibility for management of the Company's key product categories as well as global merchandising operations. Her current title is Senior Vice President – Chief Merchandising Officer.

Andrea C. Davey. Ms. Davey joined Tiffany in 2013 as Vice President – Marketing for Northern America, and in 2014 was named Vice President – Global Marketing, with responsibility for marketing brand management, marketing production and consumer insights. In 2016, Ms. Davey was named Divisional Vice President – Jewelry Collections, where she was responsible for overseeing the management of Tiffany's various jewelry collections. She was promoted to Senior Vice President – Global Marketing effective February 1, 2018. Prior to joining Tiffany, Ms. Davey held marketing and brand management positions of increasing responsibility at The Procter & Gamble Company from 1996 to 2013.

TIFFANY & CO.

Leigh M. Harlan. Ms. Harlan joined Tiffany in 2012 as Associate General Counsel. In 2014, she was promoted to Senior Vice President – Secretary & General Counsel, with responsibility for the Company's worldwide legal affairs. In 2017, Ms. Harlan's responsibilities were expanded to include global compliance. Prior to joining Tiffany, Ms. Harlan was an attorney at the law firm of Cravath, Swaine & Moore LLP, where she practiced corporate, transactional and finance law, from 2005 to 2012.

Andrew W. Hart. Mr. Hart joined Tiffany in 1999 as Director – Materials Management and advanced through positions of increasing management responsibility. In 2012, he was promoted to Senior Vice President – Diamonds and Gemstones, with responsibility for the Company's global diamond and gemstone supply chain. In 2013, Mr. Hart assumed responsibility for jewelry manufacturing, and in 2018 he also assumed responsibility for watch manufacturing. His current title is Senior Vice President – Diamond & Jewelry Supply.

Gretchen Koback-Pursel. Ms. Koback-Pursel joined Tiffany in 1997 as a Human Resources Representative and advanced through positions of increasing management responsibility. In 2012, she was promoted to Vice President – Global Human Resources, serving as the primary human resources business partner for the Tiffany & Co. executive team and the Company's creative and operational corporate groups. In June 2017, Ms. Koback-Pursel was promoted to Senior Vice President – Chief Human Resources Officer.

TIFFANY & CO.

ITEM 1. ELECTION OF THE BOARD

Each year, the Company elects directors at an annual meeting of its shareholders. Pursuant to the Company's By-laws, directors are required to be less than age 74 when elected or appointed, unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company.

At the 2019 Annual Meeting, 11 directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Lawrence K. Fish, who is age 74, will not stand for re-election at the 2019 Annual Meeting, and the Board thanks him for his exemplary service to the Company.

It is not anticipated that any of this year's nominees will be unable to serve as a director but, if that should occur before the 2019 Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the 2019 Annual Meeting.

Why the Nominees Were Chosen to Serve. Each of the 11 nominees for director was recommended for nomination by the Nominating/Corporate Governance Committee and nominated by the full Board to stand for election by the shareholders. All nominees, except Hafize Gaye Erkan and Jane Hertzmark Hudis, have previously been elected as directors by the Company's shareholders.

In February 2017, JANA and the Company entered into a Cooperation Agreement (the "Cooperation Agreement"), pursuant to which the Company agreed that, subject to the conditions set forth therein, the Board would appoint (i) Roger N. Farah, James E. Lillie and Francesco Trapani to the Board and (ii) Mr. Trapani to the Nominating/Corporate Governance Committee and the then-existing Search Committee, in each case no later than 10 business days after the date of the Cooperation Agreement. Mr. Farah, Mr. Lillie and Mr. Trapani were subsequently appointed to the aforementioned positions in March 2017. Pursuant to the Cooperation Agreement, the Company also agreed that, subject to the conditions set forth therein, the Board would nominate each of Mr. Farah, Mr. Lillie and Mr. Trapani for election to the Board at the Company's 2017 Annual Meeting. Mr. Farah, Mr. Lillie and Mr. Trapani were so nominated, and were each subsequently elected as directors by the Company's shareholders at the 2017 Annual Meeting. Mr. Farah, Mr. Lillie and Mr. Trapani were also included, at the determination of the Board and with the subsequent agreement of JANA, on the Company's slate of directors for the 2018 Annual Meeting and were elected at that meeting. On December 6, 2018, the Company delivered notice to JANA that the Board had determined to include each of Mr. Farah, Mr. Lillie and Mr. Trapani on the Company's slate of directors for the 2019 Annual Meeting, and on December 7, 2018 JANA agreed to such inclusion. As a result, the Standstill Period (as defined in the Cooperation Agreement) has been extended, on and subject to the terms set forth in the Cooperation Agreement, to the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2020 Annual Meeting.

Mr. Farah, Mr. Lillie and Mr. Trapani have each provided to the Company an executed irrevocable resignation letter from the Board that will be effective (subject to Board acceptance) if JANA ceases to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, after receiving notice of such breach, does not cure such breach, and, solely with respect to Mr. Trapani, such resignation letter will also be effective (subject to Board acceptance) if Mr. Trapani ceases to comply with or breaches any of the terms of a separate cooperation agreement, entered into in February 2017 between the Company and Mr. Trapani (the "Trapani Cooperation Agreement"), in any material respect and, after receiving notice of such breach, does not cure such breach. JANA and Mr. Trapani have also each agreed that, during the Standstill Period, they will vote their respective shares in favor of the election of each of Mr. Farah, Mr. Lillie and Mr. Trapani, as well as all directors who were members of the Board as of February 20, 2017 who are nominated and recommended by the Board for election at an annual meeting of the Company's shareholders. Pursuant to the Cooperation Agreement and the Trapani Cooperation Agreement, JANA and Mr. Trapani are each committed to be independent of each other following the date of such agreements.

The foregoing summary of the Cooperation Agreement and Trapani Cooperation Agreement is not complete and is subject to, and is qualified by reference to, the full text of the Cooperation Agreement and Trapani Cooperation Agreement, which are filed as Exhibits 10.37 and 10.38, respectively, to the Company's Current Report on Form 8-K filed with the SEC on February 21, 2017.

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The following chart summarizes the balance of skills, experience and qualifications that each director nominee brings to the Board. The fact that a particular skill, experience or qualification is not designated does not mean that the nominees do not also possess that specific skill, experience or qualification. Each of the director nominees has many diverse skills, but the chart below highlights those skills that are most noteworthy for each such nominee.

	Luxury Retail Experience	Brand Management	Global Management	Strategic Planning	Accounting/Finance	CEO/CFO Experience	Product Development/Merchandising	Digital and Marketing	Other Public Company Board(s) (Last five years)
Alessandro Bogliolo	✓	✓	✓	✓		✓	✓	✓
Rose Marie Bravo	✓	✓	✓			✓	✓		✓
Hafize Gaye Erkan		✓		✓	✓				✓
Roger N. Farah	✓	✓	✓			✓	✓	✓	✓
Jane Hertzmark Hudis	✓	✓	✓	✓			✓	✓
Abby F. Kohnstamm		✓	✓	✓			✓	✓
James E. Lillie			✓	✓	✓	✓	✓		✓
William A. Shutzer				✓	✓				✓
Robert S. Singer	✓	✓	✓		✓	✓			✓
Francesco Trapani	✓	✓	✓	✓	✓	✓	✓
Annie Young-Scrivner		✓	✓	✓		✓		✓	✓

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Information concerning each of the nominees of the Board, including a description of the specific experience, qualifications and key skills of each such nominee, is set forth below:

Alessandro Bogliolo
Mr. Bogliolo, 54, became a director of Tiffany & Co. in October 2017, concurrently with the commencement of his employment as CEO. Prior to joining Tiffany, Mr. Bogliolo served as CEO of global apparel and accessories company Diesel SpA from 2013 to 2017. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.

Key Skills: retail and luxury brand management, product development, merchandising, marketing, global management and strategic planning.

Rose Marie Bravo
Ms. Bravo, CBE, 68, became a director of Tiffany & Co. in 1997. Ms. Bravo previously served as CEO of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising positions at Macy's, culminating in the Chairman & CEO role at I. Magnin, which was a division of R. H. Macy & Co. Ms. Bravo serves on the Board of Directors of The Estée Lauder Companies Inc. She also served on the Board of Directors of the following public company during the past five years: Williams-Sonoma, Inc.

Key Skills: retail and brand management, global management, merchandising and product development.

Hafize Gaye Erkan
Ms. Erkan, 40, is the President of First Republic Bank ("First Republic"). Ms. Erkan also became a member of the Board of Directors of First Republic in 2019. Prior to becoming President in 2017, she served as Chief Investment Officer and Chief Deposit Officer of First Republic from January 2016 to May 2017, as Chief Investment Officer from September to December 2015 and as Chief Investment Officer and Co-Chief Risk Officer from June 2014 to August 2015. Prior to First Republic, she held the position of Managing Director and Head of Financial Institutions Group Strategies at Goldman Sachs, where she worked in roles of increasing responsibility for nearly a decade, advising boards and executive management of large U.S. banks and insurance companies. Ms. Erkan holds a B.Sc. from Bogazici University (Turkey) and a Ph.D. from Princeton University.

Key Skills: finance, strategic planning, risk management, brand management, data and analytics and strategic transactions.

Roger N. Farah
Mr. Farah, 66, became a director of Tiffany & Co. in March 2017 and was elected Chairman of the Board in October 2017. He served as the Co-CEO of Tory Burch LLC from 2014 to March 2017, when he transitioned to the role of Executive Director, which he held through December 2017. He also served as a member of the Board of Directors of Tory Burch LLC from 2014 to 2017. Mr. Farah served as President and Chief Operating Officer of Ralph Lauren Corporation from 2000 to 2013 and as Executive Vice Chairman from November 2013 to May 2014. He was a member of the Board of Directors of Ralph Lauren Corporation from 2000 to 2014. Prior to joining Ralph Lauren Corporation, he served as Chairman of the Board and CEO of Venator Group, Inc. (now Foot Locker, Inc.), as President and Chief Operating Officer of R.H. Macy & Co., Inc. and as Chairman and CEO of Federated Merchandising Services. Mr. Farah currently serves on the Board of Directors of The Progressive Corporation and CVS Health Corporation, and as a non-management director of Metro Bank PLC. He also served on the Board of Directors of the following public company during the past five years: Aetna, Inc. (which was acquired by CVS Health Corporation in November 2018). Mr. Farah holds a B.S. in Economics from the University of Pennsylvania, Wharton School of Business.

Key Skills: luxury brand management, global management, marketing and product development.

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Jane Hertzmark Hudis
Ms. Hertzmark Hudis, 59, is the Group President of The Estée Lauder Companies Inc. ("Estée Lauder"). In this role, in which she has served since January 2015, she is responsible for leading the company's Estée Lauder, La Mer, Bobbi Brown, AERIN, Darphin, Origins, Aveda and Bumble and bumble brands globally. From 2009 to 2014, Ms. Hertzmark Hudis served as Global President of the Estée Lauder brand. Since joining Estée Lauder in 1986, she has served in management positions of increasing responsibility, including as President of Origins and President of BeautyBank, a brand innovation think tank she co-founded in 2003. Ms. Hertzmark Hudis serves as a director of the Fashion Institute of Technology ("FIT") Foundation as well as a member of FIT's executive committee of the cosmetics and fragrance marketing and management graduate program. She holds a B.A. from Vassar College and an M.B.A. from Columbia Business School.

Key Skills: retail and brand management, global management, strategic planning, product innovation and digital marketing.

Abby F. Kohnstamm
Ms. Kohnstamm, 65, became a director of Tiffany & Co. in 2001. Ms. Kohnstamm previously served as the Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc. ("Pitney Bowes") from 2013 until her retirement on July 1, 2018. In this role, she managed Pitney Bowes's worldwide marketing and communications, pitneybowes.com, as well as citizenship and philanthropy for Pitney Bowes. Before joining Pitney Bowes, Ms. Kohnstamm was the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company in 2006, Ms. Kohnstamm served as Senior Vice President, Marketing (Chief Marketing Officer) of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing and corporate philanthropy across IBM on a global basis. Before joining IBM, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Ms. Kohnstamm is a member of the Board of Directors of the Roundabout Theatre Company and Sanctuary for Families, as well as Trustee Emeritus of Tufts University. She holds a B.A. from Tufts University, an M.A. in Education from New York University and an M.B.A. from New York University Stern School of Business.

Key Skills: brand management, global management, strategic planning, product development, digital marketing and e-commerce.

James E. Lillie
Mr. Lillie, 57, became a director of Tiffany & Co. in March 2017. He is the Vice Chairman of Mariposa Capital, a private investment office. Prior to April 2019, he served as a consultant for Newell Brands, which acquired Jarden Corporation in April 2016. He held senior positions at Jarden Corporation from 2003 through the aforementioned acquisition of the company, including as President and Chief Operating Officer and, beginning in 2011, CEO. He also served as a member of the Board of Directors of Jarden Corporation from 2011 until the aforementioned acquisition. Prior to joining Jarden Corporation, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation Limited and held several senior level management positions at portfolio companies of Kohlberg, Kravis, Roberts & Company. Mr. Lillie serves on the Board of Directors of J2 Acquisition Limited and Nomad Foods Limited, and previously served on the Board of Directors of Radio Prisa in Spain and the US-China Business Council. Mr. Lillie holds a B.A. from the University of Wisconsin.

Key Skills: global management, strategic planning, finance, product innovation and business process optimization.

William A. Shutzer
Mr. Shutzer, 72, became a director of Tiffany & Co. in 1984. He has been a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm, since 2004. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. Mr. Shutzer serves on the Board of Directors of ExamWorks Group, Inc. and Evercore Trust Company. He has also served on the Board of Directors of the following public company during the past five years: Mecklermedia Corporation (formerly known as Mediabistro Inc.).

Key Skills: finance, investor relations and strategic planning.

TIFFANY & CO.

Robert S. Singer
Mr. Singer, 67, became a director of Tiffany & Co. in 2012. He has been a consultant for IDG Capital, a private equity firm, since November 1, 2018, and previously served as CEO of Barilla Holding S.p.A, a major Italian food company, from 2006 to 2009. From 2004 to 2005, Mr. Singer served as President and Chief Operating Officer of Abercrombie & Fitch Co., an American clothing retailer. Prior to joining Abercrombie, Mr. Singer served as Chief Financial Officer of Gucci Group NV, a leading luxury goods company, from 1995 to 2004. From 1987 to 1995, Mr. Singer was a Partner at Coopers & Lybrand. Mr. Singer served on the Board of Directors of Benetton S.p.A. from 2006 to 2010, and on the Board of Directors of Fairmont Hotels & Resorts, Inc. from 2003 to 2006. Mr. Singer currently serves on the Board of Directors of Coty Inc. and Keurig Dr. Pepper Inc., and served on the Board of Directors of the following public companies during the past five years: Mead Johnson Nutrition Company and Jimmy Choo PLC. Mr. Singer also currently serves on the Board of Directors of several non-public companies.

Key Skills: accounting, global retail, financial and general management of luxury brands.

Francesco Trapani
Mr. Trapani, 62, became a director of Tiffany & Co. in March 2017. From 1984 until 2012, Mr. Trapani served as CEO of Bulgari S.p.A. ("Bulgari"), including in connection with the company's listing on the Italian Stock Exchange, creation of Bulgari Hotels & Resorts, and acquisition by LVMH Moët Hennessy – Louis Vuitton S.A. ("LVMH") in 2011. While he remained a director of Bulgari following 2012, he resigned such role in February 2017. Mr. Trapani was named as a defendant, in his capacity as CEO of Bulgari and along with other directors and managers thereof, in a criminal proceeding in Italy related to an alleged violation of the Italian tax laws resulting from the tax treatment of certain intercompany dividend payments made to Bulgari beginning in 2008. The tax treatment of such dividend payments was determined based on the advice of Bulgari's tax advisors and auditors, after analysis of all applicable rules, regulations and related interpretations. Further, the tax treatment of such dividend payments was previously reviewed, in a separate administrative proceeding, by the Italian Revenue Agency who deemed them to be in compliance with applicable Italian tax laws. In April 2018, the Court of Rome dismissed the last charge pending against Mr. Trapani. The public prosecutor has appealed the Court's dismissal and that appeal is currently pending. From 2011 to 2014, Mr. Trapani also served as Chairman and CEO of the LVMH Watches and Jewelry Division and on the Board of Directors of LVMH; following 2014, he continued to serve on the LVMH Board and as a senior advisor to the LVMH CEO until 2016. Mr. Trapani joined Clessidra SGR, the largest private equity fund in Italy, as Executive Vice-Chairman in 2014, and later served as Chairman of the Board until the company's sale in 2016. In 2016, Mr. Trapani became the Executive Deputy Chairman and a partner of Tages Holding S.p.A., an asset management firm. Mr. Trapani holds a degree in business administration from the University of Naples.

Key Skills: luxury brand management, product development, merchandising, finance, strategic planning and global management.

Annie Young-Scrivner
Ms. Young-Scrivner, 50, became a director of Tiffany & Co. in May 2018. She is the CEO of Godiva Chocolatier ("Godiva"). Prior to joining Godiva in August 2017, Ms. Young-Scrivner held senior positions at Starbucks Corporation ("Starbucks") beginning in 2009, including as Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, President of Starbucks Canada from 2012 to 2014, President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, and Executive Vice President, Global Digital & Loyalty Development from 2015 until her departure in April 2017. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. Ms. Young-Scrivner holds a B.A. from the Foster School of Business, University of Washington and an Executive M.B.A. from the Carlson School of Business, University of Minnesota. Ms. Young-Scrivner also served on the Board of Directors of the following public company during the past five years: Macy's Inc.

Key Skills: omnichannel brand management, digital marketing, global management, consumer insights and data analytics, and strategic planning.

TIFFANY & CO.

In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each such director standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.h of our Corporate Governance Principles for further information about the procedure that would be followed in the event of such an election result. The Corporate Governance Principles may be viewed on the Company's website www.tiffany.com, by clicking on "Investors" and then selecting "Corporate Governance."

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 11 NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

The Company and its Board are committed to maintaining strong corporate governance practices that serve the interests of the Company and its shareholders. The Board recognizes that the Company's corporate governance practices must continually evolve, and the Board monitors developments in governance best practices to ensure that the Company continues to effectively represent the interests of its shareholders. The Board has adopted several corporate governance practices in support of this commitment, including:

•	Independent Chairman – Roger N. Farah, an independent director, has served as Chairman of the Board since October 2017;

•	Annual election of directors;

•	Majority voting standard for director elections – each director must be elected by a majority of votes cast, not a plurality;

•
Director resignation policy – each of the current directors standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy. The Nominating/Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken;

•	Director independence – 9 of the Company's 11 directors up for election are independent;

•	Proxy access by-law – adopted by the Board during Fiscal 2017;

•
Director overboarding policy – directors may not serve on a total of more than five public company boards, and no director who is serving as CEO of a public company or who is otherwise employed full time may serve on a total of more than three public company boards (in each case, including the Board);

•
Resignation on job change or new directorship – a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment, upon accepting a directorship with another public company (or any other organization that would require a significant time commitment) or, in the case of a director who is a Company employee, upon retirement or other termination of his or her active employment with the Company. The Nominating/Corporate Governance Committee may then accept or decline such resignation;

•
Annual self-evaluation – the Company's non-management directors participate in an annual assessment and evaluation of the workings and efficiency of the Board and each of the committees on which they serve, the results of which are discussed by the full Board;

•	Long-standing policies governing business and ethical conduct;

•	Commitment to corporate social responsibility; and

•	Leading compensation practices – see "Corporate Governance Best Practices" at PS-47.

THE BOARD, IN GENERAL

The Board is currently composed of 10 members. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors, subject to the terms of the Cooperation Agreement, which limits the Board's ability to increase in size over 12 members (with certain limited exceptions) during the Standstill Period. The Board has taken action, which will be effective as of the date of the 2019 Annual Meeting, to establish the number of directors constituting the full Board at 11.

Under the Company's Corporate Governance Principles, directors may not serve on a total of more than five public company boards. In addition, no director who is serving as the CEO of a public company, or who is otherwise employed full time, shall serve on more than three public company boards. Service on the Board is included in each of those totals.

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THE ROLE OF THE BOARD IN CORPORATE GOVERNANCE

The Board plays several important roles in the governance of the Company, as set out in the Company's Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company's website www.tiffany.com, by clicking on "Investors" and then selecting "Corporate Governance." The responsibilities of the Board include:

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring of performance in comparison to the annual operating plan;

•	Review and approval of the Company's multi-year strategic plan prepared by management;

•	Consideration of topics of relevance to the Company's ability to carry out its strategic plan;

•	Selection and evaluation of, and determination of whether to retain or replace, the Company's CEO;

•	Participation in succession planning for the Company's other executive officers;

•	Review and approval of delegations of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of management's enterprise risk assessment;

•	Review and, if appropriate, modification of Board committee charters;

•	Review and approval of the Company's policies or programs with respect to payment of dividends and the repurchase of common stock; and

•	Review and approval of other significant actions by the Company.

BOARD LEADERSHIP STRUCTURE

Pursuant to the Company's Corporate Governance Principles, it is the responsibility of the Board to determine whether the offices of Chairman of the Board and CEO shall be held by one person or by separate persons, and to further determine whether the person holding the office of Chairman of the Board shall be "independent." In determining which director is elected to serve as Chairman of the Board, the Board broadly considers all relevant facts and circumstances, as well as candidates' business experience, specific areas of expertise and skill set, including their ability to effectively moderate discussions during Board meetings and their responsiveness to the Board's suggestions for agenda items and information to be provided by management to the Board.

Roger N. Farah, an independent director, has served as the non-executive Chairman of the Board since 2017. The Board continues to believe that having an independent, non-executive Chairman is in the best interest of the Company and its shareholders. In particular, the Board believes that a clear division of responsibilities between the leadership of the Board and the Company's CEO, Alessandro Bogliolo, will best enable Mr. Bogliolo to focus his time and attention on managing the Company, and allow Mr. Farah to dedicate his efforts to Board governance matters and to leading the Board in its fundamental role of providing oversight and guidance regarding the business, operations and strategy of the Company. The Board also believes the non-executive Chairman role is important to provide additional independent oversight of the Company's management, including enhanced accountability of the Company's CEO to the Board, and to serve in an advisory capacity to the CEO. In addition, the existence of an independent, non-executive Chairman facilitates communication among the Company's other directors, or between any of them, as well as communication between shareholders and the Company's independent and other non-management directors.

In electing Mr. Farah as the Company's non-executive Chairman, the Board considered Mr. Farah's extensive experience as an executive in the luxury retail industry, believing his in-depth understanding of the industry, consumer behavior and the competitive environment in which the Company operates to be invaluable in advising the Company's CEO and in guiding the Board through key matters within its purview, including the strategic planning process. Additionally, the Board focused on Mr. Farah's service as a director and an executive of multiple U.S. public companies with global operations, noting that such experience has enabled him to develop knowledge of public company governance, compensation, investor relations, regulatory and reporting matters. Based on the considerations above, as well as the expertise Mr. Farah has demonstrated and the insights he has provided during his tenure on the Board to date, the Board continues to believe that he is the appropriate individual to serve as the Company's non-executive Chairman.

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As non-executive Chairman of the Board, Mr. Farah works closely with the CEO, providing advice to Mr. Bogliolo on operational, strategic, organizational and executive management matters. In this capacity, he facilitates communications between the directors and the Company's management. Mr. Farah also approves the schedule of Board meetings, sets the agenda for each Board meeting, after consideration of any items submitted for inclusion by the other directors and Company management, and consults with management regarding the materials to be presented to the Board to ensure such materials are responsive to the Board's requests and needs. As non-executive Chairman, Mr. Farah presides over meetings of the Board as well as meetings of the non-management and independent directors, and has the authority to call such meetings. Both in and outside of Board meetings, Mr. Farah facilitates communication among the directors. Consistent with this role, and his position as the chair of the Nominating/Corporate Governance Committee, Mr. Farah leads the annual evaluation of the performance of the Board and its committees and provides oversight with respect to the Board's compliance with corporate governance requirements and best practices.

The Board, with the assistance of the Nominating/Corporate Governance Committee, will reassess the appropriateness of the existing leadership structure as warranted, including following changes in management, in Board composition or in the nature, scope or complexity of the Company's operations.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Non-management directors meet regularly in executive session without the participation of management directors or executive officers. This encourages open discussion. In addition, at least once per year the independent directors meet separately in executive session.

SHAREHOLDER ENGAGEMENT AND COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

The Company's Board and management are strongly committed to proactive and ongoing communications with current, potential and former shareholders. The Company's approach to shareholder engagement revolves around providing informative, candid, credible and consistent communications to shareholders, as well as soliciting their feedback. The Company's CEO, Chief Financial Officer ("CFO") and Vice President – Investor Relations, regularly communicate with Company shareholders through one-on-one and group meetings and in conferences in an effort to remain informed regarding shareholder perspectives on strategic, operational and governance matters (including with respect to executive compensation) and to address any questions or concerns from shareholders. The Company's Board and management may also undertake enhanced shareholder outreach in response to specific feedback conveyed by Company shareholders. For example, during Fiscal 2018 the Company solicited feedback from more than 25 of its largest shareholders (representing more than 60% of the Company’s issued and outstanding shares as of December 31, 2017) in respect of the Company's approach to executive compensation. For additional information on these enhanced outreach efforts, see "Compensation Discussion and Analysis–Say on Pay and 2018 Shareholder Engagement" at PS-41.

Through the foregoing shareholder engagement practices, the Company's management serves as a liaison between shareholders and the Board. However, shareholders and other interested persons may also contact the Board directly by sending written communications to the entire Board or to any of the non-management directors by addressing their concerns to Roger N. Farah, Chairman of the Board, at the following address: Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD

The Board has affirmatively determined that each of the following directors and director nominees is "independent" under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Hafize Gaye Erkan, Roger N. Farah, Lawrence K. Fish, Jane Hertzmark Hudis, Abby F. Kohnstamm, James E. Lillie, Robert S. Singer, Francesco Trapani and Annie Young-Scrivner. The Board had also previously determined that Gary E. Costley and Charles K. Marquis, who were directors for a portion of Fiscal 2018 but did not stand for re-election at the 2018 Annual Meeting, were "independent."

All of the members of the Audit, Nominating/Corporate Governance and Compensation Committees are independent as indicated in the prior paragraph.

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The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.

In addition, the Board has affirmatively determined that Mr. Singer, Mr. Fish, Mr. Lillie and Mr. Trapani meet the additional, heightened independence criteria applicable to audit committee members under the New York Stock Exchange rules.
In determining that Mr. Trapani is independent, the Board specifically considered the Cooperation Agreement, the Trapani Cooperation Agreement and the Nomination Agreement (as defined below). In determining that Mr. Farah and Mr. Lillie are independent, the Board specifically considered the Cooperation Agreement. See "Item 1. Election of the Board" at PS-17 for additional information regarding the Cooperation Agreement and Trapani Cooperation Agreement. See "Additional Compensation from JANA Partners LLC" at PS-102 for additional information regarding the Nomination Agreement.

To the Company's knowledge, none of the other independent directors or director nominees has any direct or indirect relationship with the Company, other than as a director.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE DURING FISCAL 2018

Pursuant to the Company's Corporate Governance Principles, directors are expected to attend the regularly scheduled Board meetings, as well as all regularly scheduled meetings for those committees on which they serve. Directors are expected to attend such meetings in person or, if such attendance in person is not practicable, by telephone or other communications equipment.

The Board holds one of its regularly scheduled meetings on the date of the annual meeting of its shareholders to facilitate attendance at the annual meeting by the directors. Nine of the Company's 11 directors up for election at the 2019 Annual Meeting attended the 2018 Annual Meeting (the two non-attending directors were not on the Board in May 2018). Lawrence K. Fish, who will not stand for re-election at the 2019 Annual Meeting, also attended the 2018 Annual Meeting.

Each director who served on the Board as of March 22, 2019 attended at least 95% of the aggregate number of meetings of the Board and those committees (including the Audit Committee, Compensation Committee and Stock Option Subcommittee, Nominating/Corporate Governance Committee, Finance Committee and Corporate Social Responsibility Committee) on which he or she served during Fiscal 2018.

•	The full Board held six regular meetings. All members attended all meetings.

•	The Audit Committee held seven meetings. All members attended all meetings.

•	The Compensation Committee and its Stock Option Subcommittee held six meetings. All members attended all meetings.

•	The Nominating/Corporate Governance Committee held six meetings. All members attended all meetings.

•	The Finance Committee held six meetings. All members attended all meetings.

•	The Corporate Social Responsibility Committee held three meetings. Attendance averaged 94% amongst all members.

TIFFANY & CO.

COMMITTEES OF THE BOARD
Board Committee Membership

The committees of the Board, as well as the memberships thereof, consisted of the following as of March 22, 2019:

Director	Audit*	Compensation Committee & Stock Option Sub-committee*	Corporate Social Responsibility	Dividend	Finance	Nominating/ Corporate Governance*
Alessandro Bogliolo			✓	✓
Rose Marie Bravo		Chair				✓
Roger N. Farah		✓	✓			Chair
Lawrence K. Fish	✓		Chair		✓
Abby F. Kohnstamm		✓	✓			✓
James E. Lillie	✓		✓		✓
William A. Shutzer					Chair
Robert S. Singer	Chair				✓
Francesco Trapani	✓					✓
Annie Young-Scrivner		✓	✓
* Composed solely of independent directors.
Given that Mr. Fish will not stand for re-election at the 2019 Annual Meeting, the Board intends to make certain changes to committee composition and chairmanships at its June 4, 2019 meeting.

Audit Committee

The Company's Audit Committee is an "audit committee" established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the (i) integrity of the Company's financial statements, (ii) Company's compliance with legal and regulatory requirements, (iii) Company's process to assess, monitor and control major financial risk exposures, (iv) independent auditor's qualifications and independence, and (v) performance of the Company's internal audit function and independent auditor. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance." Under its charter, the Audit Committee's responsibilities and related oversight processes include:

•	Appointing, compensating, retaining and providing oversight of the Company's independent registered public accounting firm retained to audit the Company's consolidated financial statements;

•	Reviewing the quality-control procedures and independence of the Company's independent registered public accounting firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Reviewing and evaluating the lead partner of the independent auditor;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•
Reviewing and discussing the Company's financial statements and audit findings, including the impact of significant events, transactions or changes in accounting principles thereon, with management and the independent auditor in advance of filing;

•	Reviewing and discussing significant proposed changes in the Company's auditing and accounting principles, policies, controls, procedures and practices with management and the independent auditor;

•	Discussing the Company's earnings press releases in advance of filing, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	Reviewing the adequacy of the Company's system of internal accounting and financial controls;

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•
Discussing guidelines and policies with respect to risk assessment and risk management, including the steps management has taken to monitor and control major risk exposures in the following areas: financial and financial reporting risks, risks related to litigation or other legal or compliance matters, employee safety risks, global security risks, information security and technology risks, and data privacy and data protection risks;

•
Reviewing and discussing the overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's policy governing business conduct for Company employees worldwide (see "Business Conduct Policy and Code of Ethics" at PS-33);

•	Reviewing and discussing the status of income tax returns and related government audits, if any, and the Company’s overall tax strategy;

•	Meeting separately, periodically, with management, the Company's internal audit function and the independent auditor;

•	Discussing with the Company's internal audit function and the independent auditor the overall scope and plans for their respective audit work;

•
Discussing with management, the Company's internal audit function and, as appropriate, the independent auditor the adequacy and effectiveness of the Company’s financial reporting process and system for monitoring and managing business risk and legal compliance programs;

•
Reviewing with the independent auditor any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

•	Setting clear hiring policies for employees or former employees of the independent auditor;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Reviewing the responsibilities, budget and staffing of the Company's internal audit function, as well as the compensation and performance of the person responsible for that function.

The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Singer meets the SEC criteria of an "audit committee financial expert." The Board considered Mr. Singer's past experience as Chief Financial Officer of Gucci Group NV, Partner at Coopers & Lybrand, and chairman of the audit committee for Fairmont Hotels & Resorts, Inc., Mead Johnson Nutrition Company and Jimmy Choo PLC. The Board also considered Mr. Singer's role as chairman of the audit committee for Coty Inc. and Keurig Dr. Pepper Inc. The Board has determined that Mr. Singer's simultaneous service on the audit committee of two other public companies will not impair his ability to effectively serve on the Company's Audit Committee. See "Report of the Audit Committee" at PS-37.

For additional information regarding the Company's relationship with its independent registered public accounting firm, see "Relationship with Independent Registered Public Accounting Firm" at PS-38.

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance."

Under its charter, the Compensation Committee's responsibilities include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;

•	Evaluating our CEO's performance in light of those corporate goals and objectives;

•	Determining and approving our CEO's compensation level based on such evaluation;

•	Where Board action is required, making recommendations to the Board with respect to the compensation of our other executive officers, including compensation under incentive and equity-based plans;

•	Reviewing and approving remuneration arrangements for executive officers;

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•	Making awards to executive officers under the Company's compensation plans, including equity-based plans;

•
Considering the expressed view of shareholders on executive compensation matters, including shareholder proposals and advisory votes (see "Compensation Discussion and Analysis–Say on Pay and 2018 Shareholder Engagement" at PS-41), and considering communications with proxy advisory firms and related matters; and

•	Assessing on an annual basis potential material risks to the Company from its compensation programs and plans.

Pursuant to its charter, the Compensation Committee may delegate any of its functions to one or more subcommittees composed entirely of members of the Compensation Committee.

Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.

Role of Compensation Consultants

Frederic W. Cook & Co., Inc. ("FW Cook") is an independent advisor retained by the Compensation Committee to provide advice with respect to the amount and form of executive compensation. FW Cook also provides advice to the Nominating/Corporate Governance Committee with respect to non-management director compensation.

FW Cook assists the Compensation Committee's development and evaluation of executive compensation policies and practices and the Compensation Committee's determinations of executive compensation awards by:

•	attending Compensation Committee meetings;

•	meeting with the Compensation Committee without management present;

•	providing third-party data, advice and expertise on proposed executive compensation awards and plan design (see "Competitive Compensation Analysis - No Benchmarks" at PS-52);

•	providing information on trends and regulatory developments affecting executive compensation;

•
reviewing materials prepared by management and advising the Compensation Committee on the matters included in these materials, including the consistency of proposals with the Compensation Committee's compensation philosophy and comparisons to programs at other companies; and

•
preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Compensation Committee's compensation philosophy.

Independence factors as reflected in the Compensation Committee charter were considered in selecting FW Cook, and FW Cook was found to be independent. The Compensation Committee has instructed FW Cook to act independently of management and only at the direction of the Compensation Committee, and has advised FW Cook that its ongoing engagement will be determined solely by the Compensation Committee. FW Cook does not consult with management on compensation to be paid to non-executive employees, nor does it have any potential or actual conflicts with the Company. Management has assisted in arranging meetings between FW Cook and the Compensation Committee and in facilitating FW Cook's review of Compensation Committee materials.

For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see "Compensation Evaluation Process" at PS-51 and "Report of the Compensation Committee" at PS-69.

Stock Option Subcommittee

The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2014 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.

Compensation Committee Interlocks and Insider Participation

During 2018, the members of the Compensation Committee and its Stock Option Subcommittee were Rose Marie Bravo, Gary E. Costley, Roger N. Farah, Abby F. Kohnstamm, Charles K. Marquis, Robert S. Singer and Annie Young-Scrivner. Dr. Costley and Mr. Marquis did not stand for re-election at the Company's 2018 Annual Meeting. No

TIFFANY & CO.

director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2018 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. None of the Company's executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee and its Stock Option Subcommittee.

Nominating/Corporate Governance Committee

The primary function of the Nominating/Corporate Governance Committee is to identify individuals to become Board members consistent with criteria approved by the Board, and to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance." Under its charter, the responsibilities of the Nominating/Corporate Governance Committee include:

•	Developing and recommending to the Board policies on Board composition;

•	Developing and recommending to the Board criteria for the selection of director nominees;

•	Identifying nominees to fill vacancies on the Board;

•	Identifying nominees for election to the Board;

•	Recommending to the Board the optimal number of directors constituting the entire Board;

•	Developing and recommending to the Board corporate governance principles applicable to the Company;

•	Determining non-management director compensation;

•	Approving related person transactions that the Committee determines to be in the best interests of the Company; and

•	Assisting the Board in its evaluation of management performance and succession planning.

Submitting Candidate Names

If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York,
New York 10022.

Process for Identifying and Evaluating Nominees for Director

The Nominating/Corporate Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates director candidates suggested by others, including those recommended by director search firms.

See our Corporate Governance Principles which are available on our website www.tiffany.com, and may be viewed by clicking "Investors" on that website, and then selecting "Corporate Governance." In accordance with these principles, candidates for director shall be selected on the basis of their business experience, expertise and skills, with a view to supplementing the business experience, expertise and skills of management and adding further substance and insight into Board discussions and oversight of management.

The candidate identification and evaluation process includes discussions at meetings of the Nominating/Corporate Governance Committee and specifications provided to director search firms when such firms are retained. The Nominating/Corporate Governance Committee began working with a leading third party search firm in 2015 to assist the Committee in the identification of certain non-employee director candidates, in light of the fact that certain of the Company's directors would reach the mandatory retirement age of 74 set forth in the Company's By-laws prior to the Company's 2017, 2018 and 2019 Annual Meetings. The Nominating/Corporate Governance Committee has no procedure or means of assessing the effectiveness of this process other than the process described under "Board Refreshment" below.

While the Company's Corporate Governance Principles do not prescribe diversity standards, as a matter of practice, the Nominating/Corporate Governance Committee considers the diversity of the Board as a whole when considering candidates for director. In this context, diversity is broadly construed to include differences in personal and professional experience, perspective, ways of thinking, education, skill and other individual qualities and attributes

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(including any such qualities and attributes that are self-identified by the applicable candidate) that contribute to a more diversified mindset among the directors. In addition, one of the factors that the Board considers during its annual self-evaluation is whether the membership of the Board provides an appropriate mix of skills, experience and backgrounds.

Roger N. Farah, James E. Lillie and Francesco Trapani were originally appointed to the Board pursuant to the Cooperation Agreement, as discussed under "Item 1. Election of the Board" at PS-17.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee assists the Board in its oversight of the Company's initiatives, plans and practices with respect to corporate social responsibility matters of significance to the Company and the communities in which it operates. These matters are presently defined as ethical and sustainable sourcing, human rights, the environment, supplier conduct, labor conditions, climate change, diversity in employment, charitable giving, government relations and political spending. The Corporate Social Responsibility Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance."

Dividend Committee

The Dividend Committee exercises the power otherwise vested in the Board with respect to the declaration of regular quarterly dividends in accordance with the dividend policy established by the Board. The Dividend Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors", and then selecting "Corporate Governance." Alessandro Bogliolo is the sole member of the Dividend Committee.

Finance Committee

The Board formed the Finance Committee to assist the Board with its oversight of the Company's capital structure, liquidity risk, dividend policy, purchase and repurchase of the Company's common stock, debt and equity financings, the retention of investment bankers and other financial advisors to the Board or to the Company, the Company's schedule of, and strategy with respect to, insurance coverage, the Company's hedging policy and guarantee of indebtedness incurred by the Company's subsidiaries, as well as of currency, interest rate or commodity hedging transactions entered into by the Company's subsidiaries. The Finance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors", and then selecting "Corporate Governance."

BOARD SELF-EVALUATION

Annually, each non-management director participates in an assessment and evaluation of the Board's performance and the performance of each of the Board committees on which he or she serves. The results of such self-assessments are then discussed by the full Board.

BOARD REFRESHMENT

Changes to Board composition may result from the Board's self-evaluation practices and related discussions; however, the Board also ensures refreshment through By-law provisions requiring that directors be less than age 74 when elected or appointed, unless the Board waives such provisions with respect to an individual director whose continued service is deemed uniquely important to the Company. As a result of this requirement, Lawrence K. Fish will not stand for re-election at the 2019 Annual Meeting.

In light of upcoming retirements at the 2017, 2018 and 2019 Annual Meetings, in 2015 the Board engaged a leading search firm to assist in its search for new director candidates. In 2017, the Board appointed three new independent directors, as contemplated by the Cooperation Agreement, and Alessandro Bogliolo joined the Board in connection with his appointment as the Company's CEO. Annie Young-Scrivner was elected at the 2018 Annual Meeting following her nomination by the Board, and Gary E. Costley, Michael J. Kowalski and Charles K. Marquis retired from the Board. In March 2019, the Board nominated Hafize Gaye Erkan and Jane Hertzmark Hudis for

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election at the 2019 Annual Meeting. The Board carefully considers its decisions with respect to its optimal size and the selection, nomination and election of individuals to serve as directors.

RESIGNATION ON JOB CHANGE OR NEW DIRECTORSHIP

Under the Company's Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee (i) on a change in employment or significant change in job responsibilities, (ii) upon accepting or resolving to accept a directorship with another public company (or any other organization that would require a significant time commitment) or (iii) in the case of a director who is a Company employee, upon retirement or other termination of his or her active employment with the Company. The Nominating/Corporate Governance Committee must promptly determine, in light of the circumstances, whether to accept or decline such resignation. In certain instances, taking into account all relevant factors and circumstances, the Nominating/Corporate Governance Committee may decline such resignation, but recommend to the Board that such director cease participation in one or more committees or that such director not be re-nominated to the Board. If the Nominating/Corporate Governance Committee does not accept such resignation within 10 days of receipt, the resignation will not be effective.

MANAGEMENT SUCCESSION PLANNING

One of the Board's primary responsibilities is to ensure that the Company has a high-quality management team in place. The Board, assisted by the Nominating/Corporate Governance Committee, is responsible for selecting, evaluating the performance of, and determining whether to retain or replace the Company's CEO. Pursuant to the Company's Corporate Governance Principles, any such evaluations and determinations must be made with a view towards the effectiveness and execution of the strategies and decisions set forth by the CEO regarding the Company's long-term strategic plan and long-term financial performance.

The Board will, at least annually, evaluate Alessandro Bogliolo's performance as CEO in connection with a self-assessment performed by Mr. Bogliolo. The Board also evaluates, at least annually, in conjunction with the CEO, the performance and potential of the Company's other executive officers. The Board, assisted by the Nominating/Corporate Governance Committee, also participates in the planning for the succession of the Company's other executive officers.

BOARD ROLE IN RISK OVERSIGHT

The Board believes that (i) management is responsible for identifying, assessing and managing the various risks that may arise in the Company's operations and ensuring that the Board is appropriately aware of any such material risks, and (ii) the Board has a role in overseeing management in the risk management function.

Management's approach to risk management includes systems of authorities and approval levels; internal control checks and balances; analytical methods for making and evaluating decisions; an annual enterprise risk assessment process; annual operating planning; strategic planning; and nurturing a corporate culture that encourages and rewards ethical behavior and supports the TIFFANY & CO. brand image. This approach to risk management reflects these goals: that every risk should, when possible and practicable, be identified, quantified as to impact, assigned a probability factor, and properly delegated to the appropriate member of management for a response. This approach helps to ensure that the Company's enterprise risk management process informs the Company's approach to strategic planning, as well as to managing the day-to-day operations of the business. Operational risks so categorized are also used to inform and shape the internal audit plan and are communicated to the Company's independent registered public accounting firm so that they can be referenced and used, if deemed appropriate, to inform and shape the external audit plan. Strategic risks are specifically addressed in the strategic planning process.

Each year, management is charged with the preparation of detailed business plans for the coming one-year (the annual operating plan) and three-year (the strategic plan) periods and is required to review these plans, as they are developed and refined, with the Board. Such plans include both financial and non-financial considerations. The Board requires management to plan on the basis of realistic assumptions. In this process, the Board endeavors to assess whether management has made an appropriate analysis of the strategic, operational and brand risks inherent in the plans.

TIFFANY & CO.

Each year, the Board reviews and approves the annual operating plan and the strategic plan. The Board also annually reviews management's enterprise risk management assessment and results. In addition, as part of its general oversight role, the Board has responsibility for assessing material risks that arise in the Company's operations as identified by management and reviews mitigation plans for addressing such risks. These risk areas include, for example, risks related to competition, competitive brand positioning and execution on the Company's strategic initiatives, as well as sourcing, distribution and inventory risks.

The Audit Committee is required to discuss policies with respect to risk assessment and risk management and regularly does so. The Audit Committee concerns itself most specifically with the integrity of the financial reporting process, but also with risks related to employee safety, global security, fraud, litigation and other legal and compliance matters, and data privacy and data protection. The Audit Committee more generally reviews any litigation or other legal or compliance matters that could have a significant impact on the Company's financial results, as well as the status of the Company's income tax returns, any government audits related thereto, and the Company's overall tax strategy. The Audit Committee is further responsible for reviewing and discussing the Company's cybersecurity, data privacy and data security programs and regularly engages with management to monitor the risks related to this complex and evolving area.

The Compensation Committee is responsible for assessing, on an annual basis, potential material risks to the Company from its compensation programs and plans.

The Nominating/Corporate Governance Committee concerns itself principally with the Company's risks related to corporate governance, as well as succession planning for executive officers and directors.

The Finance Committee concerns itself principally with liquidity risk, including risks related to foreign currency exchange rates. The Finance Committee also annually reviews the Company's schedule of, and strategy with respect to, insurance coverage, as part of the Company's risk mitigation initiatives.

The Corporate Social Responsibility Committee assists the Board in its oversight of management's evaluation of risks and opportunities related to ethical and sustainable sourcing, human rights, the environment, supplier conduct, labor conditions, climate change, diversity in employment, charitable giving, government relations and political spending.

The Company has not designated an overall risk management officer and has no formal policy for coordination of risk management oversight amongst the Board committees involved. However, the full Board does approve the duties, responsibilities and procedures with respect to the areas of risk oversight specified in the charter of each committee. Each committee also shares the minutes of its meetings with the Board and reports regularly to the Board. The practices and processes set forth in this paragraph represent the Board's approach to coordinating the risk management oversight function. The committee structure of the Board was not organized specifically for the purpose of risk management oversight.

BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Company has a long-standing policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the protection of confidential Company information, insider information and transactions in Company securities, the acceptance of gifts from those seeking to do business with the Company, the giving of gifts or other items of value to third parties, processing one's own transactions, protection of computer passwords, political contributions made through the use of Company funds, prohibition of discrimination or harassment, theft, unauthorized disposition or unauthorized use of Company assets and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.

The Company has a toll-free "hotline" to receive complaints from employees, vendors, shareholders and other interested parties concerning violations of the Company's policies or questionable financial, accounting, internal controls or auditing matters, as well as incidents of potential or suspected corruption and other legal and regulatory non-compliance. The toll-free phone number is 877-806-7464. The hotline is operated by a third-party service

TIFFANY & CO.

provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.

The Company also has a Code of Business and Ethical Conduct for the directors, the CEO, the CFO and all other executive officers of the Company. The Code advocates and requires those persons to adhere to principles and responsibilities governing professional and ethical conduct. This Code supplements the Company's business conduct policy. Waivers may only be made by the Board. A summary of the Company's business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on the Company's website, www.tiffany.com, and may be viewed by clicking "Investors" on that website, and then selecting "Corporate Governance." The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company's Code of Business and Ethical Conduct on the Company's website. Accordingly, the Company will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. The Company will file such a report only if the waiver applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.

POLITICAL SPENDING

The Board has adopted the Tiffany & Co. Principles Governing Corporate Political Spending, which are intended to ensure oversight, transparency and effective decision-making with respect to the Company's political spending. The principles may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance."

In accordance with the Principles Governing Corporate Political Spending, the Company reported the following expenses for Fiscal 2018: the Company paid $314,100 to Cassidy & Associates, a government relations firm based in Washington D.C. that engaged, on behalf of the Company, in lobbying efforts focused on public policy associated with various mining law, public lands conservation and sustainability issues, including with respect to the proposed Pebble Mine in Bristol Bay, Alaska, and in communications with certain governmental agencies regarding international gemstone sourcing as well as actions necessary to protect against wildlife trafficking. Cassidy & Associates did not use any funds from the Company to assist candidates for any office or to influence the outcome of ballot initiatives or elections. The Company also seeks to understand whether any membership dues the Company and its affiliates pay to major trade associations (defined to include those trade associations to which the Company and its affiliates pay at least $25,000 in annual dues) were used by such trade associations for political expenditures. The major trade associations to which the Company and its affiliates paid annual dues in Fiscal 2018 have advised the Company that none of the Company's dues were used by such trade associations for political expenditures in Fiscal 2018. Additionally, the Company and its affiliates did not make any political expenditures during Fiscal 2018.

The Tiffany & Co. Principles Governing Corporate Political Spending define "political expenditures" to include payments of money as well as provision of goods, services or use of facilities to candidates, political parties, political organizations, campaign funds or to any other organization, fund, person or trust, whose purpose, in whole or in part, is (i) to advance the candidacy of any person or persons seeking elective office, including the candidacies of nominees of any political party on a federal, national, statewide or local basis; (ii) to influence the outcome of any ballot initiative; or (iii) to influence the outcome of any election through issues advocacy communications, whether or not such communications specifically refer to a named candidate or party. Political expenditures also include indirect expenditures whose purpose includes any of the foregoing.

COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY

Corporate social responsibility has long been a priority of the Company. The Company strives to protect the interests of our shareholders, customers and other stakeholders through responsible business decisions that reflect the integrity of the TIFFANY & CO. brand in both the short- and long-term; enhance the communities in which we source, operate and sell our merchandise; improve our environmental performance; and promote responsible practices within our supply chain and our industry.

TIFFANY & CO.

Underscoring the importance of sustainability and corporate social responsibility to the Company, the Board established a Corporate Social Responsibility Committee in 2009. See "Corporate Social Responsibility Committee" at PS-31 for more information.

The Company publicly discloses information regarding its corporate social responsibility strategy, programs and performance at www.tiffany.com/sustainability.

LIMITATION ON ADOPTION OF POISON PILL PLANS

On January 19, 2006, the Board terminated the Company's shareholder rights plan (typically referred to as a "poison pill") and adopted the following policy:

"This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date."

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted policies and procedures for the review and approval or ratification of any transaction with the Company (or any subsidiary) in which (i) the aggregate amount involved will, or may be expected to, exceed $120,000 in any fiscal year and (ii) any director or executive officer, any nominee for election as a director, any five-percent or greater holder of the Company's securities, or any immediate family member of such an officer, director, nominee or holder, has or will have a direct or indirect material interest. Any such transaction is referred to the Nominating/Corporate Governance Committee for review. The Nominating/Corporate Governance Committee will then evaluate such transaction and, where the Nominating/Corporate Governance Committee determines in its business judgment that such transaction is in the best interest of the Company, recommend such transaction for approval or ratification to the Board.

CONTRIBUTIONS TO DIRECTOR-AFFILIATED CHARITIES
Pursuant to the Company's Corporate Governance Principles, contributions made by the Company during any fiscal year to charitable organizations with which the Company's directors are affiliated, through memberships on the governing body of such charitable organization, are required to be disclosed in the Company's annual proxy statement for such fiscal year. The contributions listed below were made during Fiscal 2018. None of the independent directors serve as an executive officer of these charities:

•	Fish Family Foundation: $10,000 cash contribution and merchandise grants of $620 to support the Champion of Change Japan Award (Lawrence K. Fish is a Trustee).

•	Prep for Prep: merchandise grants of $3,035 (William A. Shutzer is a Trustee).

•
Whitney Museum of American Art (the "Whitney"): $1,000,000 sponsorship payment pursuant to the terms of the sponsorship agreement entered into between Tiffany and the Whitney in 2015. Pursuant to the terms of the sponsorship agreement, in 2018 Mr. Bogliolo was proposed for election, and was subsequently elected, to the Board of Trustees of the Whitney.

TIFFANY & CO.

ITEM 2. RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT OUR FISCAL 2019 FINANCIAL STATEMENTS

The Audit Committee has appointed, and the Board has ratified the appointment of, PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2019. As a matter of good corporate governance, we are asking you to ratify this selection.

PwC, directly and through its predecessor firms, has served as the Company's independent registered public accounting firm since 1984.

A representative of PwC will be in attendance at the 2019 Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board may review this matter if this appointment is not ratified by the shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT OUR CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2019.

TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the (i) integrity of the Company's financial statements, (ii) Company's compliance with legal and regulatory requirements, (iii) Company's process to assess, monitor and control major financial risk exposures, (iv) independent auditor's qualifications and independence, and (v) performance of the Company's internal audit function and independent auditor. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" and then selecting "Corporate Governance." The Company's management is responsible for the Company's internal controls and for preparing the Company's consolidated financial statements contained in the Company's public reports. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for auditing the annual financial statements prepared by management and for expressing opinions on the Company's consolidated financial statements and on the effectiveness of the Company's internal control over financial reporting in accordance with the Public Company Accounting Oversight Board (United States) (the "PCAOB").

Included in the Company's Annual Report to Shareholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2019 and 2018, and the related consolidated statements of earnings, comprehensive earnings, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 2019. These statements (the "Audited Financial Statements") are the subject of a report by PwC. The Audited Financial Statements are also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and PwC, as appropriate, and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company's management and PwC their evaluations of the effectiveness of the Company's internal control over financial reporting, as well as the quality, not just acceptability, of the accounting principles applied and the reasonableness of the significant accounting judgments and estimates incorporated in the Audited Financial Statements. The Audit Committee has discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." In connection with such discussion, the Audit Committee and PwC also discussed the business, compliance and financial reporting risks to which the Company is subject.
The Audit Committee also received from PwC the written disclosure and letter required by PCAOB Rule 3526 "Communication with Audit Committees Concerning Independence," and has discussed with them their independence. PwC has, directly or through its predecessor firms, served as the Company's independent registered public accounting firm continuously since 1984. In selecting PwC to serve in this capacity for the fiscal year ending January 31, 2020, the Audit Committee considered the quality and efficiency of the services provided by PwC, including PwC's technical expertise and knowledge of the Company's business operations, accounting policies and internal control over financial reporting. The Audit Committee also considered whether the provision by PwC of the tax consulting, tax compliance and other non-audit-related services disclosed below under "Relationship with Independent Public Accounting Firm–Fees and Services of PricewaterhouseCoopers LLP" is compatible with maintaining PwC's independence and has concluded that providing such services is compatible with PwC's independence from the Company and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

Signed:
Robert S. Singer, Chair
Lawrence K. Fish
James E. Lillie
Francesco Trapani
Members of the Audit Committee

TIFFANY & CO.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As noted under "Audit Committee" at PS-27, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Further, the Audit Committee ensures the rotation of the lead audit partner having responsibility for the audit of the Company's consolidated financial statements and effectiveness of internal control over financial reporting and further ensures the rotation of the audit partner responsible for reviewing such audit, in each case as required by law. The Audit Committee also considers whether the audit and non-audit services provided by the Company's independent registered public accounting firm are compatible with maintaining that firm's independence, and periodically considers whether, in order to assure continuing auditor independence, there should be regular rotation of such firm. These processes enable the Audit Committee to ensure the continuing independence of the Company’s independent registered public accounting firm. The Audit Committee also evaluates the quality and efficiency of the services provided by such firm, including that firm's technical expertise and knowledge of the Company's business operations, accounting policies and internal control over financial reporting, in determining whether to appoint or retain such firm.

On the basis of its Fiscal 2018 review of these independence, quality and efficiency considerations, the Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending January 31, 2020.

The Audit Committee has adopted a policy requiring advance approval of PwC's fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution in kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) investment advisor or investment banking services, and (viii) legal and expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

The following table presents fees for professional audit services rendered by PwC for the audit of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended January 31, 2019 and 2018, and for its reviews of the Company's unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2019	January 31, 2018
Audit Fees	$3,679,700	$3,645,100
Audit-related Fees	712,800	493,300
Audit and Audit-related Fees	4,392,500	4,138,400
Tax Fees [a]	1,978,400	1,702,100
All Other Fees [b]	178,400	177,400
Total Fees	$6,549,300	$6,017,900

a)
Tax fees consist of fees for tax compliance and tax consulting services. These fees include tax compliance fees of $1,797,000 for the year ended January 31, 2019 and $1,637,400 for the year ended January 31, 2018.

b)	All other fees consist primarily of the Sustainability Assurance, Kimberley Process Agreed Upon Procedures and costs for research software for the years ended January 31, 2019 and January 31, 2018.

TIFFANY & CO.

ITEM 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

Rule 14a-21(a) was adopted by the SEC under the Exchange Act. It requires the Company to include in its proxy statement, at least once every three years, a separate shareholder advisory vote to approve the compensation of the Company's named executive officers. Accordingly, we are presenting the following resolution for the vote of the shareholders at the 2019 Annual Meeting:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934 (as amended) in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, be and hereby is APPROVED.

The disclosed compensation paid to the Company's named executive officers (Alessandro Bogliolo, Mark J. Erceg, Pamela H. Cloud, Philippe Galtie, and Andrew W. Hart) for which your approval is sought may be found at PS-41 through PS-98 of this Proxy Statement.

At the 2018 Annual Meeting, the Company included in its proxy statement a separate shareholder advisory vote to approve the compensation of the Company's named executive officers for the fiscal year ended January 31, 2018 ("Fiscal 2017"). The Company's Say on Pay proposal passed with 71.8% of the shareholder advisory votes in favor of the Company's executive compensation program. The Compensation Committee of the Board considered shareholder feedback on the executive compensation program in evaluating the design of the program in Fiscal 2018. For a discussion of the actions taken in response to shareholder feedback in Fiscal 2018, see PS-41.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS IN FISCAL 2018.

TIFFANY & CO.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-41
Report of the Compensation Committee	Page PS-69
Summary Compensation Table - Fiscal 2018, 2017 and 2016	Page PS-70
Grants of Plan-Based Awards Table – Fiscal 2018	Page PS-74
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-76
Outstanding Equity Awards at Fiscal Year-End Table	Page PS-82
Option Exercises and Stock Vested Table – Fiscal 2018	Page PS-86
Pension Benefits Table	Page PS-86
Nonqualified Deferred Compensation Table	Page PS-90
Potential Payments on Termination or Change in Control	Page PS-92
CEO Pay Ratio	Page PS-98
Director Compensation Table – Fiscal 2018	Page PS-99
Equity Compensation Plan Information	Page PS-104

TIFFANY & CO.

COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")
This Compensation Discussion and Analysis explains the Company's compensation program as it pertains to the Company's named executive officers ("NEOs") for Fiscal 2018.
NAMED EXECUTIVE OFFICERS

The Company's NEOs for Fiscal 2018 were as follows:

Alessandro Bogliolo	Chief Executive Officer
Mark J. Erceg	Executive Vice President – Chief Financial Officer
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer
Philippe Galtie	Executive Vice President – Global Sales
Andrew W. Hart	Senior Vice President – Diamond & Jewelry Supply

EXECUTIVE SUMMARY
Say On Pay and 2018 Shareholder Engagement
At the Company's 2018 Annual Meeting, the Company's Say on Pay proposal passed with 71.8% of shareholder advisory votes in favor of the compensation provided to the Company's NEOs in Fiscal 2017, compared to 97.2% in favor at the 2017 Annual Meeting and 96.6% in favor at the 2016 Annual Meeting.
The Company's fundamental compensation principles—which focus on aligning management and shareholder interests, pay for performance and the attraction, retention and motivation of executive talent—did not change in Fiscal 2017 from prior years. The core design of the Company's executive compensation program—which is heavily weighted towards performance-based incentive compensation—also did not change. However, a CEO transition occurred in Fiscal 2017, with the Company's prior CEO departing in February 2017 and Mr. Bogliolo commencing as CEO in October 2017. Following these events, proxy advisor Institutional Shareholder Services ("ISS") recommended against the Company's Say on Pay vote, highlighting the separation compensation provided to the departing CEO and the sign-on compensation provided to Mr. Bogliolo.
In light of ISS's recommendation and the reduced level of shareholder support for the Say on Pay vote, the Board and the Company's management enhanced their outreach to shareholders in 2018 to better understand and address shareholder concerns. In May 2018, the Company solicited feedback from more than 25 of its largest shareholders (representing more than 60% of the Company's issued and outstanding shares as of December 31, 2017), four of whom agreed to provide such feedback. Roger N. Farah, Chairman of the Board and a member of the Compensation Committee (the "Committee"), along with members of the Company's senior management, participated in the resulting discussions.
Following the 2018 Annual Meeting, the Company determined that, out of its 50 largest shareholders, 17 (representing approximately 13% of issued and outstanding shares as of December 31, 2017) had voted against the Say on Pay proposal. In July 2018, the Company solicited feedback from the 17 shareholders who had voted against the proposal. Five agreed to speak with the Company. The Company's Vice President–Investor Relations participated in the resulting discussions and shared the resulting feedback with the Committee.

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The chart below summarizes key themes of the feedback provided by shareholders and the actions taken in response.

What We Heard	What We Did
In general, shareholders were supportive of the design of the Company's executive compensation program. However, some shareholders questioned the separation compensation provided to the outgoing CEO and the sign-on compensation provided to Mr. Bogliolo. They commented in particular that the sign-on compensation should have included more performance-based elements.

• While recognizing that the separation compensation provided to the outgoing CEO was a one-time event, the Committee carefully reviewed the concerns regarding this compensation as well as the overall objectives of the executive compensation program.

 • Based on this review, the Committee adopted a new Executive Severance Plan in September 2018. Developed with the assistance of the Committee's independent compensation consultant, the Executive Severance Plan is intended to provide severance benefits that are reasonably aligned with peer practice and consistently applied to all executives. A description of the benefits that the Executive Severance Plan provides appears on PS-95. The Executive Severance Plan specifies that these benefits will only be provided in the event of certain terminations of employment without cause, are conditioned upon a release of claims and require the executive to comply with non-competition, non-solicitation, no-hire, confidentiality and cooperation obligations.

 • While also recognizing that the sign-on compensation provided to Mr. Bogliolo was granted for the one-time purpose of recruitment, as part of its annual review of the design of the executive compensation program, the Committee reviewed the mix of compensation components to determine, among other things, whether the program includes sufficient performance elements.

 • The Committee views annual cash incentives and PSUs to be performance-based compensation because the payout of these awards is determined by the Company’s financial performance. The Committee also views stock options to be performance-based compensation because they will only have value if the Company's stock price increases after the grant date.

 • For Fiscal 2019, these performance-based components make up 87.0% of the target compensation provided to Mr. Bogliolo, and, on average, 65.9% of the target compensation provided to other NEOs. The Committee believes that this level of performance-based compensation appropriately balances pay-for-performance goals with other objectives, such as retention and motivation. Accordingly, the Committee did not change the mix of compensation components for Fiscal 2019.

 • For a description of the key compensation components provided to executive officers, including identification of those linked to financial performance or stock price, see PS-49.

Shareholders commented that additional information in areas such as the objectives of the executive compensation program and the link between performance metrics and the Company's strategic objectives would be helpful.

 • The information presented in the proxy statements for prior years was closely reviewed. Among other changes, this year’s CD&A more clearly links key compensation components to the objectives of the executive compensation program (see PS-49), and performance metrics to the Company's key strategic objectives (see PS-50).

TIFFANY & CO.

What We Heard	What We Did
Shareholders discussed the link between pay and performance, commenting, for instance, that relative performance should be considered (and questioning the peer group selected for comparison), or that performance goals should be more rigorous.

 • The Committee carefully considered comments concerning the adoption of a relative performance metric. The Committee believes that the Company’s performance should be measured against the performance of luxury retail competitors that target similar customers and that are subject to similar economic conditions that may facilitate or limit growth and profitability opportunities. However, few of the luxury retailers that directly compete with the Company are publicly listed in the United States, and the information publicly available for these competitors is therefore limited. In light of the resulting difficulty of measuring the Company’s performance against these competitors, a relative performance metric was not adopted. Instead, as in prior years, the Committee adopted performance metrics for Fiscal 2019 that are linked to the Company’s key strategic objectives. (See PS-50 for a description of these objectives.)

 • In addition, the Committee closely reviewed the performance goals and payout curves established for performance-based compensation. The performance goals adopted for Fiscal 2019 align with the Company's annual operating plan and three-year strategic plan. As such, they reflect expected sales pressures in the first half of Fiscal 2019, as well as anticipated expenses related to higher strategic investment spending that began in the second quarter of Fiscal 2018, which management and the Board believe is necessary to achieve longer-term financial objectives. (For more information concerning the Company's Fiscal 2019 outlook and underlying assumptions, see K-47 of the Company's Annual Report on Form 10-K.) The resulting threshold, target and maximum performance levels are intended to be challenging but realistic, such that achieving threshold levels of performance would represent minimum acceptable performance and achieving maximum levels would represent outstanding performance.

 • Further, as a result of its review, the Committee made two adjustments to the payout curves for awards granted for Fiscal 2019: (i) compared to the prior year, the payout curves for the 2019 annual incentive awards incorporate lower payouts for below-target performance, higher payouts for above-target performance, and a narrower target range for the sales growth metric, and (ii) the payout curve for the metric based on diluted earnings per share ("EPS") adopted for the Fiscal 2019 PSUs provides lower payouts for below-target performance, compared to the prior year. These changes were intended to further incentivize above-target performance.

 • Last, as it does every year, the Committee reviewed the peer group used for purposes of comparing executive compensation, with the assistance of its independent compensation consultant. Recognizing the limited information publicly available for many of the Company's luxury retail competitors, the Committee seeks to identify companies that are similar in size, products and customers, and that share the characteristics of having significant global sales and retail as well as manufacturing and sourcing operations. As a result of this review, two companies were removed from the peer group and two companies were added. For more information about the resulting peer group, see PS-53.

TIFFANY & CO.

2018 Overview
The Company achieved record levels of net sales and net earnings in Fiscal 2018. The first and second halves of the year were notably different, with strong sales growth in the first half, followed by a softening in certain regions and customer segments in the second half. The Company believes our performance in the second half can be at least partly attributed to external pressures and uncertainties that may have affected customer spending. Nonetheless, full year worldwide net sales increased 7% to $4.4 billion, while net earnings increased to $586 million, or $4.75 per diluted share.

Based on these results, short-term incentive awards for Fiscal 2018 paid out to the NEOs at levels ranging from 102.6% to 104.6% of target based on achievement of operating earnings, Constant Currency Sales Growth and individual performance targets. This payout reflected net sales growth of 7%, above-target Constant Currency Sales Growth of 6% (see Appendix I at PS-107 and below-target operating earnings of $790.3 million for Fiscal 2018. PSUs granted for the three-year performance period beginning on February 1, 2016, and ending on January 31, 2019, vested at 128.8% of target shares and 64.4% of maximum shares, based on net earnings and return on assets (both above target), as compared to pre-established goals.

The design of the short-term and long-term incentive programs for Fiscal 2019 remained generally unchanged from Fiscal 2018, aside from the adjustments to the payout curves for performance-based compensation described above at PS-43. In reviewing the design of the program and establishing individual compensation for Fiscal 2019, the Committee took into account individual performance, Company performance, market compensation data and shareholder feedback. Following this evaluation, the Committee made adjustments to Mr. Bogliolo's long-term incentive compensation that resulted in a 2.7% increase in his total target direct compensation. Target direct compensation for Fiscal 2019 for the other NEOs remained unchanged from the prior year.
2018 Company Performance
Reflected below are key highlights for Fiscal 2018:

Stock Price at January 31, 2019	Stock Price at January 31, 2018	Total Dividends Paid Per Share	One-Year Total Shareholder Return	Three-Year Total Shareholder Return
$88.73	$106.65	$2.15	(15)%	14%

(in millions, except per share amounts)	Fiscal 2018	Fiscal 2017
Earnings from operations (as reported)	$790.3	$809.4
Net earnings
As reported	586.4	370.1
As adjusted*	586.4	516.3
Diluted earnings per share
As reported	4.75	2.96
As adjusted*	4.75	4.13
*See Appendix I at PS-107 for Non-GAAP reconciliation.

TIFFANY & CO.

Sales:
Worldwide net sales increased 7% to $4.4 billion, reflecting sales growth in all reportable segments. Comparable sales increased 4% from the prior year. On a constant-exchange-rate basis (see Appendix I at PS-107), worldwide net sales increased 6% and comparable sales increased 4%.

Profitability:
Net earnings increased to $586.4 million, or $4.75 per diluted share, in 2018 from $370.1 million, or $2.96 per diluted share, in 2017. Net earnings in 2017 included a net charge of $146.2 million, or $1.17 per diluted share, related to the enactment of the 2017 U.S. Tax Cuts and Jobs Act (the "2017 Tax Act"). Excluding that net charge, net earnings were $516.3 million, or $4.13 per diluted share, in 2017 (see Appendix I at PS-107).

Store Expansion:
The Company added a net of six TIFFANY & CO. stores (opening four in Asia-Pacific, two in the Americas, two in Europe, one in Japan and one in the Emerging Markets, while closing two in the Americas, one in Asia-Pacific and one in Europe) which resulted in a 1% net increase in gross retail square footage. In addition, the Company relocated 10 existing stores.

Product Introductions:	The Company introduced its Tiffany Paper Flowers® jewelry collection and Tiffany True engagement rings and expanded existing collections.
Cash Flow:
Cash flow from operating activities was $531.8 million in 2018, compared with $932.2 million in 2017. Free cash flow (see Appendix I at PS-107) was $249.7 million in 2018, compared with $692.9 million in 2017. The decrease in 2018 compared to 2017 primarily reflected increases in inventory purchases and cash payments for income taxes.

Returning Capital to Shareholders:
The Company returned capital to shareholders by paying regular quarterly dividends (which were increased 10% effective July 2018 to $0.55 per share, or an annualized rate of $2.20 per share) and by repurchasing 3.5 million shares of its common stock for $421.4 million.

2018 Incentive Compensation

Short-Term Incentive Award

Under the targets and guidelines established by the Committee at the start of Fiscal 2018, the NEOs shown below were eligible to earn up to 200% of their target short-term incentive awards based on corporate and individual performance. The performance metrics established for the Fiscal 2018 short-term incentive awards, the portion of the target award that may be paid based on achievement of performance goals at target, and the amounts paid out based on actual achievement are shown below.

Name	Target Annual Incentive Award	Potential Payout Based on Target Achievement			Actual Payout of Annual Incentive Award (102.6% - 104.6% of Target)
		Operating Earnings (60% of Target)	Constant Currency Sales Growth (20% of Target)	Individual Performance (20% of Target)
Alessandro Bogliolo	$2,025,000	$1,215,000	$405,000	$405,000	$2,118,150
Mark J. Erceg	$680,000	$408,000	$136,000	$136,000	$704,480
Pamela H. Cloud	$390,000	$234,000	$78,000	$78,000	$400,140
Philippe Galtie	$640,000	$384,000	$128,000	$128,000	$663,040
Andrew W. Hart	$360,000	$216,000	$72,000	$72,000	$372,960

TIFFANY & CO.

Performance-Based Restricted Stock Units
The PSUs awarded to executive officers in January 2016 for the three-year period ended January 31, 2019 ("January 2016 PSUs"), vested at 128.8% of target shares (64.4% of maximum shares). This was based on EPS of $11.97 for the three-year performance period (taking into account adjustments permitted under the 2014 Employee Incentive Plan, see "Vesting of Performance-Based Restricted Stock Units for the February 2016 - January 2019 Performance Period" at PS-77), compared to the EPS threshold, target and maximum of $8.80, $11.79 and $12.58, respectively, for the three-year performance period; and average return on assets ("ROA") of 10.0% for the three-year performance period, compared to the ROA target of 9.2%, resulting in a ROA modifier being applied.
Ms. Cloud, Mr. Galtie and Mr. Hart were the only NEOs granted January 2016 PSUs. The extent to which goals were achieved resulted in payouts as follows:

	Target Number of Performance-Based Restricted Stock Units under the January 2016 Award	Actual Performance-Based Restricted Stock Units to Vest under January 2016 Award (128.8% of Target)
Pamela H. Cloud	8,496	10,942
Philippe Galtie	6,979	8,988
Andrew W. Hart	7,434	9,574

Target Compensation for Named Executive Officers in Fiscal 2019
At its January 2019 meeting, the Committee approved the target direct compensation for Fiscal 2019 shown below:

	Annual Base Salary	Target Short-Term Incentive Award (% of base salary)	Target Long-Term Incentive Award (% of base salary)	Total Target Direct Compensation	Change in Total Target Direct Compensation from Fiscal 2018
Alessandro Bogliolo	$1,350,000	$2,025,000 (150%)	$7,020,000 (520%)	$10,395,000	2.7%
Mark J. Erceg	$850,000	$680,000 (80%)	$2,125,000 (250%)	$3,655,000	0%
Pamela H. Cloud	$650,000	$390,000 (60%)	$1,105,000 (170%)	$2,145,000	0%
Philippe Galtie	$800,000	$640,000 (80%)	$1,600,000 (200%)	$3,040,000	0%
Andrew W. Hart	$600,000	$360,000 (60%)	$960,000 (160%)	$1,920,000	0%

In determining Fiscal 2019 compensation, the Committee carefully considered each NEO’s performance, Company performance, market compensation data and shareholder feedback. Following this evaluation, the Committee determined to increase Mr. Bogliolo’s target long-term incentive compensation from 500% to 520% of his base salary, a change that resulted in a 2.7% increase in his total target direct compensation. The purpose of the increase was to recognize his leadership and performance since his appointment in October 2017, and also to enhance alignment of his long-term incentive opportunities with, while maintaining his total target direct compensation within, the median range of CEO compensation provided by the Company's peers. The total target direct compensation for the remaining NEOs was unchanged from Fiscal 2018.

TIFFANY & CO.

Corporate Governance Best Practices

The Board seeks to ensure that the Company's executive compensation program conforms to sound corporate governance principles and policies, as demonstrated by the following practices:

WHAT WE DO		WHAT WE DON'T DO
☑
Pay for performance: 87.0% of target CEO compensation and, on average, 65.9% of target compensation for the other NEOs, is tied to the Company's financial performance and/or the performance of the stock price (that is, is awarded in the form of cash incentives, stock options or PSUs).
		☒	Tax gross-ups: No tax gross-ups are paid to executive officers, other than for one-time relocation expenses.
☑	Limited use of employment agreements: Employment agreements are used only as necessary to attract newly recruited executives.	☒	Pay current dividends on unvested long-term incentives: Current dividends are not paid on stock options and are not paid on unvested RSUs and PSUs until vesting.
☑	Independent Executive Compensation Consultant: The Committee retains an independent compensation consultant to advise on the executive compensation program and practices.	☒
Repricing of underwater stock options without shareholder approval: The Company's shareholder-approved employee incentive plan does not permit repricing of underwater stock options without shareholder approval.

☑	Share Ownership Policy: Executive officers are expected to acquire and hold Company common stock worth two to five times their annual base salary.	☒	Permit pledging of Company stock: The Company's policy on insider information, applicable to all employees, officers and directors, prohibits pledging or margining of Company securities.
☑
"Dual trigger" requirement for Change in Control severance benefits: Following a change in control, outstanding equity awards and unvested retirement benefits will only be accelerated, and cash severance benefits will only be paid, in the event of an involuntary termination of employment, or if the Company does not survive the transaction and the surviving entity does not assume the obligations in question.
☒
Permit hedging of Company stock: The Company's policy on insider information expressly prohibits speculative transactions (i.e. hedging) such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.

☑	Provide limited perquisites: Perquisites are provided to executive officers on a limited basis only (for example, life insurance benefits and executive long-term disability benefits).	☒	Grant stock options below 100% of fair market value: The Company's shareholder-approved employee incentive plan does not permit stock options to be granted below 100% of fair market value.
☑
Clawback policy: Incentive-based compensation (such as cash incentive awards and PSUs, but excluding stock options and RSUs) are subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

TIFFANY & CO.

OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM
Short- And Long-Term Planning
The performance of management in developing and executing operational and strategic plans and initiatives determines the Company's success in achieving its financial and brand stewardship goals—both short- and long-term. The executive compensation program is thus informed by the Company's annual planning process, in which short- and long-term goals are established.
As part of each year's planning process, the executive officers develop and submit to the Board:

•	A three-year strategic plan that balances financial and "brand stewardship" objectives (see below); and

•	An annual operating plan for the fiscal year.
Each plan must incorporate goals that are both challenging and realistic for sales, gross margins, selling, general and administrative expenses (including marketing, staffing and other expenses), inventory management, capital spending and all other elements of the Company's financial performance (including capital allocation). As part of the development process, management discusses preliminary versions of the plans with the Board and makes revisions as necessary to incorporate the Board's feedback. The plans are generally finalized and approved at the Board's March meeting.
"Brand stewardship" refers to actions taken by management to maintain, in the minds of consumers, strong associations between the TIFFANY & CO. brand and product quality, craftsmanship, luxury, the highest levels of customer service, compelling store design and product display and responsible product sourcing practices.
The Committee recognizes that trade-offs between near-term financial objectives and brand stewardship are often difficult. For example, introducing certain new designs can enhance brand image and attract new customers, but affect overall margin negatively in the short term; increased staffing can positively affect customer service while negatively affecting earnings in the short term; and expanding inventory can enhance the customer experience but also affect operating cash flow negatively in the short term. Through the planning process, management must balance expectations for annual earnings growth and cash flow generation with its focus on brand stewardship and sustainable growth.
Objectives of the Executive Compensation Program
The Committee has established the following objectives for the executive compensation program:

•	To attract, motivate and retain the management talent necessary to develop and execute both the annual operating plan and the strategic plan;

•	To reward achievement of short- and long-term financial goals; and

•	To align management's interests with those of the Company's shareholders.
The total executive compensation program includes base salary, short- and long-term incentives, special grants of RSUs and benefits.

TIFFANY & CO.

Overview of Key Compensation Components
The executive compensation program incorporates the key components shown below. The program includes both fixed and performance-based components. Short-term incentive awards and PSUs are considered to be performance-based because the payout of these awards is determined by the Company’s financial performance. Stock options are also considered to be performance-based because these awards will only have value if the Company's stock price increases after the grant date. Although RSUs are not considered to be performance-based, the value of the shares awarded varies with the Company's stock price, adding a performance component.

The graph and chart below show the average percentage contribution of key compensation components awarded to the NEOs in January 2019. The chart below also indicates which components are considered to be performance-based, as well as which components are linked to the Company’s stock price.

Target Total Direct Compensation

Component	Base Salary - 24.8%	Short-Term Incentives - 19.2%	Long-Term Incentives - 56.0% Composition of long-term incentives shown below
			PSUs All NEOs: 50%	Stock Options CEO and CFO and other Executive Vice Presidents ("EVPs"): 50% Other NEOs: 25%	RSUs CEO, CFO and other EVPs: 0% Other NEOs: 25%
Compensation Program Objective	Attract and retain management talent	Reward achievement of annual financial targets and individual strategic leadership	Reward achievement of long-term financial objectives, align management and shareholder interests, and encourage retention
Description
Base salary provides cash compensation that is not "at risk" so as to provide a stable source of income and financial security. Amounts are designed to provide a reasonable level of fixed compensation that is competitive with the market.

Cash payments are dependent on the degree of achievement of annual operating earnings, Constant Currency Sales Growth and individual performance targets. The Committee retains discretion to reduce awards.

PSUs vest upon achievement of financial goals over a three-year period. The Committee retains discretion to reduce awards. The value of earned shares varies with stock price, adding a further performance component.
Stock options granted annually in January vest ratably over four years. Stock options have value only when the stock price increases from the price on the grant date.
RSUs granted annually in January vest ratably over four years. While the number of shares that may be earned is fixed, the value of earned shares varies with stock price, adding a performance component.

Performance-Based		√	√	√
Value Linked to Stock Price			√	√	√

TIFFANY & CO.

The Company also offers the following compensation components in addition to the annual compensation program described above:

Special time-vesting restricted stock unit grants
In addition to being granted as a component of long-term incentive compensation to certain NEOs, RSUs are granted periodically on a selective basis, typically in connection with a promotion or new hire, to recognize performance or to attract or retain key talent. These awards vest according to their terms. No such RSU grants were made in Fiscal 2018.

Benefits	Used to attract and retain executives. Composed of a comprehensive program of benefits, including disability benefits, life insurance benefits, and retirement benefits that build cash value.
Alignment of Plan Design and Short- and Long-Term Objectives
The metrics established for performance-based compensation are linked to the Company’s short- and long-term strategic objectives. The performance metrics established for incentive awards provided for Fiscal 2019, and the strategic objectives to which they are linked, are shown below.

Performance-Based Compensation Linked to the Company’s Strategic Objectives
Form of Incentive	Strategic Objective	Performance Metric and Weighting
Annual Incentive Awards
• Increased profitability through sales
    growth and margin expansion

• Sales growth through effective brand
    positioning and customer engagement
    initiatives

• Individual goals, including strategic
    thinking and leadership
• Operating earnings (60%) • Constant Currency Sales Growth (20%) • Individual factors (20%)
Performance-Based Restricted Stock Units
• Earnings growth through sales growth,
    margin expansion, network optimization
    and capital allocation decisions

• Effective cash generation, excluding
    impact of capital expenditures, through
    focus on inventory management,
    procurement strategy and systems and
    process enhancements

• Ability to return value to shareholders
    through dividends and share repurchases
• 3-year cumulative EPS (80%) • 3-year cumulative operating cash flow (20%)
Stock Options	• Reward increases in stock price and provide returns aligned with shareholder returns

COMPENSATION DECISION-MAKING PROCESS

Setting Executive Compensation

The Committee determines remuneration arrangements for executive officers and makes awards to executive officers under the Company's incentive and equity-based plans (currently, the 2014 Employee Incentive Plan), as more fully described in the Committee Charter. In January of each year, the Committee establishes the target amount of total compensation for each executive officer for the coming fiscal year. At the same time, the Committee also establishes the target levels for short- and long-term incentive compensation and approves annual equity grants. This follows a process in which the Committee conducts a detailed review of each executive officer's compensation.

TIFFANY & CO.

Compensation Evaluation Process

The following are key components of the Committee's evaluation process:
Consideration of Say on Pay and Shareholder Feedback
The Committee weighs the level of shareholder support for the compensation program, as demonstrated by the Say on Pay vote, as well as other shareholder feedback.
Independent Compensation Consultant
In connection with carrying out its responsibilities, the Committee considers the advice of FW Cook, its independent compensation consultant, and the competitive compensation analysis provided by FW Cook. See "Role of Compensation Consultants" at PS-29 for discussion of the selection process for FW Cook, which includes an independence analysis.
Tally Sheets
The Committee regularly reviews "tally sheets," prepared by the Company's Human Resources division for each executive officer. The tally sheets include data concerning historical compensation as well as information regarding share ownership and other benefits accumulated from employment with Tiffany. The tally sheets provide a historical view of multiple compensation elements, as further context for compensation decisions.
Consultations with the Chief Executive Officer
In periodic meetings with the Committee, the CEO provides his views as to the individual performance of the other executive officers, and the Committee solicits his recommendations with respect to their compensation. His input is especially important with respect to the evaluation of the individual performance factors used in determining short-term incentives, as well as for setting base salary and target incentive compensation as a percentage of base salary. The Committee also relies on its own business judgment as to each executive officer's experience and skill set, capacity for growth, expected contributions, breadth, scope and complexity of role, demonstrated success and desirability to other employers.
Coordination with Financial Results and Annual Operating and Strategic Planning Process
In January, the Committee reviews a forecast of financial results for the fiscal year ending that month with the CFO and reviews calculations of the tentative payouts for short- and long-term incentives on that basis. Final calculations are reviewed and approved at the Committee's March meeting, when fiscal year financial results are nearly final. After the public disclosure of financial results, the calculations are finalized, and management makes payment on the prior fiscal year's short-term incentive awards and causes the applicable percentage of PSU awards for which the three-year performance period ended in the prior fiscal year to vest, in each case pursuant to the Committee's authorization.
The Committee grants stock option awards and, if applicable, RSUs to executive officers at a meeting in January of each year. Stock option awards and RSUs may also be granted in connection with new hires or promotions, or for recognition purposes. The Committee has never delegated to management its authority to make such awards. At that same January meeting, PSUs are granted for the three-year performance period beginning the next February 1, with reference to a preliminary draft of the Company's strategic plan, while annual incentive awards are granted for the one-year performance period beginning the next February 1, with reference to a preliminary draft of the Company's annual operating plan. However, the specific financial goals for the PSUs and the annual incentive awards are not established until the March meeting when the strategic plan and annual operating plan are approved by the Board and adopted.

TIFFANY & CO.

Competitive Compensation Analysis - No Benchmarks
Each year the Committee refers to competitive compensation data because the Committee believes that such data is helpful in assessing the competitiveness of the total compensation offered to the Company's executive officers. However, the Committee does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee:

•
Has not set a "benchmark" to such data for any executive officer, although it does look to see if the Company's total executive compensation program falls between the 25th and 75th percentile of competitive data;

•	Does not rely exclusively on compensation surveys or publicly available compensation information when it determines the compensation of individual executive officers; and

•	Also considers those factors described above in "Compensation Evaluation Process."
The Committee also reviews a competitive compensation analysis by FW Cook, which includes the following elements of compensation for each executive officer:

•	base salary;

•	target short-term incentive;

•	target total cash compensation (salary plus target short-term incentive);

•	target long-term incentive;

•	target total direct compensation (target total cash compensation plus target long-term incentive); and

•	target total compensation (target total direct compensation plus all other compensation, above market interest on deferred compensation and change in pension value).
Defining Appropriate Comparators
Defining an appropriate comparator group within the luxury retail industry is challenging because there are few U.S. public companies of similar size in the luxury retail business with an integrated manufacturing and sourcing function and extensive global organization similar to the Company. In addition, the Committee believes that for purposes of considering executive compensation, an appropriate comparator group must include non-retail companies, because a competitive market for the services of our executives exists among companies outside the retail industry. Accordingly, to fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former.
For the NEOs, a defined peer group was used for comparative purposes, composed of U.S. public companies similar to Tiffany, selected by the Committee. For the executive officers as a whole, third-party surveys for both retail and general industry were used.

TIFFANY & CO.

Peer Group
The Committee reviewed comparisons of the Company's NEOs to the NEOs of the peer group. In selecting the peer group, the Committee sought to include companies similar to the Company across a range of factors, including size, business model (e.g., significant global sales and retail as well as manufacturing/sourcing operations), products and customers. The peer group used in Fiscal 2018 consists of the companies shown below:

	Financial Data			Common Factors
	Revenue (in millions)	Net Income (in millions)	Market Cap (in millions)	Multi-Channel Retailing	Mfg. Operations	Significant Foreign Sales	Similar Products/Customers
Tiffany & Co.	$4,303	$420	$16,248	✓	✓	✓	✓
Burberry	$3,836	$412	$11,421	✓	✓	✓	✓
Coty	$9,340	$-292	$9,945	✓	✓	✓
Fossil	$2,776	$-478	$1,077	✓	✓	✓	✓
Hanesbrands	$6,563	$71	$6,570	✓	✓	✓
L Brands	$12,821	$937	$9,454	✓			✓
Estée Lauder	$13,282	$1,151	$54,850	✓	✓	✓	✓
Lululemon Athletica	$2,779	$303	$14,254	✓
Michael Kors	$4,719	$592	$8,591	✓		✓	✓
Nordstrom	$15,685	$461	$8,227	✓			✓
PVH	$9,240	$647	$12,329	✓		✓	✓
Ralph Lauren	$6,182	$163	$10,976	✓		✓	✓
Restoration Hardware	$2,436	$34	$2,103	✓			✓
Signet Jewelers	$6,588	$-56	$2,537	✓			✓
Tapestry	$5,530	$338	$12,583	✓		✓	✓
Ulta Beauty	$6,113	$591	$14,941	✓
Urban Outfitters	$3,711	$138	$4,514	✓			✓
VF Corporation	$12,356	$659	$32,014	✓	✓	✓
Williams-Sonoma	$5,384	$265	$4,608	✓			✓
Source: S&P Capital IQ; revenue and net income based on the most recent four quarters for which data was publicly available as of July 17, 2018; market capitalization based on the most recent publicly available data as of May 31, 2018. Effective as of December 31, 2018, Michael Kors Holdings Limited changed its name to Capri Holdings Limited.

In terms of size, the Company's revenues were between the 25th percentile and median of the peer companies, net income was between the median and the 75th percentile and market capitalization was above the 75th percentile.
In Fiscal 2018, Ulta Beauty and Urban Outfitters, Inc. were added to the peer group based on their meeting certain selection criteria, and Pier 1 was removed. Kate Spade & Company was also removed due to its acquisition by Tapestry, Inc. (previously Coach Inc.).
Relative to the peer companies, target total direct compensation for Fiscal 2018 was at the median for Mr. Bogliolo and Mr. Galtie, between the median and 75th percentile for Mr. Erceg, at the 25th percentile for Ms. Cloud, and between the 25th percentile and median for Mr. Hart. Target total compensation, which includes the value of pension accruals and all other compensation, was at the median for Mr. Bogliolo, Mr. Erceg, Mr. Galtie and Mr. Hart, and at the 25th percentile for Ms. Cloud.

TIFFANY & CO.

Survey Data
The Committee used third-party survey data to evaluate compensation for the CEO and all other executive officers. The surveys used were:

•	Towers Watson Retail Survey

•	Towers Watson General Industry Survey
Relative to the survey data, target total direct compensation was at the 75th percentile for Mr. Galtie, and above the 75th percentile for the other NEOs. The higher positioning of the Company relative to the survey data reflects that the survey data is not limited to luxury retailers or branded consumer goods companies, which typically provide higher levels of compensation than non-luxury retailers and general industry companies.

COMPONENTS OF EXECUTIVE COMPENSATION
Relative Values of Key Compensation Components
In January 2019, as part of its annual review of the target level of short- and long-term incentives for each executive officer, the Committee adopted the target incentive opportunities (expressed as a percentage of base salary) shown below. The Committee believes that a minimum of 60% of the target total direct compensation of the CEO and of approximately 50% of the target total direct compensation of the other executive officers should be composed of long-term incentives to link realized compensation to the Company's longer-term financial and stock price performance.
For the CEO and executive officers with the title of EVP (currently Mr. Erceg and Mr. Galtie), the Committee awarded 50% of target long-term incentives in the form of PSUs (valued at target) and 50% in the form of stock options. The Committee believes that executives in these positions have the greatest direct influence on achievement of financial performance metrics. For the remaining NEOs, the Committee awarded 50% of target long-term incentives in the form of PSUs (valued at target), 25% in the form of stock options and 25% in the form of RSUs. For purposes of calculating these awards, the grant date value of PSUs, stock options and RSUs is determined in the manner described below under "Types of Equity Awards" at PS-60.

Executive	Position	Target Short-Term Incentive as a Percentage of Salary	Target Long-Term Incentive as a Percentage of Salary
Alessandro Bogliolo	Chief Executive Officer	150%	520%
Mark J. Erceg	Executive Vice President – Chief Financial Officer	80%	250%
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer	60%	170%
Philippe Galtie	Executive Vice President – Global Sales	80%	200%
Andrew W. Hart	Senior Vice President – Diamond & Jewelry Supply	60%	160%

In reviewing the target level of short- and long-term incentives, the Committee also considered the relative value of performance-based compensation (that is, short-term incentives, stock options and PSUs) compared to other forms of compensation. As in prior years, the majority of total target direct compensation awarded to the NEOs in January 2019 was provided in the form of performance-based compensation. For more information concerning performance-based compensation, see "Overview of Key Compensation Components" at PS-49.

TIFFANY & CO.

Based on target levels for incentive compensation granted in January 2019, the mix of pay for the CEO and other NEOs, on average, is shown below:

Base Salary

The Committee pays the executive officers competitive base salaries as one part of a total compensation program to attract and retain talent, but does not use base salary increases as the primary means of recognizing talent and performance.

In January 2019, the Committee reviewed base salaries for all executive officers. Base salaries for Fiscal 2019 for executive officers were determined based on multiple factors, including competitive market compensation levels for comparable positions; executive experience and skill set; expected contributions; breadth, scope and complexity of role; internal equity; and shareholder feedback, including the overall level of shareholder support evidenced by the 2018 Say on Pay vote. The Committee did not increase the base salaries for any of the NEOs in January 2019.

Executive	Position	Fiscal 2018 Base Salary	Fiscal 2019 Base Salary	Percentage Increase from Fiscal 2018 to Fiscal 2019
Alessandro Bogliolo	Chief Executive Officer	$1,350,000	$1,350,000	0%
Mark J. Erceg	Executive Vice President – Chief Financial Officer	$850,000	$850,000	0%
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer	$650,000	$650,000	0%
Philippe Galtie	Executive Vice President – Global Sales	$800,000	$800,000	0%
Andrew W. Hart	Senior Vice President – Diamond & Jewelry Supply	$600,000	$600,000	0%

TIFFANY & CO.

Short-Term Incentives

The Committee uses short-term incentive opportunities, which are typically established in January of each year, to motivate executive officers to achieve the annual financial targets established by the Committee and to demonstrate strategic leadership. Short-term incentives for the executive officers consist of annual cash incentive awards under the 2014 Employee Incentive Plan. Short-term incentive awards have an individual component but are primarily formula-driven, with the majority of the award based on achievement of annual financial targets that align with the Company's annual operating plan.

For short-term incentives for Fiscal 2018, the Committee determined a portion of the awards based on the following individual performance factors: strategic thinking; leadership, including development of effective management teams and employee talent; demonstrated adherence to the Company's Business Conduct Policy – Worldwide, and professionalism; financial metrics relevant to specific areas of responsibility; and specific objectives set for the executive officer. These same factors will be used to determine a portion of the short-term incentives to be paid in respect of Fiscal 2019.

In January 2019, the Committee established target short-term incentive opportunities for Fiscal 2019 for the executive officers. The target short-term incentive opportunities provided to the NEOs for Fiscal 2019, as compared to the target short-term incentive opportunities provided for Fiscal 2018, are shown in the following chart. The maximum short-term incentive established by the Committee for each NEO is equal to twice the target.

Executive	Position	Fiscal 2018 Target Short-Term Incentive As Percentage of Base Salary	Fiscal 2019 Target Short-Term Incentive As Percentage of Base Salary	Percentage Increase from Fiscal 2018 to Fiscal 2019
Alessandro Bogliolo	Chief Executive Officer	150%	150%	0%
Mark J. Erceg	Executive Vice President – Chief Financial Officer	80%	80%	0%
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer	60%	60%	0%
Philippe Galtie	Executive Vice President – Global Sales	80%	80%	0%
Andrew W. Hart	Senior Vice President – Diamond & Jewelry Supply	60%	60%	0%

Fiscal 2018

Company Performance Goals for Fiscal 2018 Short-Term Incentives

In January 2018, the Committee determined that payment of short-term incentives for Fiscal 2018 would be wholly contingent on the Company meeting an operating earnings threshold (the "Base Threshold"). The Committee provided guidance to the executive officers indicating that, if the Base Threshold was not met, then no short-term incentive would be paid, regardless of the extent to which other performance might have been achieved. The Committee further indicated in the guidance that, if the Base Threshold was met, then the Committee intended to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on achievement related to the individual performance factors described above. Thus, achievement of operating earnings goals, Constant Currency Sales Growth goals and individual goals, each at maximum goal levels, would result in payment of 120%, 40% and 40%, respectively, of target. Notwithstanding this guidance, the Committee retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided the Base Threshold was met.

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The use of operating earnings as a performance metric for short-term incentive awards is intended to reward increased profitability through sales growth and margin expansion. The use of Constant Currency Sales Growth is intended to incentivize sales growth through effective brand positioning and customer engagement initiatives.

In March 2018, the Committee established $482 million of operating earnings (subject to permitted adjustments) as the Base Threshold. For the purpose of evaluating performance once the Base Threshold was achieved, the Committee also established threshold, target and maximum performance goals for operating earnings and Constant Currency Sales Growth. The performance goals established, and the corresponding percentage of target short-term incentives eligible to be paid out based on corporate and individual performance, are shown in the chart below.

	Operating Earnings		Constant Currency Sales Growth		Individual Performance
	Operating earnings (millions)	Percentage of target short-term incentive that may be paid:*	Constant Currency Sales Growth	Percentage of target short-term incentive that may be paid:*	Up to 40% of the target short-term incentive may be paid based on achievement of individual performance factors
Threshold	Less than or equal to $643	0%	Less than or equal to -6%	0%
Target	Within the range of $796 to $812	60%	Within the range of 3% to 5%	20%
Maximum	Equal to or greater than $884	120%	Equal to or greater than 9%	40%
	Percentage calculated based on operating earnings, Constant Currency Sales Growth and individual performance = total percentage of target annual incentive paid out*
*Subject to linear interpolation if actual performance falls between the threshold and the bottom of the target range, or between the top of the target range and the maximum. Target ranges include the ends of the ranges.

The target ranges shown above for Fiscal 2018 were higher than those adopted for Fiscal 2017 (when an operating earnings target of $774 million to $790 million and a Constant Currency Sales Growth target of 2.7% to 4.7% were used).
Actual Payout of Fiscal 2018 Short-Term Incentives

In March 2019, the Committee determined that Fiscal 2018 operating earnings equaled $790.3 million, net sales growth equaled 7% and Constant Currency Sales Growth equaled 6% (see Appendix I at PS-107).

The Committee also evaluated the individual performance of the other NEOs, taking into account the CEO's views. The Committee independently evaluated the performance of the CEO. In these evaluations, the individual performance of each NEO eligible for payment of a Fiscal 2018 short-term incentive award was discussed with reference to the individual performance factors described on PS-56, which were set at the beginning of Fiscal 2018. The Committee determined to pay each NEO an amount ranging from 102.6% to 104.6% of his or her target award based on individual performance.

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Based on the determinations described above, the NEOs were paid the percentages shown below of their target awards.

Operating Earnings (60% of target award)		Constant Currency Sales Growth (20% of target award)		Individual Performance (20% of target award)
Fiscal 2018 operating earnings (millions)	Percentage of target short-term incentive paid:	Fiscal 2018 net sales growth/Constant Currency Sales Growth*	Percentage of target short-term incentive paid:	Percentage of target short-term incentive paid based on achievement of individual performance factors:
$790.3	57.8%	7%/6%	26.8%	18-20%
Total percentage of target annual incentive paid out to NEOs: 102.6% - 104.6%
* See Appendix I at PS-107.
Fiscal 2019
For Fiscal 2019, the Committee generally retained the short-term incentive structure from Fiscal 2018. As such, in January 2019, the Committee established target and maximum short-term incentive amounts for the NEOs, with the maximum amount equal to 200% of the target amount. The target short-term incentives established for Fiscal 2019 for the NEOs are shown above under "Relative Values Of Key Compensation Components" at PS-54.

In March 2019, the Committee established threshold, target and maximum goals for operating earnings and Constant Currency Sales Growth. Payment of any short-term incentive award for Fiscal 2019 will be contingent on achievement of either the operating earnings or Constant Currency Sales Growth threshold. If neither threshold is met, no short-term incentive will be paid. The Committee has provided guidance to the executive officers indicating that, if either threshold is met, the Committee intends to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on achievement of the individual performance factors described at PS-56. Notwithstanding this guidance, the Committee has retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided either threshold is met. In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Permissible Adjustments to Evaluation of Performance" at PS-59.

The operating earnings and Constant Currency Sales Growth goals for the Fiscal 2019 grants, and the corresponding percentage of target short-term incentives to be paid out (if any), together with the percentage of target short-term incentives that may be paid out based on individual performance factors, are shown below. The performance goals adopted align with the Company's annual operating plan. As such, they reflect anticipated pressure on sales and earnings in the first half of Fiscal 2019 from the effect of a stronger U.S. dollar, lower foreign tourist spending, comparisons to strong growth in the first half of the prior year, and higher strategic investment spending that began in the second quarter of Fiscal 2018. For information concerning the Company's Fiscal 2019 outlook and underlying assumptions, see K-47 of the Company's Annual Report on Form 10-K.

As in prior years, in recognition of the challenges of setting precise target amounts given volatility in the luxury goods sector, and to avoid windfalls or deficits resulting from slight variances from target, the target goals were expressed as ranges. However, for the Fiscal 2019 awards, the target range for Constant Currency Sales Growth was narrowed, resulting in more precise goals that must be met in order to receive payout at target. In addition, the payout curves for both Operating Earnings and Constant Currency Sales Growth incorporate lower payouts for below-target performance and higher payouts for above-target performance, compared to the prior year.

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	Operating Earnings		Constant Currency Sales Growth		Individual Performance
	Operating earnings (millions)	Percentage of target short-term incentive that may be paid:*	Constant Currency Sales Growth	Percentage of target short-term incentive that may be paid:*	Up to 40% of the target short-term incentive may be paid based on achievement of individual performance factors
Threshold	Less than or equal to $702	0%	Less than or equal to -1%	0%
Target	Within the range of $818 to $834	60%	Within the range of 3.5% to 4.5%	20%
Maximum	Equal to or greater than $888	120%	Equal to or greater than 6.5%	40%
	Percentage calculated based on operating earnings, Constant Currency Sales Growth and individual performance = total percentage of target annual incentive paid out*
*Subject to linear interpolation if actual performance falls between the threshold and the bottom of the target range, or between the top of the target range and the maximum. Target ranges include the ends of the ranges.

Five-Year History of Short-Term Incentive Payouts
The following summarizes average short-term incentive payouts (including bonuses) for the executive officers as a group, as a percentage of target, over the past five fiscal years (without giving effect to payments that were prorated in light of mid-year individual hire dates):

Fiscal Year	Average Total Payout as a Percentage of Target Short-Term Incentive Award
2018	104%
2017	104%
2016	98%
2015	75%
2014	101%
Five-Year Average	96%

Permissible Adjustments to Evaluation of Performance

The 2014 Employee Incentive Plan, approved by the shareholders, permits the Committee, in evaluating achievement of a performance goal, to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) unusual or infrequently occurring items as described in the Annual Report for the applicable year, (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereto, (viii) foreign exchange gains and losses and (ix) a change in the Company's fiscal year.

Long-Term Incentives

The Committee uses long-term incentives to align management interests with those of shareholders, to motivate management to achieve earnings growth and generate operating cash flow, as well as to promote the retention of executive officers.

The Committee considers equity-based awards to be appropriate because, over the long term, the Company's stock price should be a good indicator of management's success in achieving the above objectives.

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The total value of each executive officer's target long-term incentive grant each year is based on a percentage of base salary. The ratio of long-term incentive target to base salary is reviewed annually at the same time that base salaries are reviewed. The long-term incentives established for Fiscal 2019 for each of the NEOs compared to those provided for Fiscal 2018 are shown below.

The target long-term incentive compensation for Mr. Bogliolo for Fiscal 2019 increased from 500% to 520% of his base salary. See "Target Compensation for Named Executive Offices in Fiscal 2019" at PS-46 for a discussion of Mr. Bogliolo’s long-term incentive compensation. The target long-term incentives provided to the other NEOs remained unchanged from Fiscal 2018.

Executive	Fiscal 2018 Target Long-Term Incentive As Percentage of Base Salary	Fiscal 2019 Target Long-Term Incentive As Percentage of Base Salary	Percentage Increase from Fiscal 2018 to Fiscal 2019
Alessandro Bogliolo	500%	520%	4.0%
Mark J. Erceg	250%	250%	0%
Pamela H. Cloud	170%	170%	0%
Philippe Galtie	200%	200%	0%
Andrew W. Hart	160%	160%	0%

Types of Equity Awards

The Committee awards three different types of equity awards to NEOs: PSUs, stock options and RSUs.

•
PSUs reward executives for meeting key financial goals that are important to the long-term performance of the Company, even if the achievement of those goals is not necessarily reflected in the share price as the market does not always respond to earnings growth in a predictable manner.

•	Stock options reward executives for increases in stock price and provide returns aligned with those of shareholders, whether or not financial goals have been met.

•
RSUs support talent attraction and retention objectives. Together with stock options, RSUs also balance an inherent challenge associated with PSUs, as non-controllable and highly variable external factors may affect the Company's results during the three-year performance period.

Prior to Fiscal 2017, all executive officers were provided long-term incentives divided equally between PSUs and stock options. It was the Committee's practice to award RSUs on occasion for reasons such as recognition of prior performance; promotion; attraction of new talent; retention of key talent; and in lieu of cash compensation increases.
Starting in Fiscal 2017, executive officers other than the CEO and those with the title of EVP have been granted 50% of their long-term incentives in the form of PSUs, 25% in the form of stock options, and 25% in the form of RSUs. The CEO and executive officers with the title of EVP (currently, Mr. Erceg and Mr. Galtie) continue to receive 50% of their long-term incentives in the form of PSUs and 50% in the form of stock options.

For purposes of achieving the grant date target value, apportioned according to the above-described mix of long-term incentives, the Committee values awards as follows:

•
for PSUs and RSUs, using the higher of (i) the simple arithmetic mean of the high and low sale price of the Company's common stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date; and assuming that PSUs will vest at the target value described under "Performance-Based Restricted Stock Unit Grants" below; and

•	for stock options, on the basis of the Black-Scholes value on the grant date.

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Performance-Based Restricted Stock Unit Grants

Performance-Based Restricted Stock Units Granted for Fiscal 2019, Fiscal 2018 and Fiscal 2017

The Committee's practice has generally been to award PSUs to executive officers in January of each year. For the PSUs granted in January 2019, 2018 and 2017, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the start of the performance period. Vesting of these PSUs is dependent upon achievement of either the EPS or operating cash flow threshold. If neither threshold is met, no PSUs will vest. The Committee has provided guidance to the executive officers indicating that, if either the EPS or operating cash flow threshold is met, it intends to calculate the number of PSUs to vest based 80% on EPS goals and 20% on operating cash flow goals. Thus, achievement of the EPS goals and operating cash flow goals at target will result in vesting of 80% and 20%, respectively, of the target PSUs granted.

•
EPS was selected as a performance metric to reward earnings growth and incentivize execution of the Company's strategic plans relating to sales growth, margin expansion, network optimization and efficient capital allocation. This metric also aligns with shareholder interests, as the Committee believes the Company's stock price over the long term is primarily driven by growth in EPS. EPS goals are measured on a diluted basis and calculated on a cumulative basis for the three-year performance period.

•
Operating cash flow was added as a performance metric in January 2017, in lieu of the ROA modifier used in prior years, to reward cash flow generation from operations through measures such as inventory management, procurement initiatives intended to reduce costs, and systems and process enhancements. Operating cash flow goals are also calculated on a cumulative basis for the three-year performance period. The target goal is expressed as a range in consideration of volatility in the luxury goods sector and the related challenges of setting goals over a three-year period.

•	The EPS and operating cash flow goals were set by the Committee with reference to the Company's strategic plan as approved by the Board.

For the PSUs granted in January 2019, the EPS and operating cash flow threshold, target and maximum goals, and the corresponding percentage of target shares to be paid out at the end of the performance period (if any), are shown below. In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Permissible Adjustments to Evaluation of Performance" at PS-59.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $13.66	0%	Less than $2,090	0%
Threshold	Equal to $13.66	20%	Equal to $2,090	0%
Target	Equal to $16.07	80%	Within the range of $2,561 to $2,639	20%
Maximum	Equal to or greater than $16.86	160%	Equal to or greater than $2,742	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

Notwithstanding the above guidance, the Committee has retained the discretion to vest the maximum number of PSUs granted (200% of the target number of shares), or reduce the number to vest from the maximum to any number down to zero, provided that either the EPS or operating cash flow threshold is met.

The above performance goals were informed by the three-year strategic plan approved by the Board in March 2019. Both sets of goals are intended to incorporate financial performance goals that are both challenging and realistic, as

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well as to balance near-term financial objectives with brand stewardship and sustainable growth. For more information on the alignment of the performance goals with the three-year strategic plan, see the discussion on PS-43. Compared to the payout curve for the EPS metric used for the prior year, the payout curve for the EPS metric adopted for the Fiscal 2019 PSUs provides lower payouts for an equivalent level of below-target performance.

Payout of the Fiscal 2018 and Fiscal 2017 PSUs will be determined using the same chart shown above, but incorporating the threshold, target and maximum performance goals established at the start of the applicable performance period.

The financial performance goals established by the Committee each year are not intended to be a prediction of how the Company will perform during the performance period or in any future period. The Committee establishes these goals solely to help it align pay with performance. The goals are not intended to provide investors or any other party with guidance about future financial performance or operating results. None of the information contained in this CD&A should be relied upon as guidance or a prediction of the Company’s future performance.

Performance-Based Restricted Stock Units Granted for Fiscal 2016

Vesting of the January 2016 PSUs was dependent upon the achievement of an EPS threshold. The Committee provided guidance to the executive officers indicating that, if the EPS threshold was met, it intended to calculate the number to vest based on achievement of EPS goals and an average ROA goal over the applicable three-year performance period. The Committee provided the following chart to the NEOs to illustrate the manner in which the number to vest would be calculated at the conclusion of the three-year performance period, subject to interpolation if actual amounts fell between the levels shown:

EPS Performance	Percentage of Target Shares Earned under EPS Goal	ROA ADJUSTMENT TO SHARES EARNED UNDER EPS GOAL				Percentage of Target Shares Earned with Impact of ROA Adjustment
		ROA Achievement of 0 to 89.9%	ROA Achievement of 90.0% to 99.9%	ROA Achievement of 100.0% to 109.9%	ROA Achievement of 110% or Greater
EPS Threshold Not Reached	0%	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	0%
EPS Threshold Reached	25%	No ROA Adjustment	No ROA Adjustment	0% to 9% upward adjustment contingent on level of ROA achievement, e.g. Achievement of 105% of ROA Target = 5% adjustment upward; Achievement of 109% of ROA Target = 9% adjustment upward	+10%	25% to 35%
EPS Target Reached	100%	-10%	-1% to -9% downward adjustment contingent on level of ROA achievement, e.g. Achievement of 95% of ROA Target = 5% adjustment downward; Achievement of 99% of ROA Target = 1% adjustment downward		+10%	90% to 110%
EPS Maximum Reached	190%	-10%			+10%	180% to 200%
Notwithstanding the guidance shown above, the Committee retained the discretion to vest the maximum number of PSUs granted (200% of the target number of shares), or reduce the number to vest from the maximum to any number down to zero, provided the EPS threshold is met.

The EPS and ROA goals applicable to the January 2016 PSUs are shown below. These goals were set by the Committee in March 2016, with reference to the Company's strategic plan as approved by the Board. The EPS goal

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was cumulative over the three-year performance period and determined on a diluted basis. The ROA goal was calculated for each year, as a percentage, and then averaged over each of the three years in the performance period.

January 2016 PSUs	Threshold	Target	Maximum
EPS	$8.80	$11.79	$12.58
ROA Target	9.2%
Percentage of Target Shares Vested: 128.8%

In March 2019, the January 2016 PSUs vested at 128.8% of target shares (64.4% of maximum shares). This was based on cumulative EPS of $11.97 for the three-year period ended January 31, 2019 (taking into account adjustments permitted under the 2014 Employee Incentive Plan), against the EPS target of $11.79 for such three-year period, and with an ROA modifier based on ROA of 10.0% compared to the ROA target of 9.2%.

For additional information about the PSUs, including a description of the circumstances in which a portion of the units may vest in various circumstances of death, disability, retirement, a change in control or at the initiative of the Company, see "Equity Incentive Plan Awards–Performance-Based Restricted Stock Units" at PS-76.

Stock Option Grants
Each January, the Committee grants stock options in order to further link the interests of the executive officers and the Company's shareholders in long-term growth in stock price and to support the brand stewardship over the long term. Special grants are occasionally made in connection with promotions and new hires, and for recognition purposes.
The 2014 Employee Incentive Plan under which stock options are granted requires the exercise price of each option to be established by the Committee (or determined by a formula established by the Committee) at the time the option is granted. Options are to be granted with an exercise price equal to or greater than the fair market value of a share as of the grant date. The Committee calculates the exercise price to be the higher of (i) the simple arithmetic mean of the high and low sale price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. The incentive plan does not permit repricing of underwater options at a later date without shareholder approval.
For more information about stock options see "Equity Incentive Plan Awards–Stock Options" at PS-77.
Time-Vesting Restricted Stock Unit Awards
The RSUs granted to certain NEOs in January 2019 vest ratably over four years. For additional information about the RSUs, see "Equity Incentive Plan Awards–Time-Vesting Restricted Stock Units" at PS-77. Special grants of RSUs may be made from time to time in connection with promotions and new hires, and for recognition purposes.

Retirement Benefits

Retirement benefits are offered to attract and retain qualified executive officers. Retirement benefits offer financial security in the future and are not entirely contingent upon corporate performance factors. However, the compensation on which the retirement benefits of each executive officer are based includes bonus and incentive awards made in the past; such awards are determined by corporate and individual performance factors in the year awarded.

Defined Contribution Retirement Benefit

For the NEOs other than Ms. Cloud and Mr. Hart, a defined contribution retirement benefit ("DCRB") is available through the 401K Plan. Excess defined contribution retirement benefit contributions ("Excess DCRB Contributions") are credited to the Tiffany and Company Executive Deferral Plan ("Deferral Plan"). Employer contributions credited to the Deferral Plan are calculated to compensate executives for pay amounts limited by reason of the Internal Revenue Code. Mr. Bogliolo, Mr. Erceg and Mr. Galtie are eligible to receive Excess DCRB Contributions.

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Mr. Galtie receives additional retirement benefits agreed upon at the time of his recruitment. See "Philippe Galtie Compensatory Arrangement" at PS-81.
Traditional Pension Retirement Benefit

Ms. Cloud and Mr. Hart participate in the Tiffany and Company Pension Plan ("Pension Plan"), a tax-qualified defined benefit pension plan available to all full-time U.S. employees hired before January 1, 2006. They also receive incremental benefits under the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits ("Excess Plan") and the 1994 Tiffany and Company Supplemental Retirement Income Plan ("Supplemental Plan").

The Excess Plan credits base salary and short-term incentive payments in excess of amounts that the Internal Revenue Service ("IRS") allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the Pension Plan to maintain for executives the relationship established for employees compensated below the IRS limit between annual cash compensation and pension benefits.

The Supplemental Plan serves as a retention incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit when the executive reaches specified service milestones.

For a further description of these traditional pension retirement benefits see "Features of the Pension Benefit Plans" at PS-87.

Equity Grants - Retirement Provisions

The terms applicable to grants of stock options and PSUs provide for certain benefits upon retirement. See "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-78 for a description of these benefits. Outstanding RSUs are forfeited upon retirement.
Life Insurance and Disability Insurance Benefits

IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual base salaries largely unavailable to the Company's executive officers. The Company maintains the relationship established for lower-compensated employees between annual base salaries and life insurance benefits through executive-owned, employer-paid whole-life policies. (For an explanation of the key features of the life insurance benefits, see "Life Insurance Benefits" at PS-79.) Life insurance premiums are taxable to the executives, and no gross-up is paid.

The Company provides executive officers special disability insurance benefits to take into account the income replacement limits of the Company's standard disability insurance policies. These special disability benefits maintain the relationship established for employees compensated below the IRS limit between annual cash compensation and disability benefits. Disability insurance premiums are taxable to the executives, and no gross-up is paid.

Severance Benefits Prior to a Change in Control
In September 2018, the Company adopted the Executive Severance Plan, which provides benefits to executive officers in the event of involuntary termination without cause or resignation for good reason, prior to a change in control, in exchange for a release of claims and compliance with restrictive covenants. For a description of the benefits provided under the Executive Severance Plan, see "Executive Severance Plan" at PS-95.
In addition, the offer letter provided to Mr. Bogliolo in connection with his recruitment to the Company provides for certain severance benefits in the event of involuntary termination without cause or resignation for good reason, prior to a change in control, before the third anniversary of his commencement date. For a description of the benefits available under Mr. Bogliolo's offer letter, see "Explanation of Potential Payments on Termination Prior to a Change in Control" at PS-94.

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The terms applicable to certain grants of stock options and PSUs similarly provide benefits in the event of involuntary termination without cause following ten years of service as an executive officer. For a description of these benefits, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-78.
Change in Control Arrangements

Retention Agreements

The Committee believes that, during any time of possible or actual transition of corporate control, it would be important to keep the team of executive officers in place and free of distractions that might arise out of concern for personal financial advantage or job security. Since the Company went public in 1987, it has not had a single controlling shareholder, and, depending upon the circumstances, executive officers could consider acquisition of a controlling interest, as described in the retention agreements, to be a prelude to a significant change in corporate policies and an incentive to leave. To ensure that executive officers remain with the Company, stay focused on the business and maximize shareholder value during a period of uncertainty resulting from a potential change in control transaction (as defined below), the Company has entered into retention agreements with each of the current executive officers that provide financial incentives to remain in place during such times. For a description of the retention agreements, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-96.

The Committee believes that the retention agreements serve the best interests of the Company's shareholders because such agreements:

•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a change in control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the shareholders, even if management would benefit financially from change in control payments to the executive officers.

Dual Triggers

The retention agreements are "dual-trigger" arrangements in that they provide no benefits unless two events occur: (i) a change in control followed by (ii) a loss of employment.

Definition of "Change in Control"

For a description of events that constitute a "change in control" for purposes of the retention agreements, see "Definition of a Change in Control" at PS-97.

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No Gross-Ups
The retention agreements do not provide executive officers with reimbursement for excise taxes or other taxes in connection with severance payments or other amounts relating to the change in control.

Other Change in Control Provisions

Equity awards and certain executive retirement benefits provide benefits following a change in control. These benefits will only be provided on a loss of employment (a "dual trigger") or if the Company does not survive the transaction. For a more detailed discussion of applicable change in control provisions, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-96.

Employment Agreements for Named Executive Officers

The Company has provided offer letters to Mr. Bogliolo, Mr. Erceg and Mr. Galtie that capture key terms negotiated as part of recruitment. For a description of these offer letters, which provide for, among other terms, initial base salary, short- and long-term incentives, sign-on awards and, in Mr. Bogliolo's case, certain severance benefits, see "Alessandro Bogliolo Compensatory Arrangement," "Mark J. Erceg Compensatory Arrangement" and "Philippe Galtie Compensatory Arrangement" at PS-79, PS-80 and PS-81, respectively.
Effect of Termination for Cause

Stock options may not be exercised after a termination for cause. PSUs will not vest if termination for cause occurs before the conclusion of the three-year performance period. Likewise, RSUs will not vest if termination for cause occurs before the vesting date provided for in the award.

OTHER INFORMATION

Equity Ownership by Executive Officers

The Company has in place a share ownership policy. The purpose of the policy is to enhance alignment of management's interests with those of shareholders over the long term.

Significant Portfolio

Under the share ownership policy, executive officers are subject to restrictions on the disposal of shares of the Company's common stock. For each executive officer, "Significant Portfolio" means ownership of shares having a total market value equal to or greater than the following multiples of their annual base salaries:

Position/Level	Market Value of Company Stock Holdings as a Multiple of Base Salary (Significant Portfolio Requirement)
Chief Executive Officer	Five Times
Executive Vice President	Three Times
Senior Vice President	Two Times

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Equity Used to Meet Share Ownership Guidelines

The share ownership policy counts shares owned as follows:

Shares Counted:
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws, including shares held in the 401K Plan.
Shares Not Counted:
Rights to acquire shares of the Company's common stock through derivative securities, including stock options or the vesting of RSUs.

For purposes of determining the amount of shares constituting a Significant Portfolio, shares will be valued at the mean of the high and low trading prices on the New York Stock Exchange on the relevant calculation date. Each executive's attainment of a Significant Portfolio is measured annually on April 1 or the first trading day thereafter. However, an executive who acquires a Significant Portfolio after the annual calculation date shall be deemed to hold a Significant Portfolio for purposes of any proposed disposition after such acquisition.

Disposal Restrictions

Executive officers who have Significant Portfolios may not dispose of shares of the Company's common stock if the disposition would cause their holdings to fall below the Significant Portfolio threshold. They may, however, dispose of any or all shares in excess of the Significant Portfolio threshold.

Executive officers who do not have Significant Portfolios are only permitted to dispose of shares of the Company's common stock as follows:

•	no more than 50% of the net shares deemed issued as a consequence of any vesting or exercise of an equity award;

•	under circumstances constituting a financial hardship, as so determined by the Board; or

•	pursuant to a qualified domestic relations order.
Compliance

The share ownership policy does not contain an express compliance deadline in recognition that the disposal restrictions ensure that the executive officers are making progress toward meeting the Significant Portfolio requirements and provide for greater administrative ease. As of January 31, 2019, one NEO held a Significant Portfolio. The remaining NEOs remain subject to the share disposal restrictions described above that are intended to ensure continued progress towards share ownership goals.

Hedging and Pledging Not Permitted

The Company maintains a worldwide policy on insider information, applicable to all employees, officers and directors. The policy, which was adopted by the Board, expressly prohibits speculative transactions (i.e., hedging), such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities. It also prohibits pledging or margining of Company securities.

Restrictive Covenants

The NEOs are subject to restrictive covenants with a post-employment term that will end upon the earlier of a change in control or the first anniversary of the termination of employment. The restrictive covenants include a non-compete restriction, a non-solicitation restriction with respect to employees, customers, vendors, business partners and suppliers, and a no-hire restriction with respect to employees and others engaged by the Company or its affiliates.

Violation of the covenants will result in:

•	loss of certain benefits under the nonqualified retirement plans;

•	loss of all rights under stock options, RSUs and PSUs (whether or not vested); and

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•
mandatory repayment of all proceeds from stock options exercised or RSUs or PSUs vested during a period beginning 180 days before termination and throughout the duration of the non-competition covenant.

In addition, the severance benefits provided under the Executive Severance Plan are conditioned upon compliance with non-competition, non-solicitation and no-hire obligations for a period of up to 18 months following termination, as well as ongoing confidentiality and cooperation obligations. See “Explanation of Potential Payments on Termination Prior to a Change in Control” at PS-94.
Clawback Policy

The executive officers are subject to a policy that expressly provides for recoupment of executive incentive-based compensation if an accounting restatement is required due to material noncompliance with any financial reporting requirements. For purposes of the policy, incentive-based compensation means pay which has been calculated based on objective performance criteria included in publicly reported financial information reported by the Company, and includes PSUs and cash incentive awards. Time-vesting stock options and RSUs, or proceeds therefrom, are not subject to this policy.

Under the policy, in the event of a material restatement, the Board will review the incentive-based compensation paid to executive officers during the three-year period preceding the issuance of the restatement to determine if excess incentive compensation was paid. Excess incentive compensation is defined to be any incentive compensation in excess of that which would have been paid if the applicable material restatement had been applied at the time of payment.

The Board may seek recoupment of after-tax excess incentive compensation from one or more of the executive officers who received excess payment.

Compensation Risk Assessment

The Committee, together with the Audit Committee of the Board, annually reviews an assessment by management of the Company's compensation policies and practices for employees, including executive and non-executive policies and practices. Selected key areas that are reviewed, together with management's assessment of these elements, included pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements and trading policies, and leadership and culture. Sound practices are identified in each of these respective areas. As a result of the Committee's Fiscal 2018 review, the Committee determined that any risks that may result from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Limitation Under Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation expense a company can deduct in calculating its federal income taxes in any one year with respect to compensation paid to certain executive officers. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.

Previously the limit in Section 162(m) was subject to an exception for "performance-based compensation." This performance-based exception was repealed, effective for tax years beginning after December 31, 2017, such that no compensation paid to covered executive officers in excess of $1 million will be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.  Because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of transition relief, no assurance can be given that compensation that was intended to satisfy the requirements for exemption from Section 162(m) when granted will in fact be exempted from the Section 162(m) limits on deductibility. Further, the Committee may decide, in the course of exercising its business judgment, to adjust payouts or otherwise modify compensation elements that were initially intended to be exempt from Section 162(m) if it determines that doing so is consistent with the Company's business needs.

* * *

TIFFANY & CO.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the management of Tiffany & Co. Based on our review and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

Compensation Committee and its Stock Option Subcommittee:

Rose Marie Bravo, Chair
Roger N. Farah
Abby F. Kohnstamm
Annie Young-Scrivner

March 21, 2019

TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2018, Fiscal 2017 and Fiscal 2016

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non- Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Alessandro Bogliolo Chief Executive Officer[1]	2018	1,346,375	—	3,510,069	3,514,821	2,118,150	—	450,724	10,940,139
	2017	414,269	2,800,000	4,775,179	4,771,638	702,570	—	530,559	13,994,215
Mark J. Erceg Executive Vice President - Chief Financial Officer[2]	2018	847,718	—	1,062,510	1,063,969	704,480	—	468,064	4,146,741
	2017	847,718	750,000	1,062,544	1,061,734	705,840	—	306,423	4,734,259
	2016	224,971	—	2,979,811	3,065,962	—	—	815,104	7,085,848
Pamela H. Cloud Senior Vice President - Chief Merchandising Officer	2018	648,255	—	829,153	276,651	400,140	—	54,070	2,208,269
	2017	646,912	—	828,978	276,124	404,820	572,832	53,920	2,783,586
	2016	597,909	—	828,904	276,630	356,400	170,297	53,920	2,284,060
Philippe Galtie Executive Vice President - Global Sales	2018	797,852	—	800,080	801,091	663,040	—	297,424	3,359,487
	2017	715,286	—	1,300,236	1,299,994	584,522	—	255,182	4,155,220
	2016	572,018	—	731,531	244,044	341,550	—	278,773	2,167,916
Andrew W. Hart Senior Vice President - Diamond & Jewelry Supply[3]	2018	598,390	—	720,106	240,340	372,960	89,654	56,215	2,077,665

[1]	Mr. Bogliolo assumed responsibilities as CEO on October 2, 2017.

[2]	Mr. Erceg assumed responsibilities as Executive Vice President - Chief Financial Officer on October 18, 2016.

[3]	Mr. Hart was not an NEO for Fiscal 2016 or Fiscal 2017.

Notes to Summary Compensation Table

(a)
Salary. Salary amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401K Plan. Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table at PS-90.

(b)	Bonus. For Mr. Bogliolo and Mr. Erceg, the amounts shown for Fiscal 2017 represent cash sign-on bonuses provided to them as contemplated in their offer letters.

(c)
Stock Awards. Except to the extent otherwise noted below in this note, amounts shown represent the dollar amount of the grant date fair value of the stock unit award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("Codification Topic 718"), disregarding any estimates of forfeitures related to service-based vesting conditions, for the fiscal year in which the award was granted. The amounts shown for Fiscal 2018 reflect grants of PSUs and RSUs, in each case where applicable, made in January 2019, and the amounts shown for the prior fiscal years likewise include grants made in January of the applicable fiscal year. The amounts shown are based on the assumption that applicable performance targets for the three-year performance period established by the Committee for each respective grant of PSUs will be met at 100%. The amounts further reflect that the PSU and RSU grants made beginning in January 2017 provide for dividend equivalent units, while prior awards do not.

The maximum value of each PSU award, assuming the highest level of performance conditions are met for the applicable period, calculated in accordance with Codification Topic 718, appears in the chart below.

For Mr. Bogliolo, the Fiscal 2017 amount reflects the grant date fair value of (i) an annual grant of PSUs for Fiscal 2018 awarded to him on January 17, 2018 ($3,375,093), at the same time annual PSU grants were

TIFFANY & CO.

made to the other executive officers, and (ii) a one-time grant of RSUs awarded to him on the same date in connection with his recruitment ($1,400,086).

For Mr. Erceg, the Fiscal 2016 amount reflects the grant date fair value of (i) PSUs awarded on January 19, 2017 ($1,062,554), and (ii) a one-time award of RSUs granted to him on November 16, 2016 in connection with his recruitment ($1,917,257).

For Mr. Galtie, the Fiscal 2017 amount reflects the grant date fair value of (i) PSUs awarded on January 17, 2018 ($800,096), and (ii) a one-time promotional award of RSUs granted to him on July 19, 2017 ($500,140).

Maximum Value of Stock Awards at Grant Date Value

Executive	2018	2017	2016
Alessandro Bogliolo	$7,020,138	$6,750,187	Not a named executive officer
Mark J. Erceg	$2,125,020	$2,125,087	$4,042,364
Pamela H. Cloud	$1,105,140	$1,105,159	$1,381,454
Philippe Galtie	$1,600,160	$1,600,191	$1,219,033
Andrew W. Hart	$960,028	Not a named executive officer	Not a named executive officer

(d)
Option Awards. Amounts shown represent the dollar amount of the grant date fair value of the award, calculated in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions. The amounts shown for Fiscal 2018 reflect stock option grants made in January 2019, and the amounts shown for the prior fiscal years likewise include grants made in January of the applicable fiscal year.

For Mr. Bogliolo, the Fiscal 2017 amount is the grant date fair value of (i) stock options awarded on January 17, 2018 ($3,372,608) and (ii) a one-time award of stock options granted to him on the same date in connection with his recruitment to the Company ($1,399,030).

For Mr. Erceg, the Fiscal 2016 amount is the grant date fair value of (i) stock options awarded on January 19, 2017 ($1,063,808) and (ii) a one-time award of stock options granted to him on November 16, 2016 in connection with his recruitment to the Company ($2,002,154).

For Mr. Galtie, the Fiscal 2017 amount is the grant date fair value of (i) stock options awarded on January 17, 2018 ($799,491) and (ii) a one-time promotional award of stock options granted to him on July 19, 2017 ($500,503).

(e)
Non-Equity Incentive Plan Compensation. This column reflects cash short-term incentive awards under the 2014 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved performance goals after the release of the Company's financial statements for the fiscal year. (For a description of the performance goals, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Non-Equity Incentive Plan Awards" at PS-76.) This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(f)
Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the executive's accumulated benefit under all defined benefit plans. This column does not include earnings under the Deferral Plan because it does not pay above-market or preferential earnings on compensation that is deferred.

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For each fiscal year reported, the present value of the benefit is affected by a number of factors including compensation levels, credited years of service, the discount rate used to determine the present value of the benefit, the executive's age, and the applicable mortality table. For the reported fiscal years, applicable discount rates were as follows:

	Discount Rate Applicable to Benefits Accrued under Qualified Pension Plan	Discount Rate Applicable to Benefits Accrued under Nonqualified Pension Plans
Fiscal 2018	4.25%	4.25%
Fiscal 2017	4.00%	3.75%
Fiscal 2016	4.25%	4.25%
Fiscal 2015	4.50%	4.25%

For additional information, see "Assumptions Used in Calculating the Present Value of the Accumulated Benefits" at PS-86.

The Fiscal 2018 change in pension value was a negative amount for Ms. Cloud (-$209,234).

(g)
All Other Compensation. The table below shows a detailed description of all other compensation paid to the NEOs. In addition to the payments reported below, executive officers are from time to time permitted to borrow merchandise for their personal use to support the Company's marketing efforts.

		Leadership Benefits		Broad-Based Retirement Benefits			Other ($)	Notes	Total ($)
Name	Year	Premium on Additional Disability Insurance ($)	Premium on Life Insurance ($)	401K Plan Company Match ($)	Defined Contribution Retirement Benefit ($) (i)	Excess Defined Contribution Retirement Benefit ($) (ii)
Alessandro Bogliolo	2018	12,281	392,159	8,100	8,100	1,221	28,863	(iii)	450,724
	2017	8,301	2,581	—	—	—	519,677	(iv)	530,559
Mark J. Erceg	2018	10,714	157,737	8,100	6,750	33,193	251,170	(v)	468,064
	2017	10,714	168,352	6,749	3,994	—	116,614	(vi)	306,423
	2016	6,578	1,540	—	—	—	806,986	(vii)	815,104
Pamela H. Cloud	2018	9,366	36,604	8,100	—	—	—		54,070
	2017	9,366	36,604	7,950	—	—	—		53,920
	2016	9,366	36,604	7,950	—	—	—		53,920
Philippe Galtie	2018	13,662	152,468	8,100	8,100	23,087	92,007	(viii)	297,424
	2017	13,662	124,457	7,950	7,950	11,700	89,463	(ix)	255,182
	2016	10,043	106,103	7,950	5,466	—	149,211	(x)	278,773
Andrew W. Hart	2018	9,970	38,145	8,100	—	—	—		56,215

(i)	The amount shown in this column reflects the benefit paid in the year listed for the prior plan year under the DCRB feature of the 401K Plan. See "Defined Contribution Retirement Benefit" at PS-63.

(ii)
The amount shown in this column reflects the benefit paid in the year listed for the prior plan year under the Excess DCRB feature of the Deferral Plan. See "Defined Contribution Retirement Benefit" at PS-63.

(iii)
For Mr. Bogliolo, the amount reported under "Premium on Life Insurance" for Fiscal 2018 represents a premium payment on a whole life insurance policy. (The premium paid in the prior year, reported under "Premium on Life Insurance" for Fiscal 2017, represents a premium payment for an interim policy following Mr. Bogliolo’s commencement in his role in October 2017.) See PS-79 for a description of the key features of the life insurance benefit provided to executive officers. In addition, the amount reported for Mr. Bogliolo

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under "Other" for Fiscal 2018 represents payment of legal fees incurred in connection with obtaining authorization for Mr. Bogliolo to work in the United States and for Mr. Bogliolo and his family to reside in the United States during his employment, as contemplated in the offer letter extended to him. For a more detailed discussion of Mr. Bogliolo's compensatory arrangements, see "Alessandro Bogliolo Compensatory Arrangement" at PS-79.

(iv)
For Mr. Bogliolo, the amount reported under "Other" for Fiscal 2017 represents a payment to reimburse relocation costs ($500,000), payment for tax consultation services ($1,880) and payment of legal fees incurred in connection with obtaining work and residency authorization ($17,797), each of which was contemplated in the offer letter extended to him. For a more detailed discussion of Mr. Bogliolo's compensatory arrangements, see "Alessandro Bogliolo Compensatory Arrangement" at PS-79.

(v)
For Mr. Erceg, the amount reported under "Other" for Fiscal 2018 represents payment of relocation costs ($250,570) and for tax consultation services ($1,000), each of which was contemplated in the offer letter extended to him. For a more detailed discussion of Mr. Erceg's compensatory arrangements, see "Mark J. Erceg Compensatory Arrangement" at PS-80.

(vi)
For Mr. Erceg, the amount reported under "Other" for Fiscal 2017 represents payment to reimburse moving costs ($114,664) and payment for tax consultation services ($1,950), each of which was contemplated in the offer letter extended to him.

(vii)
For Mr. Erceg, the amount reported under "Other" for Fiscal 2016 represents payment of relocation expenses ($56,986), and a one-time cash payment ($750,000) to reimburse Mr. Erceg for his repayment of a prior sign-on bonus, each of which was contemplated in the offer letter extended to him.

(viii)
For Mr. Galtie, the amount reported under "Other" for Fiscal 2018 represents a defined contribution to certain French social security and pension schemes ($89,921), as provided for in the offer letter extended to him, and payment for tax consultation services ($2,086). For a more detailed discussion of Mr. Galtie's compensatory arrangements, see "Philippe Galtie Compensatory Arrangement" at PS-81.

(ix)
For Mr. Galtie, the amount reported under "Other" for Fiscal 2017 represents a defined contribution to certain French social security and pension schemes ($87,113), as provided for in the offer letter extended to him, and payment for tax consultation services ($2,350).

(x)
For Mr. Galtie, the amount reported under "Other" for Fiscal 2016 represents a defined contribution to certain French social security and pension schemes ($106,354) and relocation costs provided in the offer letter extended to him ($42,857).

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GRANTS OF PLAN-BASED AWARDS
Fiscal 2018

2014 Employee Incentive Plan

Name	Award Type	Grant Date	Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future/Possible Payouts Under Equity Incentive Plan Awards (b)			All Other Option/ Stock Awards: Number of Securities Underlying Options/Awards (#)(c)	Exercise or Base Price of Option Awards ($/Sh) (d)	Grant Date Fair Value of Equity Awards ($)(e)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Alessandro Bogliolo	Annual Incentive	1/17/2019	0	2,025,000	4,050,000
	Stock Option	1/17/2019							224,572	85.26	3,514,821
	PSU	1/17/2019				8,234	41,169	82,338			3,510,069
Mark J. Erceg	Annual Incentive	1/17/2019	0	680,000	1,360,000
	Stock Option	1/17/2019							67,980	85.26	1,063,969
	PSU	1/17/2019				2,492	12,462	24,924			1,062,510
Pamela H. Cloud	Annual Incentive	1/17/2019	0	390,000	780,000
	Stock Option	1/17/2019							17,676	85.26	276,651
	PSU	1/17/2019				1,296	6,481	12,962			552,570
	RSU	1/17/2019							3,244		276,583
Philippe Galtie	Annual Incentive	1/17/2019	0	640,000	1,280,000
	Stock Option	1/17/2019							51,184	85.26	801,091
	PSU	1/17/2019				1,877	9,384	18,768			800,080
Andrew W. Hart	Annual Incentive	1/17/2019	0	360,000	720,000
	Stock Option	1/17/2019							15,356	85.26	240,340
	PSU	1/17/2019				1,126	5,630	11,260			480,014
	RSU	1/17/2019							2,816		240,092

Notes to Grants of Plan-Based Awards Table

(a)
The grants shown in this column reflect annual incentives granted to the NEOs in respect of Fiscal 2019. The amounts reported in the "Threshold," "Target" and "Maximum" columns reflect estimated future payouts under these awards.

(b)
The grants shown in this column reflect PSUs granted in January 2019 in respect of Fiscal 2019. For these grants, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the beginning of the applicable performance period. The Committee has communicated to the NEOs that, if the EPS threshold or the operating cash flow threshold is attained, the Committee intends to calculate the number of PSUs to vest as indicated in the chart below, based on actual results compared to threshold, target and maximum goals shown; however, the Committee retains the discretion to vest the maximum number of shares granted, or reduce the number to vest to any amount down to zero, provided the EPS or operating cash flow threshold is met.

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	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $13.66	0%	Less than $2,090	0%
Threshold	Equal to $13.66	20%	Equal to $2,090	0%
Target	Equal to $16.07	80%	Within the range of $2,561 to $2,639	20%
Maximum	Equal to or greater than $16.86	160%	Equal to or greater than $2,742	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

Amounts listed in the sub-column labeled "Target Number of Shares" reflect the number of shares awarded assuming the EPS and operating cash flow targets are met at 100%. By contrast, if the EPS target is met at 100% and the operating cash flow threshold is not met, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 80% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 32,935 shares, Mr. Erceg - 9,970 shares, Ms. Cloud - 5,185 shares, Mr. Galtie - 7,507 shares and Mr. Hart - 4,504 shares. Conversely, if the EPS threshold is not met and the operating cash flow target is met at 100%, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 20% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 8,234 shares, Mr. Erceg - 2,492 shares, Ms. Cloud - 1,296 shares, Mr. Galtie - 1,877 shares and Mr. Hart - 1,126 shares. Amounts listed in the sub-column labeled "Maximum Number of Shares" reflects the number of shares awarded assuming the EPS and operating cash flow maximums are met.

(c)
The RSUs and stock options shown in this column reflect RSUs and stock options granted in January 2019 in respect of Fiscal 2019. These RSUs and stock options will vest in equal installments on the first, second, third and fourth anniversaries of the grant date.

(d)
The exercise price shown in this column was the higher of the (i) the simple arithmetic mean of the high and low sale price of the Company's common stock on the New York Stock Exchange on the option grant date and (ii) the closing price on such Exchange on such grant date.

(e)
The fair value of the stock option and PSU awards shown in this column was computed as of the grant date in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions. The fair value of the PSU awards was computed assuming that the EPS target and operating cash flow target were each met at 100% but not exceeded, resulting in vesting of the target number of PSUs. For additional information regarding PSU awards, see the table titled "Outstanding Equity Awards at Fiscal Year-End" at PS-82. The amount reported for the RSUs shown represents the grant date fair value of those grants.

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DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS

NON-EQUITY INCENTIVE PLAN AWARDS

Fiscal 2018 Grants - Performance and Payout
Payout amounts for the short-term incentive awards granted for Fiscal 2018 are shown in the Summary Compensation Table under the column headed "Non-Equity Incentive Plan Compensation." For a description of these awards, including the performance goals established at the start of the performance period for the corporate and individual portions, see "Short-Term Incentives–Fiscal 2018" at PS-56.

In March 2019, the Committee determined that the operating earnings threshold of $482 million had been met. The Committee further determined that the payout percentage for the corporate portions of the award would be 84.6% of the overall target award, based on Fiscal 2018 operating earnings of $790.3 million, net sales growth of 7%, and Constant Currency Sales Growth of 6% (see Appendix I at PS-107).

Based on achievement of individual goals, the Committee determined that the payout percentage of the Individual Portion would be 18-20% of the overall target award for the NEOs.

As a result of the determinations described above, each of the NEOs was paid 102.6% to 104.6% of his or her overall target award.

Fiscal 2017 and Fiscal 2016 Grants
In Fiscal 2017 and 2016, short-term incentive awards were paid out to the executive officers as follows:

•	In Fiscal 2017, the Company’s consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 104% of the target amount.

•
In Fiscal 2016, the Company's consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 98% of the target amount, on average.

EQUITY INCENTIVE PLAN AWARDS – PERFORMANCE-BASED RESTRICTED STOCK UNITS

The PSUs awarded in January 2019 are reflected in the Grants of Plan-Based Awards table under the column headed "Estimated Future/Possible Payouts Under Equity Incentive Plan Awards."

General Terms of PSU Grants

PSU grants have the following general features:

•	Stock units included in the grant ("Units") are exchanged on a one-to-one basis for shares of the Company's common stock if the Units vest.

•	Vesting is determined at the end of a three-year performance period.

•
Dividends are not paid on PSUs. However, PSUs granted in January 2017 and later accrue dividend equivalent units that will only be paid out upon vesting of the underlying Units, if any. Whole dividend equivalent units are paid out in shares, and fractional dividend equivalent units are paid out cash. No dividend equivalent units are paid or accrued on PSUs granted prior to January 2017.

•
Vesting of PSUs (for reasons other than those described above or upon a change in control) is dependent upon achievement of one or more threshold performance goals established by the Committee within 90 days of the start of the performance period.

•	Under no combination of circumstances will vesting occur for more than the number of Units granted (twice the number of target Units).

•	For a description of the effect of termination of employment on PSU awards, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-78.

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For a further description of the PSUs granted in January 2019, 2018, 2017 and 2016, see "Performance-Based Restricted Stock Unit Grants" at PS-61 to PS-63.

Vesting of Performance-Based Restricted Stock Units for the February 2016 - January 2019 Performance Period

In March 2019, for the three-year performance period ending January 31, 2019, it was determined that a cumulative EPS of $11.97 per diluted share was achieved (taking into account adjustments permitted under the 2014 Employee Incentive Plan), compared to the EPS target of $11.79 and, based on ROA of 10.0% compared to the ROA target of 9.2%, a ROA modifier was applied. As a result, vesting of 128.8% of target shares (64.4% of the maximum shares granted) occurred.

As permitted under the 2014 Employee Incentive Plan, the Committee retains the discretion to adjust achieved performance so that executive officers will not be advantaged or disadvantaged by certain types of events. For the PSUs granted for the three-year performance period ending January 31, 2019:

•	The EPS considered for Fiscal 2016 excluded $24.0 million associated with impairment charges related to capitalized software development costs and loans to diamond mining companies.

•	The EPS considered for Fiscal 2017 excluded a net charge of $146.2 million related to the enactment of the 2017 Tax Act.

•
The EPS considered for Fiscal 2018 excluded estimated benefits resulting from a reduction in the effective tax rate in Fiscal 2018 from the prior year due to the enactment of the 2017 Tax Act. Following this adjustment, the EPS considered for Fiscal 2018 was $4.09, compared to the reported EPS of $4.75.

EQUITY INCENTIVE PLAN AWARDS – STOCK OPTIONS

Stock option grants have the following features:

•
Stock options granted annually to executive officers vest (become exercisable) in four equal annual installments. Stock options may also be granted from time to time in connection with promotions and new hires and for recognition purposes, and may be awarded in those cases on a cliff-vesting basis.

•	For an explanation of the method of determining the exercise price of options, see "Stock Option Grants" at 63.

•	Stock options expire no later than the tenth anniversary of the grant date.

•
For a description of the effect of termination of employment on the vesting schedule and the expiration date of stock option awards, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-78.

EQUITY INCENTIVE PLAN AWARDS – TIME-VESTING RESTRICTED STOCK UNITS

RSU grants have the following features:

•
RSUs granted annually to certain executive officers vest in four equal annual installments. RSUs may also be granted from time in connection with promotions and new hires and for recognition purposes, and may be awarded in those cases on a cliff-vesting basis.

•
Dividends are not paid on RSUs. However, RSUs granted in January 2017 and later accrue dividend equivalent units that will only be paid out upon vesting of the underlying RSUs, with whole dividend equivalent units to be paid out in shares, and fractional dividend equivalent units to be paid out in cash.

•	For a description of the effect of termination of employment on RSU grants, see below under "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards."

TIFFANY & CO.

EQUITY INCENTIVE PLAN AWARDS - EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS

The grant terms applicable to certain equity awards provide for benefits, prior to a change in control, in the event of retirement, involuntary termination without cause of an executive who has accrued ten years of service as an executive officer and other instances of involuntary termination without cause. In addition, the Executive Severance Plan provides for equity benefits in the event of involuntary termination without cause or resignation for good reason, prior to a change in control, to the extent such benefits are not already provided by the applicable grant terms or otherwise. See "Severance Benefits Prior to a Change in Control" at PS-64. The chart below illustrates the effect of termination of employment under various circumstances, prior to a change in control, on grants of stock options, PSUs and RSUs. Definitions of "cause," "good reason," "retirement" and "disability," as those terms are used below, are provided in the applicable grant terms and the Executive Severance Plan. For information on the effect of termination following a change in control, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-96.

Reason for termination[1]	Stock Options	PSUs	RSUs
Death or disability	Unvested options vest on the date of death or disability and remain exercisable for two years thereafter.
If death or disability occurs before the start of the applicable performance period, then unvested PSUs are forfeited. If death or disability occurs after the start of the applicable performance period, then all or a percentage of unvested PSUs will vest based on a schedule provided in the applicable grant terms.
Unvested RSUs vest on the date of death or disability.
Retirement
For options granted in January 2017 and later, unvested options continue to vest if granted at least six months prior to retirement, and the exercise period for such vested options expires five years after retirement.[2]

For options granted before January 2017, unvested options are forfeited, and the exercise period for such vested options expires two years from retirement.[2]
		PSUs continue to vest if granted at least six months prior to retirement.[2,3] Remaining unvested PSUs are forfeited.	Unvested RSUs are forfeited.
Involuntary termination without cause following 10 years of service as an executive officer
Options granted in January 2017 and later continue to vest if granted at least six months prior to termination, and the exercise period for such grants expires five years from termination.[2]

Options granted prior to January 2017 that would have vested within 12 months of termination vest on termination, and the exercise period for such grants expires one year from termination.[4,5]

PSUs continue to vest if granted at least six months prior to termination.[2,3]

Remaining unvested PSUs are forfeited, subject to the Committee’s right to permit continued vesting under certain circumstances. [3,4]

RSUs that would have vested within 12 months of termination vest on termination.[4,5] Remaining unvested RSUs are forfeited.

TIFFANY & CO.

Reason for termination[1]	Stock Options	PSUs	RSUs
Involuntary termination without cause or resignation for good reason under circumstances other than those specified immediately above[6]
Options that would have vested within 12 months of termination vest on termination. The exercise period for vested options expires one year from termination.[4,5]

Remaining unvested options are forfeited.

PSUs for which the performance period will end within 12 months of termination continue to vest on a pro rata basis.[3,4,5]

Remaining unvested PSUs are forfeited, subject to the Committee’s ability to permit continued vesting under certain circumstances.[3,4]
RSUs that would have vested within 12 months of termination will vest on termination.[4,5] Remaining unvested RSUs are forfeited.
Termination for cause	Unvested options are forfeited and the exercise period for vested options expires on termination.	Unvested PSUs are forfeited.	Unvested RSUs are forfeited.
Termination for any other reason	Unvested options are forfeited and the exercise period for vested options expires three months from termination.	Unvested PSUs are forfeited.	Unvested RSUs are forfeited.

[1]	Except where otherwise indicated in this chart, the benefits described are provided for in the applicable grant terms.

[2]	Subject to compliance with applicable restrictive covenants.

[3]	Vesting of PSUs remains subject to pre-determined performance goals.

[4]	Subject to execution of a release of claims and compliance with applicable restrictive covenants.

[5]	Pursuant to the terms of the Executive Severance Plan.

[6]
The offer letter provided to Mr. Bogliolo provides for continued vesting of certain equity grants in the event of involuntary termination without cause or resignation for good reason prior to October 17, 2020. For a description of these benefits, see below.

LIFE INSURANCE BENEFITS

The key features of the life insurance benefit that the Company provides to its executive officers are:

•	executive officers own whole life policies on their own lives;

•	the pre-retirement death benefit is three times annual base salary and target short-term incentive award;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•
the target cash value will allow the policy to remain in force after age 65 without payment of further premiums with a death benefit equivalent to twice the average of the executive officer's annual base salary and target short-term incentive award for his or her final three years;

•	the amount of the premiums paid by the Company is taxable income to the executive officer; and

•	the Company does not pay any additional amounts to offset the income tax attributable to the premiums paid on behalf of the executives.
See the table shown under note (g) to the Summary Compensation Table at PS-70 for information concerning life insurance premiums paid for the benefit of certain NEOs.

ALESSANDRO BOGLIOLO COMPENSATORY ARRANGEMENT
Elements of Mr. Bogliolo's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to him in connection with his recruitment. The key terms of the offer letter were:

•	Initial base salary: $1,350,000 per year;

•	Initial target annual incentive award (beginning on a prorated basis for Fiscal 2017, reflecting his commencement in the role of CEO in October 2017): 150% of base salary;

TIFFANY & CO.

•	Initial target long-term incentive award (beginning in Fiscal 2018): 500% of base salary;

•
One-time sign-on awards of: (i) stock options with a grant date value of $1,400,000, (ii) RSUs with a grant date value of $1,400,000, in each case to vest in equal installments on the first three anniversaries of the date Mr. Bogliolo commenced employment, and (iii) $2,800,000 in cash, payable in a lump sum in January 2018, and subject to partial recoupment in the event of termination for cause or resignation without good reason prior to October 2, 2019 (the second anniversary of his commencement date). These sign-on awards were intended to replace amounts forfeited at Mr. Bogliolo's prior employer and to provide further inducement to join the Company;

•
A one-time payment of $500,000 to reimburse Mr. Bogliolo's expenses in relocating to the United States, as well as reimbursement of certain expenses for tax and legal advice. The relocation payment is also subject to partial recoupment in the event of termination for cause or resignation without good reason prior to October 2, 2019;

•	The following severance benefits, absent a change in control, in the event of termination without cause or resignation for good reason prior to the third anniversary of his commencement date:

•	Lump sum payment equal to 24 months of then-current annual base salary;

•	Prorated portion of the annual incentive award for the fiscal year in which the termination occurs (to be calculated based on actual performance);

•	Payment of any earned but unpaid annual incentive award for the prior fiscal year;

•	Reimbursement of the cost of continued health care coverage for up to 18 months; and

•
Amendment of equity grants to provide for continued vesting of stock options and RSUs that would have vested during the 24-month period following termination, with the options remaining exercisable for 12 months following the vesting date, and for continued vesting of PSUs, with the payout based on actual performance and calculated on a pro rata basis to reflect employment during the applicable performance period.

The offer letter incorporates definitions of "change in control," "cause" and "good reason," and has been filed with the SEC as Exhibit 10.39 to the Company's Current Report on Form 8-K filed with the SEC on July 13, 2017.

MARK J. ERCEG COMPENSATORY ARRANGEMENT

Elements of Mr. Erceg's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to him in connection with his recruitment. The key terms of the offer letter included:

•	Initial base salary: $850,000 per year;

•	Initial target annual incentive award (beginning in Fiscal 2017): 80% of base salary;

•	Initial target long-term incentive award (beginning in Fiscal 2017): 250% of base salary; and

•
One-time sign-on awards of (i) RSUs with a grant date value of $2,000,000, to vest in equal installments on the first three anniversaries of the grant date; (ii) stock options with a grant date value of $2,000,000, to vest in equal installments on the first three anniversaries of the grant date; and (iii) a $750,000 cash bonus, and an additional cash payment of $750,000 as reimbursement for the repayment of a sign-on award to his prior employer, both of which are subject to recoupment pursuant to a schedule in the event of resignation without good reason or termination with cause on or before January 31, 2020.

The offer letter incorporates definitions of "cause" and "good reason," and has been filed with the SEC as Exhibit 10.29 to the Company’s Annual Report on Form 10-K dated March 17, 2017.

TIFFANY & CO.

PHILIPPE GALTIE COMPENSATORY ARRANGEMENT

Elements of Mr. Galtie's compensation disclosed in the Summary Compensation Table are provided pursuant to the terms of the offer letter extended to Mr. Galtie in connection with his recruitment. The key terms of the offer letter included:

•	Initial base salary: $500,000 per year;

•	Initial target annual incentive award: 50% of base salary;

•	Initial target long-term incentive award: 150% of base salary;

•
One-time sign-on awards of (i) RSUs with a grant date value of $375,000, to vest in equal installments on the first four anniversaries of the grant date; and (ii) stock options with a grant date value of $375,000, to vest in equal installments on the first four anniversaries of the grant date;

•
French pension scheme payments: payment of contributions for the benefit of Mr. Galtie's account with certain French social security and pension schemes. This payment is intended to avoid loss of Mr. Galtie's accrual under such schemes; and

•	Certain relocation costs.

The offer letter has been filed with the SEC as Exhibit 10.32 to the Company's Annual Report on Form 10-K dated March 17, 2017.

TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis-able (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number Of Shares Or Units Of Stock That Have Not Vested (#)		Market Value of Shares or Units ($)		Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Alessandro Bogliolo
	42,273	126,819	108.99	1/17/2028
	23,381	46,762	108.99	1/17/2028
	—	224,572	85.26	1/17/2029
									6,322/63,217	(c)	560,951	(d)
									8,234/82,338	(e)	730,603	(f)
					8,741	(g)	775,589	(h)
Mark J. Erceg
	93,898	46,949	76.19	11/16/2026
	36,564	36,564	79.23	1/19/2027
	13,308	39,924	108.99	1/17/2028
	—	67,980	85.26	1/17/2029
									2,794/27,938	(i)	247,912	(j)
									1,990/19,902	(c)	176,573	(d)
									2,492/24,924	(e)	221,115	(f)
					8,751	(k)	776,476	(h)
Pamela H. Cloud
	17,900	—	88.77	1/16/2024
	26,000	—	86.74	1/14/2025
	9,701	9,701	61.80	1/20/2026
	9,508	9,508	79.23	1/19/2027
	3,461	10,383	108.99	1/17/2028
	—	17,676	85.26	1/17/2029
									1,453/14,528	(i)	128,925	(j)
									1,035/10,350	(c)	91,836	(d)
									1,296/12,962	(e)	114,994	(f)
					10,942	(l)	970,884	(m)
					1,817	(n)	161,222	(h)
					1,941	(o)	172,225	(h)
					3,244	(p)	287,840	(h)

TIFFANY & CO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis-able (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number Of Shares Or Units Of Stock That Have Not Vested (#)		Market Value of Shares or Units ($)		Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Philippe Galtie
	4,852	4,852	81.44	9/16/2025
	7,969	7,969	61.80	1/20/2026
	4,194	8,388	79.23	1/19/2027
	8,328	24,984	91.87	7/19/2027
	10,021	30,063	108.99	1/17/2028
	—	51,184	85.26	1/17/2029
									1,282/12,818	(i)	113,752	(j)
									1,499/14,986	(c)	133,006	(d)
									1,877/18,768	(e)	166,546	(f)
					8,988	(l)	797,505	(m)
					1,151	(q)	102,128	(h)
					1,604	(n)	142,323	(h)
					4,210	(r)	373,553	(h)
Andrew W. Hart
	5,750	—	86.74	1/14/2025
	—	8,489	61.80	1/20/2026
	4,130	8,260	79.23	1/19/2027
	3,007	9,021	108.99	1/17/2028
	—	15,356	85.26	1/17/2029
									1,262/12,622	(i)	111,977	(j)
									899/8,993	(c)	79,768	(d)
									1,126/11,260	(e)	99,910	(f)
					9,574	(l)	849,501	(m)
					1,579	(n)	140,105	(h)
					1,687	(o)	149,688	(h)
					2,816	(p)	249,864	(h)
Notes to Outstanding Equity Awards at Fiscal Year-End Table

(a)
For all option grants shown, the grant date was 10 years prior to the expiration date shown. All options vest 25% per year over the four-year period following the grant date, other than (i) the option grant expiring November 16, 2026 (granted to Mr. Erceg), which vests in three equal installments on the respective anniversaries of the grant date and (ii) the second option grant shown expiring on January 17, 2028 (granted to Mr. Bogliolo), which vests in three equal installments over a three-year period ending on October 2, 2020.

(b)
In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See notes (c), (d), (e), (f), (i), (j), (l) and (m) below. The number to the right of the slash mark indicates the total number of shares that would vest upon

TIFFANY & CO.

attainment of all performance objectives at the maximum goal level over the three-year performance period. For PSUs granted in January 2017 and later, both numbers include dividend equivalent units accrued as of January 31, 2019.

(c)
This January 2018 grant of PSUs will vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2021 ("Fiscal 2020") are publicly reported.

(d)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2018 through Fiscal 2020. The resulting value was computed on the basis of the closing stock price of $88.73 on January 31, 2019. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 31,609 shares, Mr. Erceg - 9,951 shares, Ms. Cloud - 5,175 shares, Mr. Galtie - 7,493 shares and Mr. Hart - 4,496 shares.

(e)
This January 2019 grant of PSUs will vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2022 ("Fiscal 2021") are publicly reported.

(f)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2019 through Fiscal 2021. The resulting value was computed on the basis of the closing stock price of $88.73 on January 31, 2019. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 41,169 shares, Mr. Erceg - 12,462 shares, Ms. Cloud - 6,481 shares, Mr. Galtie - 9,384 shares and Mr. Hart - 5,630 shares.

(g)
This one-time RSU award, granted to Mr. Bogliolo in January 2018 in connection with his recruitment, vests in equal installments over a three-year period ending October 2, 2020. The number of shares shown is the portion of the award that had not vested as of January 31, 2019. RSUs shown in the above table that were granted in January 2017 and later include dividend equivalent units accrued as of January 31, 2019.

(h)	The value was computed on the basis of the Company's closing stock price of $88.73 on January 31, 2019.

(i)
This January 2017 grant of PSUs will vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2020 ("Fiscal 2019") are publicly reported.

(j)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2017 through Fiscal 2019. The resulting value was computed on the basis of the closing stock price of $88.73 on January 31, 2019. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Erceg - 13,969 shares, Ms. Cloud - 7,264 shares, Mr. Galtie - 6,409 shares and Mr. Hart - 6,311 shares.

(k)
This one-time RSU award, granted to Mr. Erceg in November 2016 in connection with his recruitment, vests in equal installments over a three-year period ending November 16, 2019. The number of shares shown is the portion of the award that had not vested as of January 31, 2019.

(l)
This January 2016 grant of PSUs vested three business days following the date on which the Company's audited financial results for Fiscal 2018 were publicly reported. The number of shares shown is the number of shares vested based on Company EPS and ROA performance in Fiscal 2016, Fiscal 2017 and Fiscal 2018 (64.4% of the maximum PSUs initially awarded).

(m)
This value reflects the number of shares vested based on Company performance during the performance period. The resulting value was computed on the basis of the closing stock price of $88.73 on January 31, 2019.

(n)
This January 2017 grant of RSUs will vest in equal installments over a four-year period ending January 19, 2021. The number of shares shown is the portion of the award that had not vested as of January 31, 2019.

TIFFANY & CO.

(o)
This January 2018 grant of RSUs will vest in equal installments over a four-year period ending January 17, 2022. The number of shares shown is the portion of the award that had not vested as of January 31, 2019.

(p)
This January 2019 grant of RSUs will vest in equal installments over a four-year period ending January 17, 2023. The number of shares shown is the portion of the award that had not vested as of January 31, 2019.

(q)
This one-time RSU award, granted to Mr. Galtie in September 2015 in connection with his recruitment, vests in equal installments over a four-year period ending September 16, 2019. The number of shares shown is the portion of the award that had not vested as of January 31, 2019.

(r)
This one-time RSU award, granted to Mr. Galtie in July 2017 in connection with his assumption of additional responsibilities, vests in equal installments over a four-year period ending July 19, 2021. The number of shares shown is the portion of the award that had not vested as of January 31, 2019.

TIFFANY & CO.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2018

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alessandro Bogliolo	—		—	4,282	542,936
Mark J. Erceg	—		—	4,977	469,790
Pamela H. Cloud	55,402	(a)	3,848,763	8,751	927,431
Philippe Galtie	—		—	3,282	398,917
Andrew W. Hart	8,489	(b)	216,276	4,353	410,986

(a) Weighted-average holding period for options exercised: 4.6 years
(b) Weighted-average holding period for options exercised: 3.0 years

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years of Credited Service	Actuarial Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Pamela H. Cloud	Pension Plan	24.5	610,887	—
	Excess Plan		1,801,786	—
	Supplemental Plan		553,166	—
Andrew W. Hart	Pension Plan	19.4	508,121	—
	Excess Plan		1,293,263	—
	Supplemental Plan		23,927	—

Notes to Pension Benefits Table

(a)
Only executive officers hired prior to January 1, 2006 are eligible for participation in the Pension Plan, Excess Plan, and Supplemental Plan. Mr. Bogliolo, Mr. Erceg and Mr. Galtie accordingly do not participate in these plans.

(b)
The formal names of the plans are: the Tiffany and Company Pension Plan, the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits and the 1994 Tiffany and Company Supplemental Retirement Income Plan.

Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that an active executive would retire at age 65; post-retirement mortality based upon the RP-2014 Male/Female Mortality Table with White Collar Adjustments projected back to 2006 to remove MP-2014 improvements and projected forward using Scale MP-2018; and a discount rate of 4.25% for the Pension Plan and the Excess and Supplemental Plans.  All assumptions were consistent with those used to prepare the financial statements for Fiscal 2018, except for the retirement age assumption, which represents the normal retirement age under these plans.

TIFFANY & CO.

Features of the Pension Benefit Plans
Tiffany established three traditional pension retirement plans for eligible employees hired before January 1, 2006: the Pension Plan, the Excess Plan and the Supplemental Plan. Ms. Cloud and Mr. Hart are eligible to receive benefits under these plans.

Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant's "average final compensation" is the average of the highest five years of compensation received in the last 10 years of creditable service.
In general, compensation reported in the Summary Compensation Table at PS-70 as "Salary," "Bonus" or "Non-Equity Incentive Plan Compensation" is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock units are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.

Pension Plan
These are the key features of the Pension Plan:

•	It is a "tax-qualified" plan, that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans.

•	It is a "funded" plan (money has been deposited into a trust that is insulated from the claims of the Company's creditors).

•	It is available at no cost to U.S. employees hired by Tiffany before January 1, 2006.

•	Executive officers hired before January 1, 2006 are participants.

•	Benefits vest after five years of service.

•	Benefits are based on the participant's average final compensation and years of service.

•	Benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation.

•	Benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies the annual amount by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. "Covered compensation" varies by the participant's birth date and is an average of taxable wage bases calculated for Social Security purposes.
Example: Covered compensation for a person born in 1952 is $79,824. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[($100,000 - $79,824) x 0.015] plus [($79,824) x 0.01]] x 25 = $27,522 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life (a single-life annuity). A person who elects to take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will experience an actuarial reduction in the amount of his or her benefit.
Excess Plan
These are the key features of the Excess Plan:

•	It is not a qualified plan and is not subject to Internal Revenue Code limitations.

•	It is not funded (benefits are paid out of the Company's general assets, which are subject to the claims of the Company's creditors).

TIFFANY & CO.

•
It is available only to officers and other select management employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including executive officers who participate in the Pension Plan.

•
It uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations.

•	Benefits are offset by benefits payable under the Pension Plan, but are not offset by benefits payable under Social Security.

•	Benefits vest after five years of service.

•	Benefits are subject to forfeiture if employment is terminated for cause.

•	For those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants.

•	Benefits are payable upon the later of the participant's separation from service, as defined under the plan, or attainment of age 55.

•	Participants will not receive any distribution from the plan until six months following separation from service.

Supplemental Plan

These are the key features of the Supplemental Plan:

•	It is not a qualified plan and is not subject to Internal Revenue Code limitations.

•	It is not funded (benefits are paid out of the Company's general assets, which are subject to the claims of the Company's creditors).

•	It is available only to executive officers hired before January 1, 2006.

•	It uses a different benefit formula than that used by the Pension Plan and the Excess Plan.

•	Benefits are offset by benefits payable under the Pension Plan, the Excess Plan and Social Security.

•
Benefits do not vest until the executive attains age 65 while employed, or age 55 if he or she has provided 10 years of service (but will vest earlier on a termination from employment following a Change in Control, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-96).

•	Benefits are subject to forfeiture if employment is terminated for cause.

•	For those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants.

•	Participants will not receive any distribution from the plan until six months following separation from service.

As its name implies, the Supplemental Plan supplements payments provided by the Pension Plan, the Excess Plan and Social Security so that total benefits equal a variable percentage of the participant's average final compensation.
Depending upon the participant's years of service, the combined benefit provided by the Pension Plan, the Excess Plan, the Supplemental Plan and Social Security would be as follows:

Years of Service	Combined Annual Benefit As a Percentage of Average Final Compensation
less than 10	(a)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

TIFFANY & CO.

(a)
The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant's average final compensation (see above). A retiree with less than 10 years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.

Early Retirement and Extra Service Credit
The normal retirement age under the Pension, Excess and Supplemental Plans is 65. However, those eligible for early retirement (defined as age 55 with at least 10 years of service) may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:

•	For retirement between age 60 and age 65, the executive's age at early retirement is subtracted from 65; for each year in the remainder, the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement age precedes age 60.
Tiffany does not have a policy or practice of granting extra years of credited service under the Excess, Pension and Supplemental Plans.

Retirement Benefits for Executive Officers hired on or after January 1, 2006

Executive officers hired on or after January 1, 2006 are eligible for a defined contribution retirement benefit through the 401K Plan, and for an Excess DCRB Contribution, credited on their behalf to an account under the Deferral Plan. For details about the Excess DCRB Contribution, see "Excess DCRB Feature of the Deferral Plan" at PS-91. Mr. Bogliolo, Mr. Erceg and Mr. Galtie are eligible to receive Excess DCRB Contributions.
Mr. Galtie receives contributions for the benefit of his accounts with certain French social security and pension schemes. For details about the foregoing retirement benefits, see "Philippe Galtie Compensatory Arrangement" at PS-81.

TIFFANY & CO.

NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2018)

Name	Executive Contribution In Last Fiscal Year (a) ($)	Registrant Contribution In Last Fiscal Year (b) ($)	Aggregate Earnings/(Losses) In Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (d) ($)
Alessandro Bogliolo	—	1,221	7	—	1,228
Mark J. Erceg	—	33,193	399	—	33,592
Pamela H. Cloud	—	—	—	—	—
Philippe Galtie	—	23,087	(603)	—	75,704
Andrew W. Hart	—	—	—	—	—

Note to Nonqualified Deferred Compensation Table

(a)	This column includes amounts that are also included in the amounts shown in the columns headed "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table at PS-70.

(b)
The amounts shown in this column, which reflect Excess DCRB Contributions made in Fiscal 2018 for plan year 2017, are also included in the column headed "All Other Compensation" in the Summary Compensation Table at PS-70. For more information concerning Excess DCRB Contributions, see "Defined Contribution Retirement Benefit" at PS-63 and "Excess DCRB Feature of the Deferral Plan" below. Mr. Bogliolo, Mr. Erceg and Mr. Galtie are vested 0%, 20% and 40%, respectively, in the total Excess DCRB Contributions credited to them.

(c)
Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(d)
Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table to the extent that such amounts were contributed by the executive or the Company but not to the extent that such amounts represent earnings. See Note (c) above.

Features of the Deferral Plan
These are the key features of the Company's Deferral Plan:

•	Participation is open to directors and executive officers of the Company as well as other vice presidents and "director-level" employees of Tiffany.

•	Directors of the Company may defer all of their cash compensation.

•	Employees may defer up to 50% of their salary and up to 90% of their short-term cash incentive or bonus compensation.

•
Other than the Excess Defined Contribution Retirement Benefits available to individuals who do not participate in the Company's defined benefit pension plan, the Company makes no contribution to the plan.

•	The Company guarantees no specific return on contributions under the plan.

•	Deferrals are placed in a trust that is subject to the claims of Tiffany's creditors.

•	The value in the participant's account depends on the return on investments in various mutual funds that may be selected by the participant.

•	Deferrals may be made to a retirement account and to accounts which will pay out on specified "in-service" dates.

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned.

•	Retirement accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant.

TIFFANY & CO.

•
Except in the case of previously elected "in-service" payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of the Board.

•	Termination of services generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances.

•	Executive officers will not receive any distribution from the plan until six months following termination of service.
Excess DCRB Feature of the Deferral Plan
The Deferral Plan provides for an Excess DCRB Contribution with respect to certain eligible employees under the DCRB feature of the 401K Plan. If an eligible employee under the DCRB feature (i) holds a title of Vice President or above, (ii) receives a DCRB Contribution under the 401K Plan in a given year, and (iii) such DCRB Contribution is curtailed by reason of the limitations under Sections 401(a)(17) or 415 of the Internal Revenue Code, the eligible employee shall have an Excess DCRB Contribution credited to his or her accounts under the Deferral Plan.
The Excess DCRB feature is intended to benefit those eligible employees who were hired on or after January 1, 2006, and accordingly were precluded from participation in the Pension Plan, Excess Plan and Supplemental Plan. Mr. Bogliolo, Mr. Erceg and Mr. Galtie are eligible for benefits under the Excess DCRB feature of the Deferral Plan.
The Excess DCRB Contribution vests in accordance with the vesting schedule for DCRB Contributions under the 401K Plan, as follows:

Years of Service	Vested Percentage
Less than 2 Years	—%
2 years or more	20%
3 years or more	40%
4 years or more	60%
5 years or more	80%
6 years or more	100%

TIFFANY & CO.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table shows benefits payable to the NEOs shown upon involuntary termination prior to a Change in Control (as defined below), and upon involuntary termination following a Change in Control. In either case, the values below assume the NEO shown was involuntarily terminated on January 31, 2019. An "involuntary termination" shown in the table below does not include a termination for cause, but does include a resignation for good reason, except where otherwise noted. As used in this section, "Change in Control" has the meaning described below under "Definition of Change in Control" at PS-97.

	Involuntary Terminations Absent a Change in Control						Involuntary Terminations Following a Change in Control
Name	Cash Severance Payment ($) (a)	Welfare Benefit ($)(b)	Early Vesting of Equity Awards			Total ($)	Supple-mental Plan ($) (f)	Cash Severance Payment ($) (g)	Welfare Benefits ($) (h)	Early Vesting of Equity Awards			Total ($)
			Stock Options ($) (c)	PSUs ($)(d)	RSUs ($)(e)					Stock Options ($) (i)	PSUs ($) (j)	RSUs ($) (k)
Alessandro Bogliolo	4,818,150	40,260	—	—	—	4,858,410	—	8,868,150	47,592	779,265	3,085,053	775,589	13,555,649
Mark J. Erceg	1,979,480	40,260	821,392	—	776,476	3,617,608	—	3,764,480	47,592	1,171,989	2,334,664	776,476	8,095,201
Pamela H. Cloud	1,212,640	34,310	276,582	—	210,024	1,733,556	606,274	2,480,140	47,592	412,910	2,074,951	621,287	6,243,154
Philippe Galtie	1,863,040	35,206	334,221	—	297,778	2,530,245	—	3,543,040	40,642	507,271	2,064,037	618,004	6,772,994
Andrew W. Hart	1,122,960	34,310	281,165	—	182,429	1,620,864	26,580	2,292,960	47,592	360,364	1,808,140	539,656	5,075,292

Notes to Potential Payments on Termination or Change in Control Table

(a)
For Mr. Bogliolo, the amount shown represents 24 months of base salary (payable in a lump sum) and payment of his Fiscal 2018 annual incentive award (as such annual incentive award would not yet have been paid as of the assumed termination date). For the remaining NEOs, the amount shown represents the aggregate cost of continuing their salary for a period determined by the Executive Severance Plan (18 months for Mr. Erceg and Mr. Galtie, and 15 months for Ms. Cloud and Mr. Hart), plus their Fiscal 2018 annual incentive awards.

(b)
The amounts shown in this column represent the cost of (i) 12 months of outplacement services and (ii) continued health care coverage determined on the basis of the Company’s “COBRA” rates for post-employment continuation coverage for a period of 18 months for Mr. Bogliolo, Mr. Erceg and Mr. Galtie, and 15 months for Ms. Cloud and Mr. Hart. Such COBRA rates are available to all participating employees who terminate from employment and were determined on the basis of coverage elections made by the executive officer.

(c)
In the event of involuntary termination on the assumed termination date, Mr. Bogliolo would be entitled to continued vesting of stock options that would have vested within 24 months of termination (a total of 243,594 stock options), with the exercise period for such options to expire one year from the vesting date. No value has been assigned in this column to stock options subject to continued vesting, or to adjustments in the exercise period for vested options.

In the event of involuntary termination without cause (rather than resignation for good reason), Ms. Cloud would be entitled to continued vesting of stock options granted to her in January 2017 and later that were granted at least six months prior to the assumed termination date, with the exercise period for such options to expire five years from termination. She would also be entitled to early vesting of other outstanding stock options that would have vested within 12 months of the assumed termination date, with the exercise period for such stock options to expire one year from termination. Accordingly, this column assumes continued vesting of the annual stock option grants awarded to her in January 2017 and 2018 (a total of 19,891 stock options), plus early vesting of one-fourth of the annual stock option grants provided to her in January 2016 and 2019 (resulting in early vesting of a total of 14,120 stock options.

TIFFANY & CO.

In the event of involuntary termination, the remaining NEOs would be entitled to early vesting of stock options that would have vested within 12 months of termination, with the exercise period for such stock options to expire one year from termination. Accordingly, this column reflects early vesting of one-fourth of the annual stock option grants awarded to Mr. Erceg in January 2017, 2018 and 2019, and those awarded to Mr. Galtie and Mr. Hart in January 2016, 2017, 2018 and 2019. It also assumes early vesting of one-third of the stock options awarded to Mr. Erceg in November 2016 (early vesting of 46,949 stock options) and one-fourth of the stock options awarded to Mr. Galtie in September 2015 and July 2017 (early vesting of 4,852 and 8,328 stock options, respectively). For all amounts shown in this column, the value of early vesting of stock options was determined using $88.73, the closing price of the Company's common stock on January 31, 2019.

(d)
In the event of involuntary termination on the assumed termination date, Mr. Bogliolo would be entitled to continued pro rata vesting of all outstanding PSUs (resulting in continued vesting of 21,072 PSUs, following such prorating). In the event of involuntary termination without cause (rather than resignation for good reason), Ms. Cloud would be entitled to continued vesting (without prorating) of PSUs granted to her in January 2017 and later that were granted at least six months prior to the assumed termination date. She would also be entitled to continued pro rata vesting of other outstanding PSUs for which the performance period would end within 12 months of the assumed termination date. Accordingly, this column assumes continued vesting of PSUs granted to her in January 2017 and 2018, as well as continued pro rata vesting of PSUs granted to her in January 2016 (resulting in continued vesting of a total of 41,870 PSUs). The remaining NEOs would be entitled, in the event of any involuntary termination, to continued pro rata vesting of PSUs for which the performance period would end within 12 months of the assumed termination date. Accordingly, this column assumes continued pro rata vesting of PSUs granted in January 2016 (if applicable) and 2017 (resulting in continued vesting, following such prorating, of 18,625 PSUs for Mr. Erceg, 22,503 PSUs for Mr. Galtie and 23,283 PSUs for Mr. Hart). In each case, no value has been assigned to PSUs subject to such continued vesting, and the number of PSUs to vest at maturity will be based on the Company's actual performance during the applicable performance period.

(e)
In the event of involuntary termination on the assumed termination date, Mr. Bogliolo would be entitled to continued vesting of RSUs that would have vested within 24 months of termination (8,741 RSUs). No value has been assigned to RSUs subject to such continued vesting. For the remaining NEOs, RSUs that would have vested within 12 months of termination would vest on termination. Accordingly, this column reflects early vesting of one-fourth of the annual grants of RSUs awarded in January 2017, 2018 and 2019 to Ms. Cloud and Mr. Hart, and in January 2017 to Mr. Galtie. It also assumes early vesting of one-third of the RSUs granted to Mr. Erceg in November 2016 (early vesting of 8,751 RSUs) and one-fourth of the RSUs granted to Mr. Galtie in September 2015 and July 2017 (early vesting of 1,151 and 1,403 RSUs, respectively).

(f)
Following a Change in Control, benefits under the Supplemental Plan would vest upon involuntary termination, or at the time of the Change in Control if the participant has either attained age 65, or age 55 with 10 years of service. The value reported reflects the present value at age 55 of the benefit accrued as of January 31, 2019, reduced for early retirement.

(g)
Cash severance payments shown in this column represent the sum of (i) the executive's short-term incentive award for Fiscal 2018, and (ii) two times the sum of such short-term incentive award and the executive's Fiscal 2018 base salary.

(h)	The amounts shown in this column represent two years of health care coverage determined on the basis of the COBRA rates described above.

(i)
In the event of a Change in Control that is not a Terminating Transaction (as defined below), the unvested portion of such options would vest only upon the executive's involuntary termination from employment. Upon such an involuntary termination, all outstanding stock options would vest. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. Accordingly, this column reflects early vesting of the outstanding portions of the annual stock option grants awarded to Mr. Bogliolo in January 2018 and 2019, to Mr. Erceg in

TIFFANY & CO.

January 2017, 2018 and 2019, and to Ms. Cloud, Mr. Galtie and Mr. Hart in January 2016, 2017, 2018 and 2019. This column also assumes early vesting of the outstanding portions of the sign-on award of stock options granted to Mr. Bogliolo in January 2018 (46,762 outstanding), as well as the stock options granted to Mr. Erceg in November 2016 (46,949 outstanding) and to Mr. Galtie in September 2015 (4,852 outstanding) and July 2017 (24,984 outstanding). In each case, the value of early vesting of stock option grants was determined using $88.73, the closing value of the Company's common stock on January 31, 2019.

(j)
In the event of a Change in Control that is not a Terminating Transaction, vesting of these PSUs would only occur upon the executive's involuntary termination from employment. Upon such an involuntary termination, the portion of PSUs to vest would be determined by a schedule based on the applicable three-year performance period. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. Accordingly, this column reflects early vesting of 57.1% of the total number of PSUs granted in 2016; early vesting of 55% of the PSUs granted in 2017 and 2018; and no early vesting of PSUs granted in 2019. In each case the value was determined using $88.73, the closing value of the Company's common stock on January 31, 2019.

(k)
In the event of a Change in Control that is not a Terminating Transaction, vesting of these RSUs would only occur upon the executive's involuntary termination from employment. Upon such an involuntary termination, all outstanding RSUs would vest. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. Accordingly, this column reflects early vesting of 100% of the outstanding portion of the annual grants of RSUs awarded to Ms. Cloud and Mr. Hart in January 2017, 2018 and 2019 (7,002 and 6,082 outstanding, respectively), to Mr. Bogliolo in January 2018 (8,741 outstanding), to Mr. Erceg in November 2016 (8,751 outstanding), and to Mr. Galtie in September 2015, January 2017 and July 2017 (a total of 6,965 outstanding). In each case the value was determined using $88.73, the closing value of the Company's common stock on January 31, 2019.

Explanation of Potential Payments on Termination Prior to a Change in Control

Alessandro Bogliolo Offer Letter
The offer letter provided to Mr. Bogliolo provides for the benefits shown below in the event of involuntary termination, prior to a Change in Control, prior to the third anniversary of his commencement date.

Alessandro Bogliolo Offer Letter - Severance Benefits
Salary	Lump sum payment equal to 24 months of then-current base salary.
Annual Incentive
Prorated portion of the annual incentive for the year in which termination occurs, calculated based on actual performance, and paid at the same time that such awards are paid to active executive officers.

Welfare Benefits	Reimbursement of the cost of continued health care coverage for up to 18 months.
Equity Awards
• Continued vesting of stock options and RSUs that would have vested within 24 months of termination, with vested options remaining exercisable for 12 months following the vesting date.
• Continued vesting of all outstanding PSUs, with vested PSUs to be paid out at the same time that PSUs granted to active executive officers are settled, and the number to vest to be determined based on actual performance and prorated to reflect employment during the performance period.

Earned Compensation	Payment of any earned but unpaid annual incentive award for any fiscal year completed prior to the termination date.
Conditions
The above benefits are conditioned upon:

• A release of claims in favor of the Company and its affiliates and employees.
• Compliance with restrictive covenants providing for non-competition, non-solicitation and no hire obligations for two years following termination, as well as ongoing confidentiality and cooperation obligations.

In accordance with the above, the cash severance amount shown for Mr. Bogliolo in the table on PS-92 represents 24 months of base salary (paid as a lump sum) and payment of his 2018 annual incentive award (as such annual

TIFFANY & CO.

incentive award would not yet have been paid as of the assumed termination date). In addition, although Mr. Bogliolo is entitled under his offer letter to continued vesting of certain equity awards as described above, no value has been assigned in the table on PS-92 to awards subject to such continued (rather than accelerated) vesting.
Executive Severance Plan
Adopted in September 2018, the Executive Severance Plan provides the following benefits in the event of involuntary termination prior to a Change in Control:

Executive Severance Plan
Salary	Base salary continuation in accordance with normal payroll practices, determined as follows: • CEO - 24 months • EVP - 18 months • SVP - 15 months
Annual Incentive
Payment of the executive's annual incentive for the year in which termination takes place, with the amount to be paid calculated as follows, and paid at the same time that such awards are paid to active executive officers:

• Prorated for employment during the performance period
• Individual portion based on target
• Corporate portion based on actual performance

Welfare Benefits
• Payment of the cost of continued health care coverage from termination until the earliest of (i) the last day salary continuation benefits are paid, (ii) the date that is 18 months from termination and (iii) the date the executive becomes eligible for coverage from a subsequent employer.
• If termination occurs after July 31, payment of the premium on any Company-purchased life insurance policy for the year in which termination occurs.
• Outplacement benefits for 12 months.

Equity Awards
• RSUs and options that would have vested within 12 months of termination vest on termination, with the exercise period for vested options to expire one year following termination.
• PSUs for which the performance period will end within 12 months of termination continue to vest, with the number to vest to be determined based on actual performance and prorated to reflect employment during the performance period.

Earned Compensation	Payment of any earned but unpaid base salary and vacation pay, and earned but unpaid annual incentive award for any fiscal year completed prior to the termination date.
Conditions
The above benefits are conditioned upon:

• A release of claims in favor of the Company and its affiliates and employees.
• Compliance with restrictive covenants providing for non-competition, non-solicitation and no-hire obligations for the period during which salary continuation benefits are paid, as well as ongoing confidentiality and cooperation obligations.

In the event that an executive is entitled to cash severance benefits under an employment agreement or offer letter, the cash severance benefits described above will only be provided to the extent they exceed such cash severance benefits. Likewise, the equity benefits described will only be provided to the extent they do not duplicate benefits provided in an employment agreement, offer letter, or applicable equity grant terms.

Equity Benefits
The terms applicable to awards granted in January 2017 and later provide that in the event of involuntary termination without cause (but not in the case of resignation for good reason) following ten years of service as an executive officer, (i) outstanding stock options will continue to vest, with the exercise period of vested options to expire five years from termination, and (ii) outstanding PSUs will continue to vest (without prorating), in each case provided the award was granted at least six months prior to termination. Ms. Cloud is eligible for such continued vesting. Accordingly, stock options and PSUs granted to Ms. Cloud in January 2017 and 2018 will continue to vest in the event of involuntary termination without cause (though not in the case of resignation for good reason, in which case only the benefits provided under the Executive Severance Plan would be available). No value has been assigned in the table on PS-92 to the awards subject to such continued vesting.

TIFFANY & CO.

Further, the terms applicable to PSUs reserve the right of the Committee, under certain circumstances, to permit vesting of such units in the event of an involuntary termination without cause (but not resignation for good reason) absent a Change in Control. The amounts reported assume no units were vested in this manner.
For a summary of the effects of involuntary termination prior to a Change in Control on equity awards under the Executive Severance Plan and the applicable grant terms, see "Equity Incentive Plan Awards–Effect of Termination of Employment on Awards" at PS-78.
Explanation of Potential Payments on Termination Following a Change in Control

Cash Severance - Retention Agreements

The retention agreements entered into by the Company and Tiffany with each of the executive officers provide for the severance benefits shown below in the event of involuntary termination within two years of the date of the Change in Control.

Retention Agreements
Salary	Two times annual base salary
Annual Incentive	Two times the executive’s target annual incentive for the year in which termination occurs
Welfare Benefits	Two years of benefits continuation under Tiffany’s health and welfare plans
Earned Compensation
Payment of (i) any earned but unpaid base salary, vacation pay and bonus or annual incentive award for any completed fiscal year that remains unpaid, and (ii) a pro rata portion of the executive's target annual incentive for the year in which termination occurs

Vesting of Equity Grants
Stock Option Grants

Outstanding stock options will vest in full and become exercisable in the event of a Change in Control that is a Terminating Transaction (as defined below in "Definition of a Change in Control.") For all other Change in Control events (see "Definition of a Change in Control" below), early vesting will occur in full but only if the executive is involuntarily terminated from employment following the Change in Control.

Performance-Based Restricted Stock Unit Grants

In the event of a Change in Control, PSUs convert to time-vesting restricted stock units as follows:

•	If a Change in Control occurs before the start of the three-year performance period, no conversion or vesting will occur.

•	If a Change in Control occurs in the first or second fiscal year of the three-year performance period, then 55% of the PSUs awarded shall convert to time-vesting restricted stock units.

•
If a Change in Control occurs in the last fiscal year of the three-year performance period, the percentage of PSUs to convert to time-vesting restricted stock units will be based on the Company's cumulative performance during the first and second fiscal year of the performance period, as compared to the performance goals expressed in the original notice of grant; however, such performance goals will be prorated for the cumulative two-year period (66.67%). For PSUs granted in January 2016, the ROA target will be disregarded for these purposes.

The resulting time-vesting restricted stock units will vest on the earlier of (i) the original maturity date in the notice of grant (which, for all outstanding PSU grants, is three business days following the public announcement of the Company's audited, consolidated financial results for the last fiscal year in the performance period), or (ii) if the executive is involuntarily terminated, on such termination date.

TIFFANY & CO.

An assumed Change of Control on January 31, 2019, would occur in the third year of the performance period of the PSUs granted in 2016. Actual results for the first and second years of the performance period, compared to prorated performance goals, would result in 57.1% of the total number of such PSUs converting to time-vesting restricted stock units. The assumed Change in Control would occur in the first two years of the performance period of the 2017 and 2018 PSUs, resulting in 55% of each of those grants converting to time-vesting restricted stock units. For the grants awarded in January 2019, the three-year performance period began on February 1, 2019; because the Change in Control is assumed to have taken place before that date, no portion of the January 2019 grants are reflected as vested as a result of the assumed Change in Control.

Time-Vesting Restricted Stock Unit Grants
Outstanding RSUs will vest in full and convert to shares in the event of a Terminating Transaction. For all other Change in Control events, RSUs will vest in full if the executive is involuntarily terminated following the Change in Control event.
Supplemental Retirement Benefits Vest on a Change in Control
Ms. Cloud and Mr. Hart participate in the Pension Plan, Excess Plan, and Supplemental Plan. Each is vested in the Pension Plan and Excess Plan but not the Supplemental Plan. No other NEO was a participant in these retirement plans.
Definition of a Change in Control
For purposes of the Executive Severance Plan, Supplemental Plan, unvested equity awards made to the NEOs, and the retention agreements, the term "Change in Control" means that one of the following events has occurred:

•
A person or group of persons acting in concert (a "person" being an individual or organization) is or becomes the beneficial owner of Company stock representing 35% or more of the combined voting power of the Company's then-outstanding stock (subject to certain exceptions such as in the case of a trustee of a Company employee benefit plan);

•
A majority of the Board is, for any reason, not made up of individuals who are currently on the Board or who are incumbent directors. Incumbent directors are defined for purposes of the Supplemental Plan, the retention agreements and certain unvested equity awards as directors approved by a majority of the current directors or directors who were themselves approved by a majority of the current directors. The terms of other unvested equity awards use the same definition, but with the proviso that incumbent directors do not include a director who joined the board after having been designated to do so pursuant to an agreement between the Company and another person to effect a transaction that would otherwise constitute a Change in Control;

•
As a result of a corporate transaction such as a merger, the shareholders of the Company immediately prior to such transaction do not own more than 50% of the combined voting power of the surviving entity; or

•
50% or more of the consolidated assets of the Company and its subsidiaries are sold, liquidated or distributed, unless the shareholders of the Company continue to own those assets in the same proportion as their ownership of Company stock prior to the sale, liquidation or distribution (in the case of the Supplemental Plan, the retention agreements and certain unvested equity awards); or all or substantially all assets of the Company or Tiffany are sold or disposed of to an unrelated party (in the case of other unvested equity awards).

Certain Change in Control events will be considered "Terminating Transactions," provided the acquirer does not arrange to assume or replace the grant. Terminating Transactions include (i) the dissolution of the Company, or (ii) if the Company comes under the substantial ownership (80%) of another person.
Non-Competition Covenants Affected by Change in Control
In the event of a Change in Control, certain non-competition covenants, which ordinarily would apply for the year following termination of employment, would terminate upon the Change in Control. In the table at PS-92, no value has been assigned to a potential reduction.

TIFFANY & CO.

Other Terminations

If any of the NEOs had died or become disabled on January 31, 2019, stock options, PSUs and RSUs then unvested would have vested at the values shown below.

	Early Vesting of Stock Options ($)	Early Vesting of PSUs ($)	Early Vesting of RSUs ($)
Alessandro Bogliolo	779,265	953,581	775,589
Mark J. Erceg	1,171,989	1,143,020	776,476
Pamela H. Cloud	412,910	594,491	621,287
Philippe Galtie	507,271	612,769	618,004
Andrew W. Hart	360,364	516,409	539,656

CEO PAY RATIO

The SEC has adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that requires the disclosure of the ratio of (i) the median annual total compensation for all employees of the Company and its subsidiaries other than the CEO, to (ii) the annual total compensation of the CEO.

To determine the median annual total compensation for all employees other than the CEO, a median employee was identified from the population of all employees of the Company and its subsidiaries worldwide as of January 31, 2019 (including all seasonal and part-time employees, as well as all full-time employees), using annual cash compensation as of December 31, 2018. For these purposes, annual cash compensation was calculated using base salary, cash bonuses and all other elements of cash compensation, such as overtime pay and commissions. Equity awards, the value of retirement benefits and other elements of non-cash compensation were not included. Once the median employee was identified, the median employee's total compensation for Fiscal 2018 was determined in the same manner that total compensation was determined for the CEO in the Summary Compensation Table that appears on PS-70.

On the basis described above, we determined that the median annual compensation for all employees, excluding the CEO, was $33,642, and the CEO's annual compensation was $10,940,139. Accordingly, the ratio of the two amounts is 325 to 1. The Company's pay ratio may not be comparable to the pay ratios of other companies, which may adopt different methodologies, rely on different estimates or assumptions or, unlike the Company, make adjustments in calculating their pay ratios.

TIFFANY & CO.

DIRECTOR COMPENSATION TABLE
Fiscal 2018

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Option Awards ($) (b) (c)	Non-Equity Incentive Plan Compensa-tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation ($) (e)	Total ($)
Rose Marie Bravo	111,250	78,663	79,923	—	—	—	269,836
Gary E. Costley (f)	20,000	—	—	—	N/A	—	20,000
Roger N. Farah (g)	228,204	198,583	201,730	—	N/A	—	628,517
Lawrence K. Fish	106,250	78,663	79,923	—	N/A	10,620	275,456
Abby F. Kohnstamm	91,250	78,663	79,923	—	N/A	—	249,836
Michael J. Kowalski (f)	20,000	—	—	—	N/A	—	20,000
James E. Lillie	91,250	78,663	79,923	—	N/A	—	249,836
Charles K. Marquis (f)	20,000	—	—	—	—	—	20,000
William A. Shutzer	106,250	78,663	79,923	—	—	—	264,836
Robert S. Singer	116,250	78,663	79,923	—	N/A	—	274,836
Francesco Trapani (h)	70,033	78,663	79,923	—	N/A	—	228,619
Annie Young-Scrivner	71,250	78,663	79,923	—	N/A	—	229,836

Notes to Director Compensation Table

(a)	Includes amounts deferred under the Deferral Plan.
(b)    Supplemental Table: Outstanding Director Option and Restricted Stock Unit Awards at Fiscal Year End:

Name	Aggregate Number of Option Awards Outstanding at Fiscal Year End (number of underlying shares)	Aggregate Number of Restricted Stock Units Unvested at Fiscal Year End (number of underlying shares)
Rose Marie Bravo	33,282	633
Gary E. Costley	—	—
Roger N. Farah	15,144	1,598
Lawrence K. Fish	20,524	633
Abby F. Kohnstamm	29,422	633
Michael J. Kowalski	12,763	—
James E. Lillie	10,075	633
Charles K. Marquis	29,956	—
William A. Shutzer	37,999	633
Robert S. Singer	26,945	633
Francesco Trapani	10,075	633
Annie Young-Scrivner	3,326	633

The aggregate number of unvested RSUs reported above does not include RSUs that have vested but have not yet been delivered, pursuant to a prior election of the director to defer delivery. In addition, the amount reported above and in the Director Compensation Table for Mr. Kowalski, who previously served as CEO, is

TIFFANY & CO.

limited to compensation provided to him in connection with his service as a director and does not include awards previously granted or compensation paid to him in connection with his employment with Tiffany.

(c)
Amounts shown represent the grant date fair value for stock options granted in Fiscal 2018. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to "Note M. Stock Compensation Plans," in Notes to Consolidated Financial Statements, under "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K.

(d)
The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions: RP2014 Male/Female Mortality Table with White Collar Adjustments projected back to 2006 to remove MP-2014 improvements and projected forward using Scale MP-2018; discount rate of 4.25%; and assumed retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2019). These assumptions are consistent with those used to prepare the Company's financial statements, except for the retirement age assumption. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred. Where an N/A appears, the director is not eligible for this benefit. The pension benefit for Ms. Bravo, Mr. Marquis and Mr. Shutzer declined by $17,685, $28,944 and $33,275, respectively. This column does not include changes in pension value or nonqualified deferred compensation earnings for Mr. Kowalski that are attributable to his employment. The table above similarly does not reflect distributions made to him in Fiscal 2018 from the Pension Plan, Excess Plan and Supplemental Plan that are also attributable to his employment (a total of $1,157,783 in distributions).

(e)
The amount reported for Mr. Fish reflects a $10,000 cash contribution and merchandise grants of $620 to the Fish Family Foundation to support the Champion of Change Japan Award. In addition, merchandise grants of less than $10,000 were provided to a charitable organization of which Mr. Shutzer is a Trustee. See "Contributions to Director-Affiliated Charities" at PS-35.

(f)
These directors did not stand for re-election at the 2018 Annual Meeting. The amounts reported above are retainer fees for the final quarter of the director compensation year that began on June 1, 2017. Mr. Marquis additionally received benefits totaling $60,167 under the Retirement Plan for Non-Employee Directors, a description of which appears on PS-102.

(g)
In May 2018, after reviewing competitive compensation data and with the input of its independent compensation consultant, the Nominating/Corporate Governance Committee of the Board determined to increase the additional compensation to be provided to the non-executive Chairman of the Board from $30,000, paid as a cash retainer, to $220,000, divided equally among cash, stock options and RSUs. This change was effective for the compensation year beginning on June 1, 2018, but a pro rata portion of this retainer was provided to Mr. Farah for his service as non-executive Chairman for the period from October 2, 2017 to May 31, 2018. See "Discussion of Director Compensation Table" at PS-101. Accordingly, the $628,517 in compensation reported above for Mr. Farah includes $463,488 relating to his service for the compensation year beginning June 1, 2018, composed of the following: (i) an aggregate cash retainer of $71,250 payable for his service during the first three quarters of the compensation year, (ii) stock options with a grant date fair value of $79,923 and RSUs with a grant date fair value of $78,663, each provided for his service as a director during the compensation year, (iii) a cash retainer of $15,000 payable for his service as Chair of the Nominating/Corporate Governance Committee and (iv) an additional retainer payable for his service as non-executive Chairman, composed of $73,333 in cash, stock options with a grant date fair value of $73,243, and RSUs with a grant date fair value of $72,076. The amount reported above also includes $165,029 relating to his service for the prior compensation year, composed of the following: (i) a cash retainer of $20,000 payable for his service as a director during the final quarter of such prior compensation year, (ii) a cash retainer of $48,621 payable for his service as non-executive Chairman for the period from October 2, 2017 to May 31, 2018, and (iii) stock options with a grant date fair value of $48,564 and RSUs with a grant date fair value of $47,844, each provided for his service as non-executive Chairman for the period from October 2, 2017 to May 31, 2018.

(h)
For administrative reasons, the retainer fees payable to Mr. Trapani with respect to his service for two quarters of the compensation year beginning on June 1, 2018, will be paid in Fiscal 2019, and are therefore not reflected in the amount reported above.

TIFFANY & CO.

Discussion of Director Compensation Table

The objectives of non-management director compensation are to attract and retain qualified individuals, provide compensation that is commensurate with the expected time commitment to the Board, and further align the interests of non-management directors with those of the Company’s shareholders.
The Nominating/Corporate Governance Committee of the Board reviews compensation for non-management directors annually. This review includes a comparison of the Company's director compensation program to the director compensation programs provided by peer companies, and is conducted with the assistance of an independent compensation consultant. (For a description of the peer companies used for this purpose, see PS-53.) Grants of compensation to non-management directors are typically approved immediately before the annual shareholder meeting, and are subject to the director being elected for the coming year.
In May 2018, after reviewing competitive compensation data and with the input of its independent compensation consultant, the Nominating/Corporate Governance Committee increased the annual cash retainer to be paid to all non-management directors from $80,000 to $95,000, increased the additional cash retainer to be paid to the chair of the Audit Committee from $20,000 to $25,000, and increased the additional retainer to be paid to the non-executive Chairman of the Board from $30,000 (paid as a cash retainer) to $220,000 (divided equally among cash, stock options and RSUs). Mr. Farah did not participate in discussions concerning the retainer to be paid to the non-executive Chairman. Following these changes, compensation of the Company's directors approximated the peer median. These changes were effective for the compensation year beginning June 1, 2018, except that a pro rata portion of the $220,000 retainer for the non-executive Chairman of the Board was provided to Mr. Farah for his service in that role for the period from October 2, 2017 to May 31, 2018.
The chart below summarizes the compensation approved in Fiscal 2018 for non-management directors. Directors who are employees of the Company or its subsidiaries do not receive separate compensation for their service as a director.

Board Fees
Annual Cash Retainer Paid quarterly	$95,000
Stock Options 10-year option vested immediately; options have a strike price equal to fair market value on date of grant.	targeted at approximately $80,000
Restricted Stock Units Payable after one year of service, on retirement, or on a selected date following the one-year anniversary of the grant date, at the prior election of the director.	targeted at approximately $80,000
Committee Fees (payable in cash)
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Corporate Social Responsibility Committee Chair	$15,000
Finance Committee Chair	$15,000
Nominating/Corporate Governance Committee Chair	$15,000
Additional Retainer for Non-Executive Chairman (divided equally among cash, stock options and RSUs)	$220,000

Directors are also reimbursed for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.

Under the Company's share ownership policy, non-management directors are expected to own shares of the Company's common stock worth five times their annual retainer. Shares that may be acquired through the exercise of stock options do not count towards meeting this threshold until the options are exercised and the shares delivered. Likewise, in cases where a director has elected to defer delivery of vested RSU shares until a later date, the shares do not count until delivery has taken place. Non-management directors who meet the share ownership threshold may only dispose of shares in excess of the threshold. Absent financial hardship or a qualified domestic relations order,

TIFFANY & CO.

non-management directors who do not yet meet the threshold may dispose of no more than 50% of net shares issued due to the vesting or exercise of an equity award. As of January 31, 2019, all non-management directors met the share ownership threshold, with the exception of one such director who joined the Board during Fiscal 2018.

Under the Retirement Plan for Non-Employee Directors, non-management directors first elected prior to January 1, 1999, who retire with five or more years of Board service, are entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director's length of service on the Board, including periods served as an employee director, or until death, if earlier. Ms. Bravo, Mr. Marquis and Mr. Shutzer are the only directors entitled to participate in this plan. Mr. Marquis received benefits totaling $60,167 under this plan in Fiscal 2018.

The Deferral Plan permits directors to defer up to one hundred percent of their cash compensation and invest the amounts they defer in accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

Name	Director Contribution In Last Fiscal Year ($) (a)	Registrant Contribution In Last Fiscal Year ($)	Aggregate Earnings/(Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Gary E. Costley	—	—	(1,086)	134,097
Roger N. Farah	228,204	—	3,290	—	330,453
Charles K. Marquis	—	—	(8,008)	817,257	—
William A. Shutzer	—	—	(138,944)	—	1,739,116
Notes

(a)	Includes amounts that are also included in the amounts shown in the column headed "Fees Earned or Paid in Cash" in the Director Compensation Table at PS-99.
Adopted in September 2018, the Director Fee Deferral Plan permits non-management directors to elect that all or a portion of their cash retainer fees (other than any fees subject to deferral under the Deferral Plan) be settled by a grant of RSUs. No compensation payable to non-management directors during Fiscal 2018 was eligible for deferral under the Director Fee Deferral Plan. Compensation payable to non-management directors during Fiscal 2019 will be eligible for deferral under such Plan.
As an employee, Alessandro Bogliolo received no separate compensation for service as a director during Fiscal 2018.

Additional Compensation from JANA Partners LLC
In addition to the compensation described above to be paid by the Company as compensation for his service as a director, Francesco Trapani received additional compensation from JANA in connection with his appointment to the Board. Pursuant to the nomination agreement entered into between JANA and Mr. Trapani in February 2017 (the "Nomination Agreement"), in which Mr. Trapani agreed to serve as a nominee of a JANA affiliate for election or appointment to the Board, Mr. Trapani received from JANA:

•	$100,000 in cash paid by JANA within three business days of the date of the Nomination Agreement;

•
$150,000 in cash paid by JANA within three business days of the appointment of Mr. Trapani to the Board in February 2017. The Nomination Agreement requires Mr. Trapani to hold an amount of Company common stock with a fair market value equal to the estimated after-tax proceeds of $250,000 (assuming a combined federal, state and city tax rate of 45%) until at least the later of (i) the first date as of which Mr. Trapani is no longer a director of the Company and (ii) three years from the date of his appointment or election. As Mr. Trapani owned more than such after-tax amount in Company common stock at the time of his appointment to the Board, he was not required to invest any additional funds in Company shares; and

•
certain cash settled stock appreciation rights ("SARs") with respect to a total of 75,000 shares of Company common stock as follows: (i) SARs with respect to 37,500 shares payable in 2020 (the "2020 SARs"); and

TIFFANY & CO.

(ii) SARs with respect to 37,500 shares payable in 2022 (the "2022 SARs"). The payment obligations with respect to the 2020 SARs and 2022 SARs were subject to the requirement that Mr. Trapani served as a director for one full term. The amounts payable by JANA with respect to the SARs, if any, will be based on the increase in value from the share price on the date of the Nomination Agreement and the lesser of the share price and the 30 day volume weighted average price on the third anniversary (in respect of the 2020 SARs) and fifth anniversary (in respect of the 2022 SARs) of Mr. Trapani's appointment to the Board, as applicable.
The 2020 SARs vest immediately on the third anniversary of Mr. Trapani's appointment to the Board and the 2022 SARs vest immediately on the fifth anniversary of his appointment to the Board. The 2020 SARs and 2022 SARS will be settled in cash within 10 business days of the applicable vesting date.
The payment obligations with respect to the 2020 SARs and 2022 SARs are subject to the terms of the Nomination Agreement. The Company is not party to the Nomination Agreement nor is the Company responsible for any of the payments thereunder.

TIFFANY & CO.

EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2018)

	Column A		Column B	Column C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	2,115,840	[a]	$91.68	5,205,134	[b]
Equity compensation plans not approved by security holders	—		—	—
Total	2,115,840	[a]	$91.68	5,205,134	[b]

(a)
Shares indicated are the aggregate of those issuable upon exercise of outstanding options awarded under the Company's 2014 Employee Incentive Plan and the 2017 Directors Equity Plan (the "Directors Plan"). They do not include 1,121,803 shares issuable with respect to stock units awarded under those plans. They also do not include shares issuable under options that were awarded and remain outstanding under the Company's 2005 Employee Incentive Plan, which total 46,993 shares, or under options or restricted stock units that were awarded and remain outstanding under the Company's 2008 Directors Equity Plan, which total 222,017 and 12,387 shares, respectively. All amounts shown take into account accrued dividend equivalent units where applicable.

(b)	Shares indicated are the aggregate of those available for grant under the 2014 Employee Incentive Plan and the Directors Plan.

TIFFANY & CO.

OTHER MATTERS
Shareholder Proposals for Inclusion in the Proxy Statement for the 2020 Annual Meeting

If you wish to nominate a candidate for election as a director to be included in the Company's Proxy Statement for our 2020 Annual Meeting, we must receive notice of such nomination no earlier than November 19, 2019 and no later than December 19, 2019. If you wish to submit a proposal of other business to be included in the Company's Proxy Statement for our 2020 Annual Meeting, we must receive such proposal no later than December 19, 2019. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department).
Other Proposals
If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, but do not intend for such nomination or proposal to be included in the Company's Proxy Statement for the 2020 Annual Meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2020 Annual Meeting, but not intended to be included in the Company's Proxy Statement, must be received by the Company no earlier than February 5, 2020 and no later than March 6, 2020.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of the SEC and our By-laws.

Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 200 Fifth Avenue, 14th floor, New York, New York 10010 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company's website www.tiffany.com, by clicking "Investors" and selecting "Financials." Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

TIFFANY & CO.

Reminder to Vote
Please be sure to either complete, sign and mail the proxy card or voting instruction form, as applicable, in the return envelope provided or call in your instructions or vote via the Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
Leigh M. Harlan
Secretary

New York, New York
April 17, 2019

TIFFANY & CO.

APPENDIX I
NON-GAAP MEASURES

Net Sales. The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars ("constant-exchange-rate basis"). Sales on a constant-exchange-rate basis are calculated by taking the current year's sales in local currencies and translating them into U.S. dollars using the prior year's foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	2018
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	7%	1%	6%
Americas	5	—	5
Asia-Pacific	13	—	13
Japan	8	2	6
Europe	3	1	2
Other	(20)	—	(20)

Net earnings. Internally, management monitors and measures its earnings performance excluding certain items listed below. Management believes excluding such items provides a useful supplemental basis for the assessment of the Company's results relative to the corresponding period in the prior year. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in millions, except per share amounts)	GAAP	Charges related to the 2017 Tax Act(a)	Non-GAAP
Year Ended January 31, 2018
Provision for income taxes	$390.4	$(146.2)	$244.2
Effective income tax rate	51.3%	(19.2)%	32.1%
Net earnings	370.1	146.2	516.3
Diluted earnings per share*	2.96	1.17	4.13

(a)
Net expense recognized in 2017 related to the estimated impact of the 2017 U.S. Tax Cuts and Jobs Act (the "2017 Tax Act"). See "Item 8. Financial Statements and Supplementary Data–Note N. Income Taxes" in our Annual Report on Form 10-K, filed with the SEC on March 22, 2019, for further information.

TIFFANY & CO.

(in millions, except per share amounts)	GAAP	Impairment charges (b)	Non-GAAP
Year Ended January 31, 2017
Selling, general and administrative ("SG&A") expenses	$1,752.6	$(38.0)	$1,714.6
As a % of sales	43.8%		42.8%
Earnings from operations	746.4	38.0	784.4
As a % of sales	18.7%		19.6%
Provision for income taxes (c)	230.5	14.0	244.5
Net earnings	446.1	24.0	470.1
Diluted earnings per share *	3.55	0.19	3.75
*Amounts may not add due to rounding.

(b)	Expenses associated with the following:

•
$25.4 million of pre-tax expense ($16.0 million after tax expense, or $0.13 per diluted share) associated with an asset impairment charge related to software costs capitalized in connection with the development of a finished goods inventory management and merchandising information system. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations–Information Systems Assessment" in our Annual Report on Form 10-K, filed with the SEC on March 22, 2019, for further information; and

•
$12.6 million of pre-tax expense ($8.0 million after tax expense, or $0.06 per diluted share) associated with impairment charges related to financing arrangements with diamond mining and exploration companies. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations–Financing Arrangements with Diamond Mining and Exploration Companies" in our Annual Report on Form 10-K, filed with the SEC on March 22, 2019, for further information.

(c)
The income tax effect resulting from the adjustments has been calculated as both current and deferred tax benefit (expense), based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying adjustment.

Free Cash Flow. Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company's operating cash flows. The following table reconciles GAAP net cash provided by operating activities to non-GAAP free cash flow:

(in millions)	2018	2017
Net cash provided by operating activities [a]	$531.8	$932.2
Less: Capital expenditures	(282.1)	(239.3)
Free cash flow	$249.7	$692.9

[a]	The decrease in 2018 compared to 2017 primarily reflected increases in inventory purchases and cash payments for income taxes.

TIFFANY & CO.

TIFFANY & CO.

TIFFANY & CO.
200 FIFTH AVENUE
ATTN: INVESTOR RELATIONS
NEW YORK, NY 10010

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SHAREHOLDER MEETING REGISTRATION
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E73672-P19165

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TIFFANY & CO.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Alessandro Bogliolo	☐	☐	☐
1b. Rose Marie Bravo	☐	☐	☐
1c. Hafize Gaye Erkan	☐	☐	☐
1d. Roger N. Farah	☐	☐	☐
1e. Jane Hertzmark Hudis	☐	☐	☐
1f. Abby F. Kohnstamm	☐	☐	☐
1g. James E. Lillie	☐	☐	☐
1h. William A. Shutzer	☐	☐	☐
1i. Robert S. Singer	☐	☐	☐
1j. Francesco Trapani	☐	☐	☐
1k. Annie Young-Scrivner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

TIFFANY & CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
TUESDAY, JUNE 4, 2019

The Annual Meeting of Shareholders of Tiffany & Co. (the "Company") will be held at The Rubin Museum of Art, 150 West 17th Street, New York, New York on Tuesday, June 4, 2019, at 2:00 p.m. EDT to consider and take action on the following:

1. Election of 11 directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;
2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2019; and
3. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers in Fiscal 2018.

All shareholders of record as of the close of business on April 5, 2019 will be entitled to notice of, to attend and to vote at the Meeting or any adjournments thereof. The transfer books will not be closed.

A list of shareholders entitled to vote will be available for inspection by interested shareholders at the offices of the Company, 727 Fifth Avenue, New York, New York, commencing on May 24, 2019 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders.
The Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2019 are available at: www.proxyvote.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM IN THE ENCLOSED ENVELOPE. ▼

E73673-P19165

TIFFANY & CO.

Proxy — Tiffany & Co.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD JUNE 4, 2019, AT 2:00 P.M. EDT AT THE RUBIN MUSEUM OF ART, 150 WEST 17TH STREET, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1; "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2019 IN ITEM 2; AND "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN FISCAL 2018 IN ITEM 3.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1, AND "FOR" ITEMS 2 AND 3. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.

The undersigned hereby appoints A. BOGLIOLO, M. J. ERCEG, L. M. HARLAN and each of them as proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2019 Annual Meeting of Shareholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of, or may properly come before, the meeting.

YOUR VOTE IS IMPORTANT. EVEN IF YOU WISH TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, CALL IN YOUR VOTE, OR SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

TIFFANY & CO.